SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Check the appropriate box:

|X|   Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|_|   Definitive Information Statement

                         Neo Modern Entertainment Corp.
                         ------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|_|   No fee required.

|X|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            Common Stock, par value $.001
            --------------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:
            28,764,565
            --------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            $.12
            --------------------------------------------------------------------

      4)    Proposed maximum aggregate value of transaction:

            $3,451,747.80
            --------------------------------------------------------------------

      5)    Total fee paid:

            $690.35
            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

      Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            --------------------------------------------------------------------

      2)    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3)    Filing Party:

            --------------------------------------------------------------------

      4)    Date Filed:

            --------------------------------------------------------------------

                       PRELIMINARY - SUBJECT TO COMPLETION

                         NEO MODERN ENTERTAINMENT CORP.
                              INFORMATION STATEMENT
                 GENERAL INFORMATION- YOUR VOTE IS NOT REQUIRED

                      We Are Not Asking You for a Proxy and
                    You are Requested Not To Send Us a Proxy

                                  INTRODUCTION

      This Information Statement is being mailed on or about February 14, 2001 by Neo Modern Entertainment Corp. ("Neo Modern"), a California corporation, to all holders of record at the close of business on January 22, 2001 (the "Record Date") of Neo Modern's common stock, $.001 par value per share, to describe the proposed merger of Chinawe.com Inc. ("Chinawe"), a Delaware corporation, with and into Neo Modern. Upon completion of the merger, each outstanding share of Chinawe common stock will be converted into 2,876.4565 shares of Neo Modern common stock. Outstanding shares of Neo Modern common stock will remain outstanding with no change, except for those holders who elect to demand their appraisal rights. Neo Modern plans to complete the merger on February __, 2001 or as soon thereafter as practicable. The sole stockholder of Chinawe is Gonet Associates Limited, a British Virgin Island entity. See "Beneficial Ownership Information - Chinawe Common Stock," and "The Merger - Chinawe's Reasons for the Merger."

      After careful consideration, Neo Modern's Board of Directors approved and authorized an Agreement and Plan of Merger dated as of October 24, 2000, as amended ("Merger Agreement"), between Neo Modern and Chinawe, and the transactions contemplated therein. A copy of the Merger Agreement is attached as Appendix A hereto. Neo Modern's directors and certain of their affiliated entities have agreed, in their capacity as shareholders of Neo Modern, to provide their written consent in favor of the merger of Neo Modern and Chinawe. As of the Record Date, there were 11,235,435 shares of Neo Modern common stock outstanding. Each share of Neo Modern common stock is entitled to one vote. The Neo Modern directors and their affiliates own an aggregate of 8,882,190 shares of Neo Modern common stock or 79% of the outstanding shares. Such approval and consent by the Neo Modern directors and their affiliates are sufficient under California corporate law to effectuate and complete the merger. Accordingly, the Merger Agreement will not be submitted to other shareholders of Neo Modern for a vote, and this document is being furnished to shareholders solely to provide them with certain information in accordance with the requirements of California law and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C.

      Rafal Zielinski and a corporation controlled by him, Filmart Inc., currently own 78% of the outstanding Neo Modern common stock and, after the merger and other related transactions, will hold approximately 9.8% of the outstanding Neo Modern common stock.

      You have the right to elect appraisal rights under California law within 20 days from the date of mailing of this document. See "The Merger - Appraisal Rights" and Appendix B.

      After the merger, shares of Neo Modern common stock will represent the combined assets and business of Chinawe and Neo Modern except that the pre-existing Neo Modern business, namely that of film production, will cease soon after the merger has been effected when these assets and properties pertaining to such business will be transferred to prior management of Neo Modern. See "Transfer of Pre-Existing Neo Modern Film Assets Following Merger" and Appendix C. It is anticipated that, following the effectiveness of the merger, the name of the surviving corporation will be changed from Neo Modern Entertainment Corp. to Chinawe.com Inc. to better reflect the ongoing business of the surviving entity.

      THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                TABLE OF CONTENTS
                                                                            Page
Questions and Answers About the Merger ...................................    1
Summary Term Sheet .......................................................    3
Pro Forma Financial Data .................................................    7
Disclosure Regarding Forward-looking Information .........................    8
Investment Considerations and Risk Factors ...............................    9
Beneficial Ownership Information .........................................   19
    Neo Modern Common Stock ..............................................   19
    Chinawe Common Stock .................................................   20
The Merger ...............................................................   21
    The Parties ..........................................................   21
    Overview of the Merger ...............................................   21
    Merger Consideration .................................................   21
    Background of the Merger .............................................   22
    Neo Modern's Reasons for the Merger ..................................   23
    Chinawe's Reasons for the Merger .....................................   24
    No Opinion of Independent Financial Advisor ..........................   24
    Shareholder Action ...................................................   25
    Tax Treatment ........................................................   25
    Accounting Treatment .................................................   26
    Corporate Structure after the Merger .................................   26
    Regulatory Matters ...................................................   26
    Obligations of the Post-Merger Corporation ...........................   26
    What We Must Do to Complete the Merger ...............................   27
    Interests of Directors and Officers in the Merger that are
      Different from Your Interests ......................................   27
    Other Provisions of the Merger Agreement .............................   27
    Exchange of Certificates Unnecessary .................................   28
    Resales of Neo Modern Common Stock by Affiliates of Chinawe ..........   29
    Appraisal Rights .....................................................   29
Stock Prices and Dividend Information ....................................   32
Business of Chinawe ......................................................   33
Management's Discussion and Analysis or Plan of Operation ................   47
Chinawe.com - Financial Statements For Years Ended 12/31/99 and 1998
    and Nine Months (unaudited) ending 9/30/00 ...........................   F-1
Where You Can Find More Information
APPENDICES
    Agreement and Plan of Merger between Neo Modern and Chinawe...........   A-1
    Appraisal Rights of Neo Modern Shareholders - Chapter 13 of the
        California General Corporation Law dealing with Appraisal ........   B-1
    Transfer of Pre-Existing Neo Modern Film Assets Following Merger .....   C-1
    Neo Modern Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000 ...............................................  D-1
    Neo Modern Quarterly Report on Form 10-QSB for the quarterly
        period ended September 30, 2000 ..................................   E-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What will happen to outstanding shares of Chinawe and Neo Modern common stock?

A: Upon completion of the merger, each outstanding share of Chinawe common stock will be converted into 2,876.4565 shares of Neo Modern common stock. Outstanding shares of Neo Modern common stock will remain outstanding with no change, except for those holders who elect to demand their appraisal rights. After the merger, shares of Neo Modern common stock will represent the combined assets and business of Neo Modern and Chinawe. The sole stockholder of Chinawe will receive 28,764,565 newly issued Neo Modern shares equal to 71.9% of the Neo Modern common stock to be outstanding upon completion of the merger. In addition, the sole shareholder of Chinawe is purchasing 4,835,435 shares of Neo Modern's common stock from existing stockholders at a price of approximately $.04 per share, thereby bringing its ownership up to approximately 84% of the issued and outstanding shares of common stock of Neo Modern following the merger. See "The Merger - Merger Consideration".

Q: Is the merger taxable?

A: Neo Modern and Chinawe each expect the merger to be tax-free. It is expected that neither Neo Modern, Chinawe nor their shareholders should recognize any gain or loss for U.S. federal income tax purposes in connection with the merger, except that Neo Modern stockholders who perfect their appraisal rights will recognize gain or loss on the cash received. In addition, no gain or loss should be recognized by Neo Modern shareholders who retain their Neo Modern common stock as a result of the merger. However, no legal opinion to this effect is being obtained.

Q: Why isn't a meeting of shareholders being held?

A: California law allows shareholders to act by written consent instead of holding a meeting of shareholders, unless prohibited by the Articles of Incorporation. Neo Modern's Articles of Incorporation does not prohibit shareholder action by written consent. See "The Merger-Shareholder Action."

Q: Is my vote required to approve the merger?

A: No. The affirmative vote by the holders of a majority of the outstanding shares as of the Record Date is required to approve and adopt the Merger Agreement. The Neo Modern directors, together with Filmart, own approximately 79% of the outstanding Neo Modern common stock and have agreed to approve the merger by written consent. APPROVAL AND ADOPTION OF THE MERGER AGREEMENT IS ASSURED WITHOUT THE VOTE OF ANY OTHER NEO MODERN SHAREHOLDER. See "The Merger - Shareholder Action."

Q: Am I entitled to appraisal rights?

A: Yes. Neo Modern shareholders are entitled to appraisal rights in connection with the merger. See "The Merger - Appraisal Rights" and Appendix B hereto.

Q: When do you expect the merger to be completed?

A: We expect to complete the merger in February 2001 following the execution of merger certificates and their filing in the states of Delaware and California, respectively.

Q: Do I need to exchange my stock certificates?

A: No.

Q: What is the current business of Neo Modern?

A: Neo Modern is a development company, attempting to produce low cost motion pictures. It is presently inactive due to an inability to raise funds to complete pending productions and enter into new arrangements.

Q: What is the business of Chinawe?

A: Chinawe, through its subsidiary companies based overseas, is in the business of (a) enabling e-commerce transactions for small and medium size producers of goods on Mainland China ("PRC") for sale to overseas wholesale customers, and
(b) managing assets located in the PRC by attempting to expedite transactions between Chinese operators of these assets and overseas purchasers and joint-venturers.

Q: Why is this transaction being entered into?

A: Management of Neo Modern and Chinawe believe that the Neo Modern business efforts should be terminated in favor of the Chinawe business. The Chinawe business presents a more dynamic and growing field which should be vibrant and profitable, presenting a better opportunity for financing through a company whose shares are publicly traded and, it is hoped, to increase your shareholder value.

Q: Who do I call if I have questions about the merger?

A: Neo Modern shareholders may call its legal counsel, Donald S. Burris, of the firm of Burris & Hairrell, LLP, at (310) 442-5559.

                               SUMMARY TERM SHEET

      This section highlights selected information in this document and may not contain all of the information important to you. We urge you to read carefully the entire document, including the Appendices, to fully understand the merger.

Chinawe's Stockholder will control Neo Modern After the Merger.

      If the merger is completed, Chinawe's stockholder will own approximately 84% of the common stock of Neo Modern (see pages 21 & 22).

Chinawe Stockholder Will Receive Neo Modern Common Stock.

      Neo Modern will issue 28,764,565 new shares of Neo Modern common stock to the single record and four beneficial shareholders of Chinawe, which equals 71.9% of the total of 40,000,000 shares expected to be outstanding when the merger is completed. For purposes of the Merger Agreement, we assigned a value of $.04 per share to these new shares, which is slightly below recent market prices.

Our Reasons for the Merger.

      o Chinawe is actively engaged in the businesses of: (a) permitting small and medium producers of a wide variety of products who are based primarily in the Southeast portion of Mainland China (in the People's Republic of China or "PRC") to offer their goods for sale to purchasers in America and Western Europe; and (b) managing and offering for sale to non-PRC persons and entities a wide variety of assets based in the PRC which banks and other Chinese related entities are offering for sale. (See "Business Description - Chinawe" at page 33.) Neo Modern has lost money historically, is presently inactive in its conduct of business and has no present access to capital. (See "The Merger - The Parties" at page 21.)

      o Chinawe's business appears to be in a better position and more likely to secure financing than the presently inactive Neo Modern business.

      o The current shareholders of Neo Modern will hold sixteen (16%) percent of the common stock of the combined company, even though Neo Modern is inactive, with no liquid assets and there is being distributed to Neo Modern sufficient cash to pay its current indebtedness.

We Did Not Receive Any Independent Fairness Opinion.

      The Board of Directors of Neo Modern negotiated the terms of the Merger Agreement with Chinawe. While the Board believes that these negotiations were conducted at arm's length, you should note that Rafal Zielinski controls Neo Modern and will receive a transfer of the Neo Modern film assets in the near future. The Board of Directors of Neo Modern believes that the terms of the merger and the Merger Agreement are fair, from a financial point of view, to Neo Modern's shareholders, and the

Board unanimously approved the Merger Agreement. In this connection, the independent directors of Neo Modern voted to approve the transaction including any benefits accruing to Mr. Zielinski (while Mr. Zielinski abstained) and the Board neither sought nor obtained a fairness opinion from an independent third party. (See "The Merger - No Opinion of Independent Financial Advisor" at page 24.)

Neo Modern Shareholders Will Retain Their Current Shares.

      Since Chinawe is merging into Neo Modern, the shareholders of Neo Modern will continue to hold the same number of shares of Neo Modern common stock, except for those Neo Modern shareholders who demand appraisal rights. You do not need to exchange your Neo Modern stock certificate for a new certificate. Current Neo Modern shareholders will hold a total of approximately 16% of the common stock in the combined company.

We Are Not Asking Neo Modern Shareholders to Vote.

      Because Mr. Zielinski and his affiliate hold more than enough of the outstanding Neo Modern common stock to approve the merger and have done so by written consent, approval and adoption of the Merger Agreement is assured. Each of the directors of Neo Modern have also agreed to approve the merger as stockholders by written consent.

The Merger Will Not Be Taxable to Neo Modern's Shareholders.

      Neo Modern shareholders who do not demand appraisal rights will retain their current shares and will not recognize any gain or loss for tax purposes. Neo Modern shareholders who demand and perfect their appraisal rights will receive cash equal to the fair value of their shares and will recognize gain or loss on the cash they receive. (See "The Merger - Tax Treatment" at page 25.)

You Have Appraisal Rights.

      Under California law, you have dissenters' appraisal rights with respect to your Neo Modern shares. If you do not wish to retain your shares, you can dissent from the merger and instead choose to have the fair value of your shares paid to you in cash. In order to exercise your rights, you must follow specific procedures. You should carefully read Chapter 13 of the California General Corporation Law which is included as Appendix B. See also "The Merger - Appraisal Rights" at page 29.

Interests of Directors and Officers in the Merger.

      o Chinawe can designate all three directors of the combined company (see page 27), and it is anticipated that the former Neo Modern directors will resign as such following the merger.

      o The directors, officers and employees of both companies will be indemnified to the fullest extent permitted under applicable law. (See "The Merger - Obligations of the Post-Merger Corporation" at page 26.)

      We Intend to Complete the Merger in February, 2001.

      The following events need to occur before the merger can be completed in February, 2001:

            (1) Neo Modern stockholders shall have received this Information Statement at least 20 days prior to the proposed merger date.

            (2) Certificates of Merger to be filed in the States of California and Delaware shall have been duly executed by Neo Modern and Chinawe, respectively, and filed.

            (3) No event of default shall have occurred under the Agreement and Plan of Merger (see Exhibit A).

Market Value Information.

      The following table sets forth the average of the closing high bid and low asked prices per share of Neo Modern common stock on (1) November 13, 2000, the last trading day before public announcement of the signing of the Merger Agreement; and (2) January 29, 2001, the latest available date prior to the mailing of this document.

                                               Neo Modern
                                              Common Stock
                                              ------------

      Date                          High Bid               Low Asked
-----------------                   --------               ---------

November 15, 2000                    $0.125                  $0.156

January 29, 2001                     $0.11                   $0.156

There is no market for the Chinawe common stock.

      As of the January 22, 2001 record date for transmittal of this Information Statement to Neo Modern's shareholders, the outstanding shares of Neo Modern common stock were held by approximately 141 record owners and the outstanding shares of Chinawe common stock were held by four beneficial owners and one record owner.

      The market price of Neo Modern common stock may fluctuate between the date of this document and completion of the merger. We cannot give you any assurance about the market price of Neo Modern common stock before or after the merger. Changes in the market price of the Neo Modern common stock will not affect the number of shares to be issued to the shareholders of Chinawe in the merger.

                            PRO FORMA FINANCIAL DATA

      The following pro forma financial information has been prepared on an unaudited basis, based upon the balance sheets of Neo Modern and Chinawe, respectively, as at September 30, 2000 and reflects the results of the proposed merger.

                          NEO MODERN ENTERTAINMENT CORP
                               SEPTEMBER 30, 2000

                                                                         Disposition of  Acquisition of
                                                            Historical     Neo Modern        Chinawe        Pro forma
                    Assets
Current Assets:
 Cash                                                       $      --       $      --       $ 338,774       $ 338,774
 Subscription receivable                                           --              --              --              --
 Accounts receivable                                               --              --          67,925          67,925
 Other accounts receivable, deposits and prepayments               --              --           4,611           4,611
                                                            ---------------------------------------------------------
 Total current assets                                              --              --         411,310         411,310
Other assets:
 Completed film, net                                           19,626         (19,626)                             --
 Organization costs, net                                        1,100          (1,100)                             --
 Projects in process                                          342,046        (342,046)                             --
 Plant and equipment                                                               --           4,017           4,017
                                                            ---------------------------------------------------------
 Total assets                                                 362,772        (362,772)        415,327         415,327
                                                            =========================================================
      Liabilities and Stockholders' Equity
Current liabilities:
 Trade payable                                                 75,147         (75,147)                             --
 Accounts payable                                                  --              --           5,871           5,871
 Other accounts payable and accrued expenses                       --              --          38,644          38,644
 Customer deposits                                                 --              --          74,164          74,164
 Advances from related parties                                     --              --         387,474         387,474
                                                            ---------------------------------------------------------
 Total current liabilities                                     75,147         (75,147)        506,153         506,153

 Long term liabilities                                        215,785        (215,785)             --              --
                                                            ---------------------------------------------------------
 Total Liabilities                                            290,932        (290,932)        506,153         506,153
Shareholders' equity (deficit)
 Common stock                                                  11,235         (11,235)            100             100
 Preferred stock                                                   --              --              --              --
 Paid-in capital                                              220,422        (220,422)             --              --
 Accumulated deficit                                         (159,817)        159,817         (90,926)        (90,926)
 Accumulated comprehensive loss                                    --              --              --              --
                                                            ---------------------------------------------------------
 Total stockholders' equity                                    71,840         (71,840)        (90,826)        (90,826)
                                                            ---------------------------------------------------------
 Total liabilities and stockholders' equity (deficit)         362,772        (362,772)        415,327         415,327
                                                            =========================================================

1.    Description of the transaction:

      On October 17, 2000, Neo Modern entered into a Merger Agreement and Plan of Reorganization with Chinawe. Neo Modern is a publicly traded non-operating entity. At closing, Chinawe's stockholders will receive approximately 79% of the post merger issued and outstanding Neo Modern common stock (approximately 28,764,565 shares) par value $.001 per share in exchange for their Chinawe common stock. Neo Modern plans to record this transaction as an acquisition and recapitalization. The unaudited pro forma balance sheet gives effect to this transaction as if it had occurred on September 30, 2000.

2.    Description of pro forma adjustments:

      (1) The merger agreement provides that promptly following the closing date, Neo Modern will have no assets nor liabilities. The Neo Modern principals will acquire all pre-acquisition assets and liabilities of Neo Modern immediately after closing of the agreement.

      (2) The transition has been recorded as a reverse acquisition. The purchase price applied to the reverse acquisition has been based on the net book values of the underlying net assets of Chinawe. Because Chinawe is effectively the surviving entity, the assets and liabilities presented in the pro forma balance sheet are those of Chinawe as of September 30, 2000.

                DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

      This document contains forward-looking statements about Neo Modern, Chinawe and the combined company, which we believe, are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information in this document regarding the financial condition, results of operations and business of Neo Modern following the consummation of the merger. They also include statements relating to the benefits expected to be realized from the merger and the expected impact of the merger on Neo Modern's financial performance and earnings estimates for the combined company. Forward-looking statements are also identified by words such as "believe," "anticipate," "estimate," "expect," "intend," "plan" or similar expressions. Forward-looking statements involve certain risks and uncertainties. You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated into this document by reference, could affect the future results of Neo Modern and Chinawe, and of Neo Modern after the merger and could cause those results to differ materially from those expressed in our forward-looking statements:

o revenues following the merger may be lower than expected, or operating costs, customer loss and business disruption following the merger may be greater than expected;

o costs or difficulties related to the integration of the business of Chinawe may be greater than expected;

o general economic conditions, either nationally or regionally, may be less favorable than expected;

o     competitive pressure in Chinawe's business may increase; and

o political concerns could interfere with world trade with the PRC as could currency controls and related factors.

                   INVESTMENT CONSIDERATIONS AND RISK FACTORS

      Set forth below are certain risks and uncertainties relating to the Chinawe business (which will be the business of the surviving company). These are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of the following risks actually occur, our business, operating results or financial condition could be materially adversely affected.

                     RISKS RELATING TO THE CHINAWE BUSINESS

WE HAVE A HISTORY OF LOSSES, WE EXPECT TO LOSE MONEY IN THE FUTURE AND WE MAY NOT ACHIEVE OR SUSTAIN PROFITABILITY

      Since formation of Chinawe , we have been developing our business and have achieved a low level of revenues and our operations reflect a cumulative deficit of approximately $204,000 through September 30, 2000. We anticipate additional losses going forward as we attempt to increase revenues and become profitable.

WE REQUIRE ADDITIONAL FUNDS TO IMPLEMENT OUR CURRENT PLANS AND FINANCE FUTURE GROWTH

      Our business model assumes that we will have substantial additional funds to implement the full range of products and services we plan to offer. We require funds for the following purposes:

            To continue providing hardware and technical assistance to joint venture partners and others;

            To implement our marketing strategy and attract subscribers to both our e-messaging services and the Internet access services offered by Sichuan Guo Xun, including hiring additional persons.

            To take advantage of unanticipated opportunities, such as major strategic alliances or other special marketing opportunities, acquisitions of complementary businesses or assets;

            To respond to unanticipated developments or competitive pressures;
            and

            To develop our future products such as the TVTopBox and our proposed Web portal.

      We will seek to obtain additional funds through sales of equity and/or debt, or other external financing in order to fund our current operations and to achieve our business plan. We cannot assure that any additional capital resources will be available to us, or, if available, will be on terms that will be acceptable to us. Any additional equity financing will dilute the equity interests of existing security holders. If adequate funds are not available or are not available on acceptable terms, our ability to execute our business plan and our business could be materially and adversely affected.

OUR MANAGEMENT HAS LIMITED EXPERIENCE IN THIS BUSINESS AND IN OPERATING A PUBLIC COMPANY

      Our management has not been involved in this particular business nor have we been involved in operating a public company. Becoming thoroughly familiar with these requirements could divert our management from other activities on behalf of the company.

WE MAY FACE RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS, INVESTMENTS, STRATEGIC PARTNERSHIPS OR OTHER VENTURES, INCLUDING WHETHER SUCH TRANSACTIONS CAN BE LOCATED, COMPLETED AND THE OTHER PARTY INTEGRATED WITH OUR BUSINESS ON FAVORABLE TERMS

      As part of our long term growth strategy, we may seek to acquire or make investments in complementary businesses, technologies, services or products or enter into strategic relationships with parties who can provide access to those assets, if appropriate opportunities arise. From time to time, we may enter into discussions and negotiations with companies regarding our acquiring, investing in, or partnering with their businesses, products, services or technologies. We may not identify suitable acquisition, investment or strategic partnership candidates, or if we do identify suitable candidates, we may not complete those transactions on commercially acceptable terms or at all. Acquisitions often involve a number of special risks, including the following:

            we may experience difficulty integrating acquired operations, products, services and personnel;

            we may be unable to retain acquired subscribers;

            the acquisition may disrupt our ongoing business;

            we may not be able to successfully incorporate acquired technology and rights into our service offerings and maintain uniform standards, controls, procedures, and policies;

            we may not be able to retain the key personnel of the acquired company;

            the businesses we acquire may fail to achieve the revenues and earnings we anticipated; and

            we may ultimately be liable for contingent and other liabilities, not previously disclosed to us, of the companies that we acquire.

      We may not successfully overcome problems encountered in connection with potential future acquisitions. In addition, an acquisition could materially adversely affect our operating results by:

            diluting your ownership interest;

            causing us to incur additional debt; and

            forcing us to amortize expenses related to goodwill and other intangible assets.

      Any of these factors could have a material adverse effect on our business. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. Furthermore, we may incur indebtedness or issue equity securities to pay for any future acquisitions.

IF WE FAIL TO EFFECTIVELY MANAGE OUR GROWTH, OUR BUSINESS WILL SUFFER

      If the Internet and e-messaging becomes as widely used in China as we expect and as estimates suggest and our business grows correspondingly, this rapid growth will place a significant strain on our managerial, operational, financial and information systems resources. To accommodate any significant increase in our size and manage our growth, we must implement and improve these systems and attract, train, manage and retain qualified employees. These demands will require us to add new management personnel and develop new expertise. If we fail to successfully manage our growth, our ability to maintain and increase our subscriber base will be impaired and our business will suffer.

RELIANCE ON THIRD PARTIES TO PROVIDE HARDWARE TO KEEP PACE WITH TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS AND REMAIN COMPETITIVE

      Both the Internet services market and advanced e-messaging market are characterized by rapidly changing technology, evolving industry standards, changes in subscriber needs and frequent new services and product introductions. We will rely on third parties to provide us with new products and services to enhance our Internet and advanced e-messaging services and no assurance can be given that such vendors will develop or offer to us these new services.

      Our future success depends, in part, on our ability to:

            use leading technologies to develop our technical expertise;

            enhance our existing services;

            develop or gain the right to offer new services that meet changing member needs on a timely and cost basis; and

            develop new products which are attractive to our subscribers and which may generate additional subscribers.

In particular, we must provide subscribers with the appropriate products, services and guidance to best take advantage of the rapidly evolving Internet and advanced e-messaging market. Our failure to respond in a timely and effective manner to new and evolving technologies could have a negative impact on our business. We may not succeed in adapting our Internet access business and advanced e-messaging services to new and faster access devices.

ANY DECLINE IN OUR SUBSCRIBER RETENTION LEVELS WILL ADVERSELY AFFECT US

      Our new subscriber acquisition costs will be substantial relative to the monthly fees we charge. Accordingly, our long term success largely depends on our retention of existing members. While we have invested and will continue to invest significant resources in our infrastructure and technical and member support capabilities, it is relatively easy for Internet users and e-messaging customers to switch to competing providers. Consequently, our investments may not help member retention. Any significant loss of members will substantially decrease our revenue and cause our business to suffer.

WE MAY BE SUBJECT TO LIABILITY AND OUR REPUTATION MAY SUFFER BECAUSE OF SPAMMING, LOST OR MISDIRECTED MESSAGES OR OTHER PROBLEMS.

      We may be subject to risks from claims resulting from unsolicited messages (or spamming), lost or misdirected messages, illegal or fraudulent use of or interruptions or delays in service. Even to the extent these claims do not result in ultimate liability to the company, we could incur significant costs in investigating or defending against these claims, or in implementing measures to reduce our exposure to such liability. These types of claims may also hurt our reputation. Any imposition of liability could materially adversely affect our business, financial condition and operating results.

NETWORKS ARE SUBJECT TO SECURITY RISKS AND INAPPROPRIATE USE BY INTERNET USERS THAT COULD INTERRUPT OUR SERVICES

      The future success of our business will depend on the security of the networks of third parties over which we have no control. Despite implementation of security measures, we remain vulnerable to computer viruses, sabotage, break-ins and similar disruptive problems caused by subscribers or other Internet users.

OUR SERVICES AND REPUTATION MAY BE ADVERSELY AFFECTED BY SOFTWARE DEFECTS

      Our services depend on complex software developed by third parties, such as the software which drives our Internet and advanced e-messaging products. Software often contains defects, particularly when first introduced or when new versions are released. These defects could cause service interruptions that damage our reputation, increase our service costs, cause us to lose revenue, delay market acceptance or divert our development resources, any of which could materially adversely affect our business, operating results and financial condition. We may not discover software defects that affect our services or enhancements until we deploy the software.

                    RISKS RELATING TO DOING BUSINESS IN CHINA

OUR BUSINESS DEPENDS ON CONTINUED GROWTH OF THE INTERNET IN CHINA

      Our future success substantially depends on continued growth in the use of computers, the Internet and advanced e-messaging services in China. Although we believe that computer and Internet usage and the popularity of Web based and advanced messaging services in China will continue to grow as it has in the past, we cannot be certain that this growth will continue or that it will continue in its present form. The growth of computer usage and the Internet in China is constrained by the cost of computers and other Internet access devices to Chinese people relative to their annual income and current technology infrastructure and no assurance can be given that computers or other Internet access devices will be offered at prices within the budget of the average Chinese consumer or that the technological infrastructure will be enhanced. If Internet usage declines in China or evolves away from our business, our growth will slow or stop and our financial results will suffer.

INCREASED GOVERNMENT REGULATION MAY INCREASE OUR COST OF DOING BUSINESS OR CAUSE US TO CHANGE THE WAY WE CONDUCT OUR BUSINESS

      Any new legislation or regulation adopted by the PRC regarding the Internet, or the application or uncertainty relating to the application of existing laws and regulations to the Internet, could materially adversely affect our business, operating results and financial condition. Legislation could impair the growth of the Internet and decrease the acceptance of the Internet as a communications and commercial medium. This could decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse affect on our business, financial condition and operating results.

Further, the growth and development of the Internet messaging market may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. These laws may impose additional burdens on our business. For example, because we rely on the collection and use of personal data from our users for targeting advertisements, any laws or regulations that restrict our ability to collect or use such information may harm us. Hong Kong has enacted laws or adopted regulations that prevent Internet companies or Web portals from selling any information collected from users.

REGULATION OF THE INTERNET AND INFORMATION INDUSTRY IN THE PRC MAY ADVERSELY AFFECT OUR BUSINESS

      The PRC has enacted regulations governing the provision of ISP services, Internet access and the distribution of news and other information. The Chinese government regulates access to the Internet by imposing strict licensing requirements and requiring ISPs in China to use the international inbound and outbound Internet backbones. Our vendors of these services have acquired all licenses required to offer Internet access services in the parts of the PRC where we conduct business, but there can be no assurance that such licenses will be retained.

      We also note that the Chinese legal system is a civil law system in which decided legal cases have little precedential value. As a result, in many cases it is difficult to determine the type of content that may result in liability. We cannot predict the effect of further developments in the Chinese legal system, particularly with regard to the Internet, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. Periodically, the Ministry of Public Security has stopped the distribution of information over the Internet which it believes to be socially destabilizing. The Ministry of Public Security has the authority to cause any local ISP to block any Web site maintained outside of China at its sole discretion. Web sites that are blocked in China include many major news Web sites such as www.cnn.com, www.latimes.com, www.nytimes.com and www.appledaily.com.hk. These laws will affect the Chinese language Web portal which we propose to develop in the future.

      The Chinese government has also expressed its intention to closely control possible new areas of business presented by the Internet, such as Internet telephony. We cannot provide assurance that we will be able to obtain any necessary license required in the future or that future changes in Chinese government policies affecting the provision of ISP services, information services, including the provision of online services, will not impose additional regulatory requirements on us or our strategic partners, intensify competition in the Chinese information industry or otherwise have a material adverse effect on our business, financial condition and results of operations.

POLITICAL AND ECONOMIC FACTORS INVOLVED IN FREE TRADE, PARTICULAR AS THEY INVOLVE CHINA, COULD NEGATIVELY IMPACT OUR BUSINESS

      On November 15, 1999, the United States and the PRC reached a trade agreement whereby the PRC agreed to reduce tariffs on various industrial and agricultural products and lift many of the barriers that prevent US companies from doing business in China. This agreement was subsequently approved by the U.S. Congress. Under the agreement, the PRC agreed, among other things, to permit:

            o     foreign entities to invest in Chinese Internet businesses;

            o foreign entities to own up to 49% of Chinese telephone service providers, which would increase to 50% in two years;

            o foreign entities to establish their own product distribution systems and sell directly to Chinese customers;

            o foreign banks and insurance companies to offer services to Chinese customers in two years; and

            o foreign entities to own up to 33% of other financial services providers, which percent would increase to 49% at some time in the future.

The United States agreed, in return for these concessions, that it would support the PRC's entry into the World Trade Organization, the group that sets the rule for international commerce. Entry into the WTO would give the PRC access to international economic protections, such as protection from unfair trade practices abroad, but also would impose a body of rules on PRC's internal economy and put the PRC under the jurisdiction of international courts, which enforce the World Trade Organization's rules. The agreement is subject to approval by the United States Congress.

In addition, the PRC must negotiate and enter trade pacts with each of Japan and the European Union in order to gain their support to entry into the WTO and we cannot be certain that the PRC will be successful in concluding treaties with either of them.

It is impossible to predict how entry into the WTO would affect the PRC's economy or the manner in which it conducts business domestically and internationally.

THERE ARE ECONOMIC RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA

      The PRC economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. There can be no assurance that such growth will not continue to decrease or that any slow down will not have a negative effect on our business. The PRC economy is also experiencing deflation which may continue in the future. The current economic situation may adversely affect our profitability over time as expenditures for advertisements may decrease due to the results of slowing domestic demand and deflation. On October 7, 1998, the Guangdong International Trust and Investment Corporation, an investment holding company of Guangzhou Province, was declared insolvent and shut down by the PRC government. Subsequently, many other similarly situated PRC provincial investment holding companies have defaulted on their loans and experienced financial difficulties. As a result, our clients and suppliers may have limited access to credit which, in turn, may adversely affect our business. In addition, the international financial markets in which the securities of the PRC government, agencies and private entities are traded also have experienced significant price fluctuations upon speculation that the PRC government may devalue the Chinese Renminbi ("RMB") which could increase our costs relative to our PRC revenues. The Company's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past several years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social life. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO UTILIZE OUR REVENUES EFFECTIVELY

      We expect to derive a significant portion of revenues in the form of RMB. Although Chinese governmental policies were introduced in 1996 to allow greater convertibility of the RMB, significant restrictions still remain. We can provide no assurance that the Chinese regulatory authorities will not impose greater restrictions on the convertibility of the RMB. Any future restrictions on currency exchanges may limit our ability to utilize revenue generated in RMB to fund our business activities outside the PRC.

A CHANGE IN CURRENCY EXCHANGE RATES COULD INCREASE OUR COSTS RELATIVE TO OUR REVENUES

      We expect to generate substantially all of our revenues and to incur expenses and liabilities in RMB. A portion of such revenues will need to be converted into other currencies to meet foreign currency obligations such as payment of any dividends declared. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require PRC governmental approval. No assurance can be given that the operating subsidiaries within the Company will continue to be able to convert sufficient amounts of foreign currencies in the PRC's foreign exchange markets in the future for payment of dividends. We have not entered into agreements or purchase instruments to hedge our exchange rate risks although we may do so in the future.

                           RISKS RELATING TO OUR STOCK

POSSIBLE DELISTING OF OUR STOCK FROM TRADING ON THE ELECTRONIC BULLETIN BOARD

      Our common stock is listed on the electronic bulletin board of the over-the-counter market. Once delisted, we cannot predict when, if ever, our class of common stock would begin trading on the electronic bulletin board or any other market or exchange as the approval to relist the common stock is subject to review by the NASD.

BECAUSE OUR COMMON STOCK PRICE IS BELOW $5.00, WE ARE SUBJECT TO ADDITIONAL RULES AND REGULATIONS

      The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. Our common stock presently is a "penny stock". Because our stock is a "penny stock", it is subject to rules that impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors. There can be no assurance that the common stock will trade for $5.00 or more per share, or if so, when.

      Although we desire to list the common stock on the Nasdaq SmallCap Market and intend to apply for a listing on the SmallCap market at such time as we meet the listing criteria, there can be no assurance that we will ever qualify.

      In order to qualify for initial listing on the Nasdaq SmallCap Market a company must, among other things:

            have at least $4,000,000 in net tangible assets;

            have a $5,000,000 "public float;"

            have a minimum bid price for its securities of $4.00 per share;

            have maintain $2,000,000 in net tangible assets; and

            have a $1,000,000 market value of the public float.

      In addition, continued inclusion requires two market makers and a minimum bid of $1.00 per share. Failure to meet these maintenance criteria may result in the discontinuance of Nasdaq SmallCap Market listing.

      Absent Nasdaq SmallCap Market or other Nasdaq or stock exchange listing, trading, if any, in common stock will, as it presently is, continue in the electronic bulletin board administered by the National Association of Securities Dealers, Inc. As a result, you may find it difficult to dispose of or to obtain accurate quotations as to the market value of the common stock.

WE HAVE NO INTENTION OF PAYING DIVIDENDS

      We have never paid any cash dividends on our common stock. We currently intend to retain all future earnings, if any, for use in our business and do not expect to pay any dividends in the foreseeable future.

THE FUTURE SALE OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD CAUSE OUR STOCK PRICE TO FALL

      The market price of our common stock could fall if our shareholders sell substantial amounts of common stock, including shares issued upon the exercise of outstanding options, in the public market following this offering. Such sales might also make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

                        BENEFICIAL OWNERSHIP INFORMATION

Neo Modern Common Stock

      The following table sets forth, as of January 31, 2001, the amount of Neo Modern common stock beneficially owned by: (1) each person known to Neo Modern to be the beneficial owner of more than 5% of the outstanding Neo Modern common stock; (2) each director and executive officer of Neo Modern; and (3) all directors and executive officers of Neo Modern as a group. The table also shows the pro forma beneficial ownership of the above persons and entities upon completion of the merger.

                                                  Amount and
                                                  Nature of
Name and Address                                  Beneficial            Percent
of Beneficial Owner                               Ownership(1)(2)       of Class
-------------------                               ---------------       --------
Rafal Zielinski                                   8,768,956(3)             78%
Filmart, Inc.                                     5,811.976(4)             52%
Mike Gabrawy                                         63,967                  *
Regina A. Musolino                                   49,267                  *
All directors and executive officers
  as a group (3 persons)                          8,882,190(3)             79%

---------------

(1) Based on a total of 11,235,435 shares of common stock issued and outstanding. Unless otherwise stated, all addresses are c/o Neo Modern, 442 N. La Cienega Blvd., Suite 206, West Hollywood, CA 90048.
(2)   All such ownership is direct unless otherwise stated.
(3) Includes 5,811,976 shares held by Filmart, Inc., a corporation whose shares are owned by Mr. Zielinski.
(4) Pursuant to President/CEO Agreement by and between Neo Modern and Filmart Inc. dated as of March 21, 1997, pursuant to which Filmart loans out the services of Mr. Zielinski to Neo Modern, to act as, and to perform all duties of, President of Neo Modern.
  *      Less than 1%

Chinawe Common Stock

            The Chinawe common stock is owned by Gonet Associates Limited, a British Virgin Island company which is, in turn, beneficially owned by the four individuals listed below. The following table sets forth, as of January 22, 2001, the amount of Chinawe common stock beneficially owned by: (1) each person known to Chinawe to be the beneficial owner of more than 5% of the outstanding Chinawe common stock, (2) each director and executive officer of Chinawe, and
(3) all directors and executive officers of Chinawe as a group. The table also shows the pro forma beneficial ownership of the above persons and entities in the Neo Modern common stock upon completion of the merger and related transactions:

                                                    Pre-Merger                     Post-Merger
                                                    ----------                     -----------

                                            Amount and                     Amount and
                                            Nature of                      Nature of
                                            Beneficial                     Beneficial
Name and Address(1)                         Ownership          Percent     Ownership of   Percent
of Beneficial Owner(2)                      of Chinawe         of Class    Neo Modern     of Class
----------------------                      ----------         --------    ----------     --------
Gonet Associates Limited(2)                   10,000             100%      33,600,000         84%

   Vivian Wai Wa Chu(3)                          500               5%       1,680,000        4.2
   Man Ying Ken Wai(3)                         2,500              25%       8,400,000       21.0
   Man Keung Wai(3)                            5,500              55%      18,400,000       46.2
   Cheung Man Ki(3)                            1,500              15%       5,040,000       12.6
All directors and executive officers
  as a group (3 persons)                       8,500              85%                       71.4%

--------------------

(1) Address is 9A, Lucky Horse Industrial Building, 64 Tong Mi Road, Mongkok, Kowloon.

(2)   Record owner.

(3)   Beneficial owner, through ownership of shares of Gonet Associates Limited.

                                   THE MERGER

      This summary of the terms of the Merger Agreement may not contain all the information that is important to you. You should read the full text of the Merger Agreement which is attached as Appendix A. This summary is qualified in its entirety by reference to the Merger Agreement.

The Parties

Neo Modern is a development enterprise engaged in the production and exploitation of motion pictures. It has not been successful in this business to date. At November 14, 2000, the date of announcement of this merger, Neo Modern had operating losses of approximately $200,000 from its date of inception; Neo Modern also owed approximately $70,000 to third party creditors and $325,000 to its controlling stockholder, Rafal Zielinski and his affiliate. Pursuant to the Merger Agreement, Chinawe advanced $30,000 towards payment of existing third party indebtedness owing by Neo Modern and has committed itself to advancing another approximately $40,000 for such payments. A substantial portion of the indebtedness due to Mr. Zielinski and his affiliate will be eliminated when Neo Modern transfers substantially all of the assets and business, subject to existing liabilities, of Neo Modern's entertainment production business (pre-existing the merger) to Mr. Zielinski. These assets have little or no significant market value because they are either completed films which have already been distributed and have little or no revenue potential left, or projects in development which require substantial funding to be produced, or as in the case of the film-in-progress "Bohemia" which has not succeeded in attracting completion funding from outside sources have less and less of a realistic chance of being completed as time goes by. Because of the substantial number of shares to be issued to Chinawe's stockholder in the merger, it is not contemplated that any of the net operating loss carryforwards belonging to Neo Modern will be able to be utilized in the future.

      Chinawe owns a series of entities which conducts business in Hong Kong and the Peoples Republic of China ("PRC"). These entities have established a website whereupon producers of goods in the southeast portion of the PRC advertise and offer such items for sale to importers based primarily in the United States and Western Europe. In addition, Chinawe is engaged in activities with entities in the PRC for sale of substantial capital assets to foreign buyers.

Overview of the Merger

      Chinawe will be merged into Neo Modern. Neo Modern will be the surviving entity of the merger. Each outstanding share of Chinawe common stock will be converted into the right to receive 2,876.4565 shares of Neo Modern common stock. After the merger, current Neo Modern shareholders will own approximately 16% of the combined company and Chinawe's stockholder will own the remainder.

Merger Consideration

      Each outstanding share of Chinawe common stock will be converted into the right to receive 2,876.4565 shares of Neo Modern common stock. The Merger Agreement provides that the aggregate number of shares of Neo Modern common stock to be issued in the merger, when taken with other shares being acquired by Chinawe, will equal 84% of the Neo Modern common stock to be issued and outstanding immediately following completion of the merger. As of the Record Date, Neo Modern has 11,235,435 shares of common stock outstanding. Based on this amount, Chinawe's stockholder would receive 28,764,565 shares of Neo Modern common stock, which represents 71.9% of the total 40,000,000 shares of Neo Modern common stock to be outstanding following completion of the merger.

      Fractional shares of Neo Modern common stock will be issued in the merger if necessary.

      Neo Modern is authorized to issue up to 100,000,000 shares of common stock. Each share of common stock is entitled to one vote and to receive dividends when, as and if declared by the Board of Directors. Neo Modern also authorized the issuance of 10,000,000 shares of Class A Preferred Stock (the "Class A Preferred") and 10,000,000 shares of Class B Preferred Stock (collectively, the Preferred Stock"). Shares of the Class A Preferred are convertible into shares of common stock at a conversion ratio of 1:1. In the event of our liquidation, holders of the Class A Preferred shall be paid out ahead of the holders of the common stock. No shares of the Preferred Stock are currently issued and outstanding.

      On January 29, 2001, Neo Modern common stock closed at a high bid and low asked price of $0.11 per share and $0.156 per share, respectively. While these values may increase or decrease as a result of fluctuations in the market price of Neo Modern common stock, changes in the market price will not affect the number of shares of Neo Modern common stock to be issued in the merger.

Background of the Merger

      During 1998 and 1999, Neo Modern was substantially impacted by the negative performance of its film production business. At December 31, 1999, Neo Modern had a retained earnings deficit of $159,817, no cash assets (most of its net worth being attributable to projects under development) and limited financial and human resources. In early 2000, the Board of Directors established two major goals for Neo Modern: (1) preserve Neo Modern as a public entity, and
(2) define strategies to develop a business plan to generate profitability, including the acquisition of other businesses to maximize shareholder value to Neo Modern's shareholders.

      The Neo Modern Board successfully negotiated in November 2000 a merger of that entity with Chinawe.com Inc.

      After careful consultation, Neo Modern's board authorized the execution of the Merger Agreement. Following the conclusion of the board meetings, Neo Modern and Chinawe executed and delivered the Merger Agreement. Each director of both companies also executed a voting agreement obligating them to vote their shares for the adoption of the Merger Agreement. Neo Modern publicly announced the execution of the Merger Agreement in November 2000 as part of the filing of its Report on Form 10-QSB.

Neo Modern's Reasons for the Merger

      Neo Modern believes that the merger will:

o     return Neo Modern to the active conduct of business;

o provide an ability to raise money for its new business. Present management of Neo Modern has found the production of motion pictures and other entertainment productions requires substantially more financing than could be obtained heretofore by a small public entity such as Neo Modern. Accordingly, Neo Modern's active business has been at a standstill in recent times. By utilizing the public vehicle, Neo Modern's management felt that the company would be in a better position to maximize shareholder value by attempting to align with a privately held company with better prospects for business development; and

o     help add to shareholder value.

      The Neo Modern Board has unanimously determined that the terms of the merger and the Merger Agreement and the payment of the merger consideration are advisable and fair to, and in the best interests of, Neo Modern and its shareholders. In reaching its determination, the Neo Modern Board considered a number of factors, including that the merger should produce a company with better prospects for raising funds and having an ultimately profitable business. The Neo Modern Board did not assign any specific or relative weights to the factors considered, and individual directors may have given different weights to different factors, as may Neo Modern shareholders. The material factors considered were as follows:

o Information concerning the businesses, operations, financial condition, prospects, capital levels and asset quality of Chinawe, individually and as combined with Neo Modern.

o The terms of the Merger Agreement and the other documents executed in connection with the merger.

o The current and prospective economic and competitive environment facing each company.

o The results of the due diligence investigation conducted by the management of Neo Modern.

o The expectation that the merger would be tax-free to Neo Modern and its shareholders for federal income tax purposes. See " - Tax Treatment."

Chinawe's Reasons for the Merger

      The Chinawe board of directors believes that the merger presents a unique opportunity to combine these two companies to create a strong franchise with a commitment and the ability through a public entity to acquire resources to significantly enhance shareholder value.

o Chinawe believes that a merger with and into a publicly traded vehicle, such as Neo Modern, would give it greater visibility to its customers, suppliers and potential joint venturers. The securities markets in Hong Kong and the PRC, while somewhat active, are not nearly as vibrant nor do they pose as good an opportunity to raise venture capital. By virtue of this merger into Neo Modern, and the issuance of a controlling block of shares of Neo Modern to Chinawe's stockholder, the transaction is, in reality, a "reverse merger." Thus, Chinawe's stockholder will be in control of the surviving entity.

o The merger is expected to be tax-free for Chinawe for federal income tax purposes as well as to Chinawe's stockholder with respect to the Neo Modern common stock that it receives. See "- Tax Treatment."

o The Chinawe board also considered the nature and scope of the conditions to the merger and the likelihood of these conditions being satisfied.

      The Chinawe board has determined that the terms of the merger and the Merger Agreement are fair to, and in the best interests of, Chinawe and its stockholder. In reaching its determination to approve and deem advisable the Merger Agreement, and the transactions contemplated therein, the Chinawe board did not assign any relative or specific weights to the various factors considered by it, and individual directors may have given differing weights to different factors.

No Opinion of Independent Financial Advisor

      The Board of Directors of Neo Modern negotiated the terms of the Merger Agreement with Chinawe. The Board believes that the merger consideration to be paid to Chinawe's stockholders is fair, from a financial point of view, to Neo Modern and its shareholders.

      In deciding not to obtain a fairness opinion from an independent banking firm, the Board considered the following factors:

o the need for Neo Modern to acquire a potentially profitable business in order to maximize value for its shareholders;

o the limited opportunities currently available to Neo Modern in light of its recent losses, low equity and reduced business activities; and

o the anticipated costs and time delay of obtaining an independent fairness opinion.

Shareholder Action

      Section 603 of the California General Corporation Law permits shareholders to approve any action that could be taken at any annual or special meeting of shareholders without a meeting by written consent of the holders of the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote on such action were present and voted. The California General Corporation Law requires that a majority of the outstanding shares of Neo Modern common stock entitled to vote must approve the proposed merger of Neo Modern and Chinawe. Because the directors of Neo Modern and an affiliated entity of a director owning an aggregate of 79% of the outstanding shares of Neo Modern common stock, in their capacity as shareholders, have already agreed to provide their written consent to the merger, no additional approval is required from any other Neo Modern shareholders.

      The outstanding common stock of Chinawe is owned beneficially by four stockholders. Chinawe and each of its beneficial stockholders have agreed to vote in favor of the merger of Chinawe with and into Neo Modern.

Tax Treatment

      This summary of the federal income tax consequences of the merger may not contain all the information that is important to you. It is not a complete analysis or listing of all potential tax effects of the merger agreement; it does not address tax consequences to persons subject to special treatment under tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons and shareholders who acquired their shares as compensation); and it does not address the tax laws of any state, local or foreign jurisdiction. It is based upon the Internal Revenue Code, treasury regulations and administrative rulings and court decisions as of the date of this document, all of which are subject to change. Shareholders should consult their tax advisors as to the particular effect of their own particular facts and circumstances on the federal income tax consequences of the merger to them, and also as to the effect of any state, local, foreign and other federal tax laws.

      Under current federal income tax law, based upon assumptions and representations made by Neo Modern and Chinawe, and assuming that the merger is consummated in the manner set forth in the Merger Agreement, it is anticipated that the following federal income tax consequences will result:

o the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code;

o no gain or loss will be recognized by Neo Modern or Chinawe as a result of the merger;

o Chinawe's stockholder receiving shares of Neo Modern common stock in exchange for its Chinawe shares in the merger will recognize no gain.

o the holding period for U.S. federal income tax purposes of the shares of Neo Modern common stock received by a Chinawe stockholder will include the holding period of the Chinawe common stock surrendered in exchange, provided that the surrendered shares of Chinawe common stock were held as a capital asset at the time of the merger.

      There can be no assurance that the IRS will not take a position contrary to the positions reflected in this Information Statement or that such opinions would be upheld by the courts if challenged. No tax opinion or Revenue Ruling is being rendered nor has any been sought by the parties.

Accounting Treatment

      The merger will be treated as a recapitalization in the nature of a reverse acquisition of Neo Modern by Chinawe.

Corporate Structure after the Merger

      The merger will combine Neo Modern and Chinawe into a single company under the name "Neo Modern Entertainment Corp." which will be changed to Chinawe.com Inc.

Regulatory Matters

      Neither Neo Modern nor Chinawe is required to obtain any approvals or consents from any federal or state governmental entities or any national governmental body to complete the merger. No filings are required to be made under the federal anti-trust laws because of the small size of the parties. In addition, the Neo Modern common stock to be issued in the merger will not be registered under any federal or state securities laws since Chinawe only has four beneficial stockholders. The Neo Modern common stock to be issued in the merger will be restricted as to transfer. See " - Resales of Neo Modern Common Stock by Affiliates of Chinawe" at page 29.

Obligations of the Post-Merger Corporation

      If the merger is completed:

o The post-merger corporation must indemnify former officers, directors and employees of the parties and their subsidiaries.

      You can find the details of these obligations in Section 11.2 of Appendix
A. See also "Interests of Directors and Officers in the Merger that are Different from Your Interests" on page 27.

What We Must Do to Complete the Merger

      To complete the merger we must:

o     Avoid any material adverse effect on either of our companies.

o     Avoid any breach of our representations and warranties.

o     Fulfill our obligations under the Merger Agreement.

o     Exchange customary documents at closing.

      You can find details of the conditions to the merger in Article 10 of Appendix A. We cannot guarantee that all of these conditions will be satisfied or waived.

Interests of Directors and Officers in the Merger that are Different from Your Interests

      The Merger Agreement provides that the Board of Directors of Neo Modern following the merger shall consist solely of three members to be designed by Chinawe. Neo Modern's prior directors will continue only for the purpose of acting in furtherance of the merger, to ensure fairness to pre-existing Neo Modern shareholders. All of the designated directors will serve until the next annual meeting of Neo Modern's shareholders.

      The executive officers of Neo Modern following the merger will consist of Man Keung Wai, Man Ying Ken Wai and Vivian Wai Wa Chu from Chinawe.

      The existing employment agreements that Neo Modern has with Messrs. Zielinski and others will terminate upon the merger.

      The Merger Agreement provides that Neo Modern will indemnify all current and former directors, officers and employees of Neo Modern, Chinawe and their respective subsidiaries to the fullest extent permitted by California law.

Other Provisions of the Merger Agreement

      Although the completion of the merger requires shareholder approval, many provisions of the Merger Agreement became effective immediately upon its signing. No shareholder action was required to make these provisions binding obligations of Neo Modern and Chinawe.

      Representations and Warranties. Each party has made representations and warranties to the other party with respect to various matters, including its financial statements, capital structure, business, loans, investments and benefit plans. These representations and warranties must be true and correct upon both signing of the merger agreement and the completion of the merger. A party can terminate the Merger Agreement if the other party's representations and warranties are not true and correct, resulting in a material adverse effect on that other party. If the merger is completed, or if the merger agreement is terminated for some unrelated reason, the representations and warranties become void. You can find details of these obligations in Articles 4 and 5 of Appendix A.

      Cooperation and Conduct of Business. Each party has agreed to cooperate in completing the merger and to avoid extraordinary transactions between the signing of the Merger Agreement and the completion of the merger. These provisions become void if the merger is completed. These provisions also become void if the Merger Agreement is terminated, except for those related to confidentiality, joint press releases and shared expenses. You can find details of these obligations in Article 4 of Appendix A.

      Termination. The Merger Agreement may be terminated, among other reasons, by mutual agreement of the parties (even after shareholder approval), or by a non-breaching party in response to a material breach which is not cured within 5 days after written notice. You can find details of the termination provisions in Sections 9.1 of Appendix A.

Exchange of Certificates Unnecessary

      Promptly after the merger is completed, we will send to each holder of Chinawe common stock a letter of transmittal for use in the exchange and instructions explaining how to surrender Chinawe certificates. Holders of Chinawe common stock that surrender their certificates, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Holders of unexchanged shares of Chinawe common stock will not be entitled to receive any dividends or other distributions payable by Neo Modern after the effective time until their certificates are surrendered. However, when those certificates are surrendered for shares of Neo Modern common stock, any unpaid dividends or distributions will be paid, without interest.

      Neo Modern stock certificates will not be exchanged as part of the merger. These certificates will continue to represent shares of Neo Modern common stock.

Resales of Neo Modern Common Stock by Affiliates of Chinawe

      The shares of Neo Modern common stock to be issued in the merger will not be registered under the Securities Act of 1933, as amended ("Securities Act") and will be restricted as to transfer. Affiliates of Chinawe may not sell their shares of Neo Modern common stock acquired in the merger except pursuant to an effective registration statement under the Securities Act covering those shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Each of the four beneficial stockholders of Chinawe are deemed to be affiliates of Chinawe.

      The sole stockholder and each of the four beneficial stockholders of Chinawe have entered into an agreement with Neo Modern which acknowledges that the following legends will be placed on their certificates representing Neo Modern common stock issued in the merger:

      The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities act, and may not be sold, pledged or otherwise transferred without registration under such acts or an opinion of counsel satisfactory to the Issuer that such registration is not required.

Appraisal Rights

      The following summary of the provisions of Chapter 13 of the California General Corporation Law is not intended to be a complete statement of the provisions and is qualified in its entirety by reference to the full text of Chapter 13 of the California General Corporation Law, a copy of which is attached to this document as Appendix B and is incorporated into this summary by reference.

      Under Delaware law, Chinawe's stockholder is entitled to appraisal rights in connection with the merger. However, the sole record stockholder and all four of Chinawe's beneficial stockholders have agreed to vote in favor of the merger and to not exercise their appraisal rights.

      If the merger is completed, each holder of Neo Modern common stock who (1) files written notice with Neo Modern of an intention to exercise rights to appraisal of his shares prior to February__, 2001, (2) continues to hold his Neo Modern common stock until the merger is completed, and (3) follows the other procedures set forth in Chapter 13, will be entitled to be paid for his Neo Modern common stock by the surviving corporation the fair value in cash of his shares of Neo Modern common stock. The fair value of shares of Neo Modern common stock will be determined by the California courts, exclusive of any element of value arising from the merger. The shares of Neo Modern common stock with respect to which holders have perfected their appraisal rights in accordance with Chapter 13 and have not effectively withdrawn or lost their appraisal rights are referred to in this document as the "dissenting shares."

      Within ten days after the effective date of the merger, Neo Modern, as the surviving corporation in the merger, will mail a notice to all shareholders who have complied with (1), (2) and (3) above notifying such shareholders of the effective date of the merger. Within 120 days after the effective date, either Neo Modern or the holders of Neo Modern common stock may file a petition in the appropriate California court for the appraisal of their shares, although holders of dissenting shares may, within 60 days of the effective date, withdraw their demand for appraisal. Neo Modern does not presently intend to file such a petition. Within 120 days of the effective date, the holders of dissenting shares may also, upon written request, receive from Neo Modern a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisals have been received.

      Appraisal rights are available only to the record holder of shares. If you wish to exercise appraisal rights but have a beneficial interest in shares, which are held of record by or in the name of another person, such as a broker or nominee, you should act promptly to cause the record holder to follow the procedures set forth in Chapter 13 to perfect your appraisal rights.

      A demand for appraisal should be signed by or on behalf of the shareholder exactly as the shareholder's name appears on the shareholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, in the demand the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

      If any holder of Neo Modern common stock who demands appraisal of his shares under Chapter 13 fails to perfect, or effectively withdraws or loses, the right to appraisal, his shares will continue to represent shares of Neo Modern common stock. Dissenting shares lose their status as dissenting shares if:

o     the merger is abandoned;

o the dissenting shareholder fails to make a timely written demand for appraisal;

o the dissenting shares are covered by a written consent executed in favor of the merger;

o neither Neo Modern nor the shareholder files a complaint or intervenes in a pending action within 120 days after the effective date of the merger; or

o the shareholder delivers to Neo Modern, as the surviving corporation, within 60 days of the effective date of the merger, or thereafter with Neo Modern's approval, a written withdrawal of the shareholder's demand for appraisal of the dissenting shares, although no appraisal proceeding in the California court may be dismissed as to any shareholder without the approval of the court.

      Failure to follow the steps required by Chapter 13 of the California General Corporation Law for perfecting appraisal rights may result in the loss of appraisal rights, in which event a Neo Modern shareholder will be entitled to receive the consideration with respect to the holder's dissenting shares in accordance with the Merger Agreement. In view of the complexity of the provisions of Chapter 13 of the California General Corporation Law, Neo Modern shareholders who are considering objecting to the merger should consult their own legal advisors.

                      STOCK PRICES AND DIVIDEND INFORMATION

      Neo Modern common stock is quoted on the OTC Bulletin Board under the symbol "NEOE". The following table sets forth the reported high and low bid prices of shares of Neo Modern common stock, as furnished by the National Association of Securities Dealers, Inc. These bids represent prices among dealers, do not include retail mark-ups, markdowns or commissions, and may not represent actual transactions. There is a limited market for the Neo Modern common stock.

                                   Neo Modern
                                  Common Stock

                                                     High          Low
Fiscal 1999
          First Quarter       7/1/98 -  9/30/98      $0.1875       $0.0625
          Second Quarter     10/1/98 - 12/31/98       0.10          0.006
          Third Quarter       1/1/99 -  3/31/99       0.125         0.05
          Fourth Quarter      4/1/99 -  6/30/99       0.55          0.05
Fiscal 2000
          First Quarter       7/1/99 -  9/30/99       0.125         0.04
          Second Quarter     10/1/99 - 12/31/99       0.045         0.02
          Third Quarter       1/1/00 -  3/31/00       0.56          0.05
          Fourth Quarter      4/1/00 -  6/30/00       0.25          0.125
       2001
          First Quarter       7/1/00 -  9/30/00       0.187         0.093
          Second Quarter     10/1/00 - 12/31/00       0.156         0.093
          Third Quarter       1/1/01 -  2/  /01       0.11          0.081

      Neo Modern has not paid any dividends on its common stock and does not anticipate paying cash dividends on the Neo Modern common stock in the foreseeable future. The Board of Directors currently intends to retain any future earnings to fund growth of the combined company.

                         BUSINESS DESCRIPTION - CHINAWE

Business of Chinawe

      Chinawe is a China-based enterprise using electronic technology on its proprietary bilingual (i.e., Chinese and English) website: Chinawe.com. Its business and proposed business activities are focused on two areas: business-to-business commerce whereby members subscribing to its service are allowed access to its site to describe products manufactured by them and being offered for sale to overseas purchasers; and its asset management business whereby it enters into joint ventures with PRC owned or controlled enterprises.

      Business-to-business activities will be focused on deriving revenue from one or more of: (a) membership fees from members; (b) commissions from the sale of goods sold by members; (c) advertising revenues generated from banner advertising on the website; and (d) advisory and other consulting services. The current membership consists of hundreds of persons and entities. The portal established by Chinawe is based in Hong Kong so that Chinawe believes that it is not subject to restrictions on foreign ownership imposed by the PRC.

      The asset management activities are focused upon a proposed venture with Great Wall Enterprises, the exclusive agent for the Agriculture Bank of China. Great Wall is controlled by the government of the PRC and maintains ownership and/or control of properties valued in excess of $1 billion, which have been recovered by the Agriculture Bank of China and are sought to be sold or joint ventured in development activities with foreign entities. Ownership of assets in the PRC is restricted by the government and Chinawe believes that, because assets offered by Chinawe will be pre-cleared by the PRC for foreign ownership, foreign purchasers will have an advantage in dealing with Chinawe.

Overview

      Chinawe is the first business-to-business e-marketplace for small-to-medium business ("STM") in Mainland China and Hong Kong. By targeting STMs, we provide online access to business products and supplies, business-to-business transactions, and business-related information and services. Our objective is to become a leading Internet destination that enables STMs in Mainland China and Hong Kong to conduct e-commerce, communications and other online interaction with their customers, especially foreign customers.

      Chinawe was founded in 1997 in Hong Kong and currently has operations in Hong Kong and Guangdong province, China. It has 45 employees. At the beginning, Chinawe mainly focused on providing Internet technical services to STMs in Hong Kong and Southern China. During the second half of 1999, management of Chinawe reshaped its business strategies and expanded its services to providing e-marketplace for business-to-business transactions, business information searching engines and various services to STMs engaging in international trade. Since its incorporation, Chinawe has experienced significant growth. Between 1998 to 1999, the number of its corporate clients and Chinawe's revenue has grown from 40 to 220 and from RMB 97,552 to RMB 496,429, respectively. The projected revenue and the number of its corporate clients will be RMB 4,565,000 and 1,000, respectively, by the mid 2001. Chinawe has commenced to develop its free membership base since 1999 and expects to have over 35,000 free members by the end of 2000.

Our current and future operations seek to capitalize on the enormous growth potential which exists for the Internet in China and among the Chinese-speaking world generally which encompasses approximately 1.4 billion people worldwide. Toward that end, over the next several years, we intend to add products and services which will help us to build our subscriber and user base and take advantage of the growth potential of the Internet in China, a country of over 1.3 billion people. We intend to expand our core goal of establishing an e-commerce network with China-based small and medium companies producing a variety of products offered for bulk sale to prospective purchasers primarily in North America and Western Europe. We also intend to begin developing a Web site that will act as a full service portal to the Internet which will provide content services, community products, search engines and e-commerce products from which we would generate subscription, advertising and other revenues.

Corporate Structure

         Chinawe was incorporated in 2000 for the purpose of establishing a U.S. holding company for our operations. We commenced our Internet operations in 1997 and do business through our wholly-owned subsidiaries or wholly-owned subsidiaries of our direct subsidiaries. Our corporate structure is depicted below, with the name of each entity, the location of its principal office and its jurisdiction of incorporation set forth below the corporate name in parentheses:

                            --------------------------------------------
                            Chinawe.com Inc./New York office
                            (a Delaware corporation)
                            --------------------------------------------
                                                |
                            --------------------------------------------
                            Officeway Technology Ltd. (BVI)
                            (British Virgin Islands)
                            --------------------------------------------
                                                |
                            --------------------------------------------
                            Welcon Info-Tech Limited/Hong Kong office
                            (Hong Kong)
                            --------------------------------------------
                                                |
                            --------------------------------------------
                            Welcon Info-Tech Limited (PRC)
                            (Guanzhou, China)
                            --------------------------------------------
                                        INDUSTRY BACKGROUND

Growth of the Internet

      The Internet is a global collection of connected public and private computer systems and networks that link millions of public and private computers to form what is essentially the largest computer network in the world. The Internet enables government agencies, educational institutions, commercial organizations and individuals to communicate, access and share information, provide entertainment and conduct business remotely. The Internet has experienced rapid growth in recent years and is expected to continue to grow based on estimated increases in the numbers of Web users, Web traffic and the number of Web sites. International Data Corporation ("IDC") estimates that the number of worldwide users of the Internet will increase from 97 million in 1998 to 502 million by the end of 2003. In a report issued in April 1998, the U.S. Department of Commerce estimated that traffic on the Internet is doubling every 100 days. Additionally, Forrester Research estimates that the number of Web sites in the United States will increase from approximately 450,000 in 1997 to nearly four million in 2002.

Internet Infrastructure in China

      China's Internet network presently consists of four, largely separate national networks: ChinaNet, the largest Internet access provider, is owned and operated by the PRC government and is the only channel through which the domestic PRC network can connect to the international Internet network; Golden Bridge Network, a much smaller, competing commercial network; China Science and Technology Network, the nation's high technology research network; and China Educational and Research Network, linking China's academic and learning institutions from grade school to post-graduate level. A fifth network, the China Multimedia Services Network, is an asynchronous transfer mode, or ATM, network which relies on ATM switches and routers (which are poorly suited to carrying Internet protocol traffic, which results in inefficient use of network bandwidth), is currently under development and is already available in a number of cities. This network currently offers limited access to the international Internet.

      Until March 1997, these four networks had virtually no interconnectivity so that all Internet traffic had to be routed via the United States. Today, there is limited connectivity via low bandwidth (128K) leased line connections among the four networks, though these connections are completely saturated. As yet, there are no shared network access points or peering relationships (which are agreements among Internet networks and service providers which permit information to flow freely from one network to another) to improve the efficiency of network traffic. The various networks have little or no redundancy or back-up, and network flow is subject to frequent outages.

      All ISPs in China are connected to nodes operated and maintained by the Science and Technology Ministry of the PRC government. Nodes (the physical equipment through which ISPs connect to China's Internet backbone and which connect China to the international Internet) and routers (which send Internet data to the proper destination) have been established in 31 of China's largest cities such as Beijing, Guangzhou, Shanghai and Chengdu. Nodes located in coastal cities such as Beijing, Shanghai and Guangzhou provide China with its connection to the international Internet.

      The majority of commercial users access ChinaNet via dial-up accounts that support bandwidth speeds of up to 33.6Kbps, that is, the communications line can accommodate a maximum of 33,600 bytes of information per second.

Importance of Online Business Information Service in China

      Companies and business people are increasingly recognizing that productivity and competitiveness depend upon the feasibility of access to reliable online information of their customers, competitors, products, industries and business trends, breaking news and market data. The fact that the Internet has become more affordable, convenient and easier to access provides an effective medium for distributing business information. Having continued to invest heavily in Internet connectivity and networked computing infrastructures to manage internal information, business organizations are now seeking to leverage these infrastructures to access, distribute and manage large amounts of external business information needed by their workforces. As business information requirements are reaching unprecedented levels, various organizations are willing to pay for business information that gives them a competitive edge.

      According to ChinaNIC ("CNNIC"), a department of the Chinese Academy of Sciences, by July 1999, China officially had 4 million Internet users, up from
2.1 million users at the end of 1998. A study conducted by Maverick Research Ltd., in conjunction with Virtual China Inc., estimates that the number of Internet users in China could increase to 15 million persons by mid 2001 (measured by numbers of users accessing the Internet, not by the number of computers connected to the Internet). IDC estimates that Web pages hosted in China grew from 100 in 1994 to 250,000 in 1998. According to The Internet in China, a study published in June 1999 by Strategis Group and BDA China, China is the fastest growing Internet market in Asia. The study estimates that by the end of 1999, more than 6.7 million people in China will have Internet access, a number projected to grow to 33 million or more by 2003. Some forecasts project up to 100 million users by 2010, at which time China would surpass the United States as the country with the most Internet users.

      Under the Torch Program, the PRC government has already invested more than US$28 billion to install more than 100,000 km of optical fiber that now links 85% of the country. In addition, under the Golden Bridge Project, the PRC commenced development of the infrastructure for "informationizing" the national economy, which encompassed the construction of an infrastructure backbone over which other information services run and included a hybrid network of satellite and landline networks, which tie together the provincial and regional nodes. The Golden Bridge Project has given rise to CERNET (the China Education and Research Network), which was intended to be China's entry into the Internet.

The Growth of Business-to-Business E-Commerce

      The Internet as it has been evolving, has been changing yet improving the fundamental way of business interactions. To capitalize on this potential opportunity, enterprises of all sizes have adopted Internet strategies to capture revenue, increase efficiencies and reduce cost. The growth of business-to-business e-commerce is being generated in large by the recurring nature of business needs and transactions, which offers the opportunity for enterprises to create loyal and valuable long-term relationships with their customers. Business-to-business e-commerce services provide buyers and suppliers with opportunities to increase revenue by extending their customer and membership base and to realize business efficiencies by reducing the cost of accessing information and streamlining complex purchasing and distribution processes. These benefits have spurred the creation of electronic marketplaces, or e-marketplaces. E-marketplaces are best suited for large and highly fragmented markets where buyers and sellers have limited access to information and high procurement cost. Based on the reports of International Data Corporation (IDC), the global e-commerce will increase from US$3,77 billion at the end of 1999 to US$10,234 trillion in 2002, of which e-commerce for business-to-business will account for 38.4%. IDC also predicts that e-commerce from business-to-business in China will increase from US$55 million in to US$18 billion in 2002.

      While e-commerce is in its infancy in China, companies such as China.com Corporation and Sina.net have rolled out fully diversified sophisticated Web portals to deliver content, products and services targeting Chinese speaking people in China, Hong Kong and Taiwan. Similar Web sites have been and will be developed and as they condition the Chinese market to the possibilities of e-commerce for the masses, e-commerce will gain increasing acceptance as a purchase medium for consumers and as an advertising tool for businesses.

      The most cited obstacle to e-commerce in China is the lack of a nation-wide credit card verification system. Although credit cards such as MasterCard and Visa operate in China, these cards predominantly are issued by individual banks and their use is limited because of the inability of merchants to clear transactions with banks with which they do not have a relationship. The PRC, as a part of its Golden Projects initiative, has proposed the Golden Card project which has targeted the development of a nationwide, inter-bank credit card clearing house. The development and widespread issuance of credit cards would inaugurate the e-commerce era in China.

The Export-Oriented STM Businesses in Guangdong Province & Hong Kong

      Guangdong is China's fifth most populous province but has the largest economy of all the provinces. Guangdong has continued to experience a rise in urbanization in the past few years and has had increases in foreign investment and trade, which can be attributed to Guangdong's proximity to Hong King. This province receives approximately 28% of all foreign direct investment coming into China. The residents of Guangdong recognize the need for education in order to succeed in China's new economy and place an emphasis on educational achievements. The region's economic growth has lead to increased levels of personal income which has resulted in a growth of computer ownership as well as Internet usage in Guangdong.

The following facts illustrate the economic strengths of the province:

o By the end of 1999, Guangdong has established trade relationship with more than 190 countries and regions in the world.

o     Foreign trade value accounts for over 40% of Guangdong GDP.

o In 1999, the total amount of foreign trade reached USD77.6 billion, accounting for 41.2% of the national total.

o     Its exports ranked No.1 in China for 13 years in succession.

      Since the implementation of the policies of reform and opening to the global market, the economic development in Guangdong Province has achieved remarkable results. In 1999, the actual inflow of foreign capital was more than USD15 billion, increased by 6.3% over the previous year. More than 200 of the Top 500 multinational corporations have made investments in Guangdong. Among China's Top 500 foreign-invested enterprises, 174 are located in the province. Moreover, the majority of foreign investment in Guangdong is STMs. It is reported that there are approximately 5 million manufacturers engaged in export-oriented businesses throughout the province. More than 80% of these STMs are manufacturers of various consumer products.

The following Table explains the export of consumer products by Guangdong province:

             Table 1. The Export Volume of Selected Export by Guangdong Province
                                    (US dollars in millions)

                                                         1999              2000
                                                         ----              ----
Lighting                                                    35                38
Stainless Products                                        22.8                26
Health Food                                                250               300
Watches                                                    5.5                 6
Toys                                                     4,000             4,350
Garment                                                     42              47.5
Building Materials                                      15,000            20,000

                Source: Guangdong Province Annual Economic Report

      With the PRC successfully joining the WTO, the potential market of STMs in Southern China will further expand because more and more STMs will be able to directly export to buyers aboard. As a result, it will increase Chinawe's market opportunities accordingly.

      With its strategic location at the doorway to the Mainland and on the international time zone that bridges the time gap between Asia and Europe, the Hong Kong Special Administrative Region has been recognized as a global center for trade, finance, business and communications. Hong Kong is ranked the eighth largest trading entity in the world. On these virtues, Hong Kong is widely regarded as the freest and most competitive economies among the world. In 1998, for the fifth year in a row, the Heritage Foundation of the USA ranked Hong Kong as the world's freest economy. The World Economic Forum ranks Hong Kong as the world's second most-competitive economy. Manufacturing firms in Hong Kong are renowned for their versatility. The existence of many small establishments, connected under an extensive local sub-contracting network, has greatly facilitated producers to cope with frequent changes in demand in the overseas markets.

      Furthermore, the increasing use of outward processing facilities in the Mainland has enabled Hong Kong's productive capacity to expand by multiples even amid the capacity constraint locally, and hence helped maintain the price competitiveness of Hong Kong products. A predominant proportion of Hong Kong manufacturing output is destined for export. Thus, the local manufacturing sector has become increasingly diversified. Apart from the toys and electronics industries, the textiles and clothing industries remain prominent, notwithstanding their decline in relative importance. Other important industries including printing and publishing, machinery and equipment, fabricated metal products, plastic products, watches and clocks and jewelry. Those manufacturing operations staying in Hong Kong are generally more knowledge-based and with a higher value-added content, along with continued mechanization and wider application of computer-aided technologies in the production process.

In September 1999, there were more than 290,000 STMs in Hong Kong. They accounted for over 98% of the total establishments. Among the business sectors, the majority of STMs were engaged in import and export sector. This sector constituted over 60% of the STMs in Hong Kong.

      The following Table explains the export of consumer products by Hong Kong:

                  Table 2. The Export Volume of Selected Export by Hong Kong
                                     (US dollars in millions)

                                       1995        1996        1997        1998

Textiles and Clothing                 11,225      10,659      10,882      10,980
Electronic Products                    8,241       7,060       7,239       6,135
Watches & Clocks                       1,746       1,537       1,384       1,146
Jewelry                                  736         741         684         612
Printed Matter                           633         613         611         541
Plastic Products                         640         486         444         332
Manufactures of Metal                    601         540         438         303
Toys & Dolls                             310         206         225         143
Electrical Appliances                    172         209         167          87

                   Source: Hong Kong Government Annual Report

The Demand for Small-to-Medium Business E-commerce

      The STMs are increasingly relying on the Internet to access information, communicate and transact commerce. Several factors are driving the growth in business-to-business e-commerce in the Chinese STM market. Since currently many STMs in China are constrained by tightly controlled resources, they are restricted from reaching large percentage of overseas potential customers through traditional marketing channels that are regarded costly. Besides, many small businesses abroad also have difficulty in cost-effectively reaching Chinese suppliers through traditional marketing channels because they are unfamiliar with the Chinese market and language. Additionally, STMs often have limited time, resources and access to expertise. The Internet is aware of these constraints by allowing STMs to access and exchange information quickly and inexpensively among trading partners. Therefore, more and more Chinese STMs have recognized and become to use the Internet to increase their competitiveness in market exposure and procurement of services and products.

      Despite the significant growth of Internet usage by Chinese STMs, existing Internet-based service providers targeting this market have not provided comprehensive services or marketplaces that address the e-commerce and informational needs of STMs. Web sites providing Chinese STM news or information often do an inadequate job of enabling e-commerce or have limited or inconsistent service offerings. As a result, STMs are forced to use multiple, distinct web sites to conduct commerce, interact with other businesses and suppliers, or obtain specific information.

The Limitations of Traditional Approaches

      Suppliers and buyers have limited resources to support the growing challenge of sales and marketing to cope with the increasingly complex international or Chinese market. Many STMs lack the necessary infrastructure or human resources to establish global sales and marketing presence. Moreover, the high cost of printing and distributing paper catalogs limits the ability of suppliers to cost-effectively provide timely updates of important catalog product and pricing information. Although many suppliers offer online catalogs of themselves, this does not address the primary cause of inefficiency for buyers (the inability to find products from different suppliers through a single source).

      We believe that a significant opportunity exists for business-to-business e-commerce service that creates an open and efficient marketplace for Chinese small-to-medium exported-oriented businesses and overseas buyers who are interested in Chinese products and services. We develop these Chinese STMs as our supplier members and overseas STMs as our buyer members, and offer various necessary services to them.

                               OUR GROWTH STRATEGY

      We intend to make Chinawe.com a leading e-marketplace providing business-to-business e-commerce services for buyers and suppliers of products made in China. Our services enable our buyer and supplier members to efficiently and cost-effectively buy and sell products in an open e-marketplace. Chinawe.com provides product/suppliers search engines, message board, shopping center, sample sale, factory outlet and business-related services covering the entire product sales lifecycle.

      We believe that our services provide a number of benefits that will attract a growing number of buyers and suppliers of China-made products to its e-marketplace. As more buyers realize these benefits and use the services, it is believed that the web site will attract more suppliers to our marketplace. As more suppliers offer information and products through Chinawe.com, more buyers will be encouraged to use Chinawe's services, which will result in a network effect, i.e., the value of our services to each member increases significantly with the addition of each new member.

Benefits to Supplier Members

      Our services allow our supplier members to offer Chinese-made products worldwide, extend their reach to new customers and markets and provide a new way to feature their products in a best practical environment. Our supplier members are able to cost-effectively expand their reach and customer base, without incurring significant sales and marketing costs typically associated with traditional efforts. Since our services streamline and extend their distribution channels, supplier members can reduce their sales and marketing costs and time to market. They can reduce their costs of printing and distributing paper catalogs and taking individual orders by fax or by phone. In addition, our services eliminate the costs and expenditures required for suppliers to establish and maintain their own e-commerce sites. Furthermore, by providing an e-marketplace where our supplier members can list and sell their products, we can attract more buyers to our e-marketplace, further increasing the value of our services to our supplier members.

Benefits to Buyer Members

      Our buyer members benefit from accessing to a single source for service, product and price comparisons, helping to drive greater efficiency in the procurement process. Since we offer our buyer members a central location to identify and purchase a wide series of Chinese-made products from multiple Chinese suppliers, it will reduce the time required to contact multiple suppliers using traditional paper or telephone methods. Our buyer members also benefit from saving costs. Our services streamline the purchasing process, allowing our buyer members to reduce their procurement costs and benefit from centralized purchasing, tracking and record keeping. Moreover, our search capabilities enable our buyer members to quickly locate products and obtain current information from multiple suppliers.

                              PRODUCTS AND SERVICES

      We offer three primary products and services, namely (1) operating the web site "Chinawe.com"; (2) providing business-related membership services; and (3) offering an Internet and Intranet total solution. These services together address the entire sales and purchasing lifecycle of Chinese products.

Chinawe.com

      Chinawe.com was launched in 1997 and is the first web site in China providing a business-to-business e-marketplace for STMs engaged in export-oriented businesses. Our e-marketplace is designed to help STMs by providing an online destination where they can buy and sell services and products, exchange valuable information and access productivity tools. It aggregates suppliers of a wide range of Chinese-made products and presents their offerings to buyers at home and abroad. Chinawe.com also offers business-related content through a Chinese products and suppliers (database) search engine, and supply and demand message board. After reshaping its business strategies, starting from January 2000, Chinawe.com has expanded the functionality of its web site and three more services have been added: online shopping center, online sample sale and online factory outlet.

      Products/Suppliers Search Engine (Database)

      To meet the STM information needs of Chinese and international companies that are doing or have potential to do business in the Chinese market, we focus on collecting Chinese products and companies into our database. The search engine covers enormous business resources and information that allow both suppliers and buyers to post, view and catch business opportunities on time. Our e-commerce services, including online factory outlet, online sample sale and online shopping center, are equipped with the search engine assisting our buyers to target potential suppliers directly. By the end of 1999, we had a database including product information for approximately 100,000 companies. The viewers can search the information of products or companies in English or Chinese by key words or by categories.

      Supply/Demand Message Board

      Our supply/demand message board is a bulletin board service where buyers and sellers can post specific information regarding products, services and business opportunities. The messages will be updated every ten days. For the convenience of supplier members, we design a special function so that buyers' feedback will be delivered directly to supplier members via e-mail. This service is free for our supplier members.

      Online Factory Outlet

      For our supplier members, an inability to efficiently dispose of idle stock increases their operational costs and ties up capital that could be used for more productive purposes. We believe that a significant opportunity to connect buyers and suppliers exists in the market for overstocked Chinese products. Our online factory outlet is a special service designed for clearing out the overstock of supplier members on our web site. Once suppliers have registered as our members, they can enjoy the service efficiently. The registration is free and simple. They are offered with a free web location to display pictures of their products along with product specifications. We will select some of the supplier members' products and publish them on our homepage as a special recommendation. With our promotion, our supplier members will offer their overstocks widely. We enter into agreements with our supplier members for whom we will place their overstock information on our web site. These suppliers authorize Chinawe.com as their agent to sell the overstock and at a price lower than manufacturer's cost. Our supplier members will not charged for any fees until the transaction is completed. Our revenues are generated from per transaction fees or percentage of sales fees.

      Online Shopping Center

      Our online shopping center is an open e-marketplace where we publish office-related products, such as computer, printer, copier, telephone, stationary, furniture, software, hardware, etc. Once registered as our members, it is free for suppliers, manufacturers and exporters to sell their products. Under the membership terms, we will design and manage the marketplace and provide e-commerce services. Our supplier members should provide warehousing spaces, access to its product inventory and delivery services. Our supplier members will not be charged for any fees until the transaction is completed. The trading web site is expected to open in the near future. Our revenue will be derived from a percentage of sales fees charged upon each successful completed transaction.

      Online Sample Sale

      Requiring a sample of a product before placing a large order is very common for potential buyers. Most suppliers often send their samples to buyers free of charge. This increases the marketing expenses of STM manufacturers. Moreover, suppliers occasionally miss the feedback from potential buyers and will lose precious business opportunities. Buyers also have their own difficulties in searching for needed sample products. In order to save time and reduce cost, we provide this special online sample sale service. The objective of this service is to help our supplier members to present their products and collect the payment much easily, and to help worldwide buyers to track down the target products more effectively.

Membership Services

      Chinawe provides a wide range of services for its buyer and supplier members. Our supplier membership services include free membership service, gold membership service and diamond membership service based on the different services available. Meanwhile, we expect to receive revenues from annual membership fees of gold and diamond members. Services to our buyer members are basically free of charge at present, unless they select our optional services. In future, both supplier and buyer membership fees will apply based on the different services offered.

      For free supplier members, we provide them with spaces on the web site to post two of their products pictured together with a brief introduction of their company and products. We also enter their information into our Chinese products/suppliers search engine. If they want to enjoy more services, they will be charged fees based on the services they order. We expect the number of our free members to reach 20,000 by mid-year and 35,000 by year-end.

      For our gold members, we provide them with all their illustrated product pictures and all the description of their company and products, and enter their information into our Chinese products/suppliers search engine. Additionally, we offer them a range of membership services to meet their requirements. Over 300 members have taken advantage of our services now and we expect to increase our gold members to 1,000 at the end of this year. The annual membership fees range from $3,000 to $15,000 subject to the variety of services available. If a gold member wishes to obtain extra services, additional charges will be applied.

      With the number of free members and the popularity of our service increasing, we plan to launch the diamond membership service in 2001, which will include all of our membership services available. Since the services to be provided are the most comprehensive by its nature, we believe that the number of diamond members will increase gradually.

      Services for Supplier Members

      Chinawe.com provides the following services to its supplier members: online factory outlet, online shopping center, online sample sale and follow-up services. The follow-up services will be provided jointly with our strategic partners, such as introducing our members to professional organizations for translation, communication, evaluation and negotiation.

      We intend to establish strategic relationships with the following firms to increase the functionality of our additional services offered to our supplier members:

         Guangdong Advertising Corp.
         Ernst and Young Accounting Services Office
         Horwath Hong Kong CPA Ltd.
         China Life Insurance Co. Ltd.
         Societe Generale de Surveillance S.A
         Dun and Bradstreet

IT Training: As one of the leading companies operating business-to-business trade portals in China, we are obliged to meet our members' needs in using Internet and Intranet. Therefore, we provide training services to improve the abilities of our members' employees to use computers. We have set up a special group to provide services in this area.

Market Research: We provide a series of services for supplier members, including market study, competitor investigation, business projection, to help members take advantage of business opportunities and avoid wrong decision-makings.

Quality Inspection: We provide standard, low-cost quality inspection certification services for supplier members. This will make quality inspection procedures much simpler for member firms.

Credit Report: In today's environment, reliable credit information is essential in business transactions. We will, jointly with several special credit investigation companies, provide credit-checking services to members.

Banking Services: The payment and settlement of international trading is always a troublesome problem for Chinese enterprises. Chinawe.com plans to provide bank account services, including helping Chinese enterprises to open branch offices in the US or Europe, L/C issuance, and to open banking accounts in overseas banks.

Shipping & Warehousing: We offer our supplier members shipping and warehousing services.

Insurance: We introduce various insurance products offered by some leading insurance companies in our web site.

Legal Service: We provide international and domestic law publications and major changes on laws or regulations concerning our members in cooperation with several law firms, so as to let our members understand which and how these law changes may affect them.

Financial Consulting: We assist members in applying for secured term loans, lines of credit, equipment leases and other related financing from international and the nation's best-known financial institutions.

Customs Declaration: We provide qualified import and export declaration services for our members at major customs in China.

Human Resource: We and several headhunter firms will jointly offer staffing services on Chinawe.com to members.

Sales Promotion: We have abundant experience in assisting members on Internet promotion. Moreover, we will work with various trade-organizations to arrange domestic and international trade exhibitions for members.

Services for Buyer Members

      Multiple supply choices and information will be offered in most service or product categories to help members make purchase decisions. Buyer members will also be offered the same services as suppliers, such as translation, communication, and negotiation services. Buyer members also have options to subscribe to our other specialized services, such as market research, quality inspection, credit report, shipping and warehousing, insurance, legal services and customs declaration.

Internet and Intranet Total Solution

      We offer Internet or Intranet total solutions designed to improve the implementation of Internet technology in marketing, business development, communications, operations and e-commerce of STM companies.

Domain Name Registration: Our company is one of the 4 nationwide firms in Guangzhou city authorized by CNNIC (China Internet Network Information Center) as the agent of domain name registrations. We register domain names and provide static IP addresses for our members.

Web Page Designing: We are committed to providing the highest quality and the most cost-effective web design for our members. Our team of professional web designers will work closely with members to design a homepage that represents their company, their services and their products.

Web Hosting and Maintenance: We provide our members with complete web site hosting and maintenance services utilizing our network facilities and dedicated leased line connections supported by our technical staff 24 hours a day. We provide different servers (Unix, WinNT and Linux) to suit our members requirements.

Web Site Promotion: We register members' web sites with search engines, and provide exchange banner advertisement among web sites of our supplier members. With these promotion services, we can provide their web sites with a greater chance of exposure, and bring more traffic to their sites.

Strategic System Design: We provide our members with complete services designed to maximize their return on its Internet investment. We provide services to develop a focused strategy, plan for implementation and operation of our members e-commerce business, and deliver a stable maintainable business application. We study our members' business objectives, business models and Internet budget and provide our members with the methodologies and content solutions needed to build a successful Internet application.

Technical Support: We provide our members with complete services designed to select, integrate and test all hardware and software necessary to meet the members' Internet objectives. Our offer of technology services range from project management, architectural planning, hardware and software selection, coding, and pre-operation testing to audits following implementation to ensure that the system and all applications are fully tested with fulfillment of our members requirements.

Intranet System Design: We provide our members with complete consultation services designed to meet their computing and communications needs. We develop a complete needs assessment and requirements definition for each member project, then map the business processes and data flows. We quickly create a model that shows exactly how the finished site will look and work. We work closely with each member in selecting, installing and integrating hardware and software, testing the system and training the member's staff to ensure that the system meets our members' need.

Intranet Database Integration and Management: We provide our members with complete consultation services designed to meet our members' needs in database operations. We work with members to gather the initial data to be used in the project, then maintain an ongoing relationship with end-users and information technology units to keep the application up-to-date. We seamlessly integrate existing database management systems with external and internal sites providing users easy access to existing data, including inventory, market research, human resources and product information.

                                    EMPLOYEES

As of January 1, 2001, Chinawe.com had 45 full-time employees, including 20 in technology development, 9 in sales and marketing, 6 in customer service, 5 in management and 4 in general and administrative functions. Our future success will depend in part on our ability to attract, train, retain, integrate and motivate highly qualified sales, technical and management personnel. We have never experienced a workforce shortage. The management believes its relations with its employees are good.

                                   FACILITIES

Chinawe.com's headquarter is located in Hong Kong. It has a branch office in Guangzhou, the capital of Guangdong Province of China. We plan to open 6 more branches in Southern China, including Panyu, Shunde, Zhongshan, Nanhai, Dongguan and Shengzhen City.

      Our computer center was set up in Hong Kong, which has the best Internet infrastructure in China. In order to establish a secure and reliable e-marketplace, our infrastructure is built on an open architecture by adopting well-established applications and hardware from leading global technology companies. Our infrastructure enables us to continuously enhance the features and functionality of our services to meet the evolving needs of our members.

                                   COMPETITION

      The market for e-commerce and Internet professional service is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change and completeness of service provided. We expect competition to persist, intensify and increase in the future. We are aware of several Internet sites, which promote Chinese trade and products, which may compete with us for e-commerce services. In the Internet and Intranet services arena, we compete with a wide variety of ISP firms that provide Internet technology services.

      We believe that market competition is based on the following:

            o     Brand recognition.
            o     Membership fees charged.
            o Number of members using their services, and the volume of transactions online.
            o     Ease of use and convenience.
            o     Quality and reliability of the services.

However, we believe that companies requiring business-to-business e-marketplace services select a trade portal based on:

            o     Brand recognition.
            o     Quality of product offerings.
            o     Ease of use and convenience.
            o     Quality and reliability of the services offered.
            o     Customer service.

      As the first e-commerce marketplace in Mainland and Hong Kong, we specifically focus on STMs in international trade businesses. Our primary competitors include some trade portal providers that have established general online marketplaces for businesses at home and abroad, such as Guangdong Information Net, A Glimpse of Economy & Trade in Guangdong and China Economic Information Network. Most of them only operate a web site, which allow their members to search business information and post business news periodically.

      Compared with major competitors, we possess better brand name recognition given that Chinawe.com has been in operation since 1997. Establishing branch offices in Nanning, Panyu and Shunde will enable us to increase our market exposure extensively. In terms of technologies, we have established a strategic relationship with South China University of Technology to conduct technology research and development to improve the comprehensiveness of our services. In addition, we will be the first business-to-business trade portal provider to be listed in the U.S. stock market that will give our customers the confidence to deal with.

      We not only offer our members free access to the marketplace, we also provide complete and systematic follow-up services. Customers are offered good market environment conditions to promote their sales and enlarge their market opportunities. We treat each of our members seriously and assign a qualified employee to deal with each client. Moreover, as a Hong Kong-based provider of business-to-business trade portal, we also have developed many customers in Hong Kong. Taking advantage of this, we can bring our members together and create more business opportunities between customers from Guangdong and Hong Kong.

      We have not yet conducted significant promotional activities through television commercials, newspaper and other media advertisements due to insufficient funding. We expect to increase such promotional activities in the future.

                                   MARKETING

Sales Channels

      We market our services through direct sales approaches. The direct sales force focuses on STMs in Southern China and Hong Kong. Our marketing team consists of capable representatives and most of them have previous experiences in other industries.

      Our marketing programs include traditional and Internet-based marketing initiatives to increase awareness of the Chinawe.com brand name and to attract new buyer and supplier members to our services. These programs include a variety of promotional activities, including but not limited to participation in exhibitions, seminars and trade shows. We also promote our services through reporting by major local professional journals and business publications. In addition, we conduct web-based marketing to attract new members to our e-marketplace. Our connections with various trade organizations provide us with additional marketing opportunities. These organizations arrange a number of activities designed to strengthen awareness of our brand and our services.

      Our sales and marketing group consists of 9 full-time sales representatives. In the middle of this year, we intend to expand our sales and marketing group to 50 persons and to set up 6 more sales offices in major cities of Guangdong province. We believe that we can strengthen our relationships with buyer and supplier members by providing quality client management, customer support and service. Our customer service group provides ongoing support to members, including site assistance, product searches, and basic questions and processing inquiries. We believe that the benefits that we provide will attract a growing number of suppliers of Chinese products to our marketplace.

      For overseas supplier members, we provide them with a central, easy-to-use location, free of charge, in order to let them identify and purchase a wide range of Chinese products from many suppliers, which allows them to reduce their procurement costs and benefit from centralized purchasing, tracking and record keeping. Overseas buyers may enjoy our free services such as posting their product demands in our web site Trade Bulletin Board, or signing up as members for New Products Alert, one of our web site functions that automatically alerts our members the arrival/coming up of their interested products. With these value-added services, together with some basic advertising channels such as posting banners in major Internet directories and relevant buyer association web sites, we believe that many buyers will be attracted to Chinawe.com and encouraged to use our services.

                               STRATEGIC ALLIANCES

      To attract a large of number of customers in a short period of time, we are in the process of establishing strategic relationships with several governmental agencies. Currently, Chinawe.com is engaged in discussions with the Economy and Trade Commission of Guangdong Province, which is a government office regulating export-oriented STM companies in the province. Through this effort, we hope to add a great number of STMs as members. Other trade organizations or regulatory offices that we are presently engaged in discussions with are listed as follows:

      Guangdong Provincial Economic & Trade Commission
      Guangxi Provincial Economic & Trade Commission
      China Council for International Trade Promotion, Guangdong Chapter Guangdong Provincial Foreign Trade & Economic Cooperation
      China National Federation of Textile Industries

      We believe that we will make substantial progresses with above agencies in mid- 2001. It is projected that the number of the Company's free corporate members will reach 35,000 by mid- 2001.

                                CUSTOMER SERVICE

      We believe that quality customer service is crucial to retaining and expanding our customer base. Chinawe.com has a 6-person customer team and this number will be increased to 30 persons by mid-2001. The customer service representatives, including certified professionals, are available to respond to any customer inquiry via phone or e-mail. Our customer service representatives help members with issues such as the use of our web site, product availability, services and billing questions.

                                   MANAGEMENT

      The following sets forth information regarding our executive officers, directors and other key employees as of January 31, 2001:

Name                         Nationality     Age              Title
----                         -----------     ---              -----
Mr. Wai, Man Keung Alan      Hong Kong       40       CEO & President,
                                                      Chairman of the Board
Mr. Wai, Man Ying Ken        Canadian        35       Vice President of
                                                      Marketing, Executive
                                                      Director
Mr. Xu, Jie Bin              Chinese         30       CIO, Executive Director
Ms. Chu,Vivian Wai Wa        Australian      29       Chief Secretary, Executive
                                                      Director
Mr. Lee, Conway Kong Wai     Australian      45       Non-executive Director
----------------------------------------------------------------------------

      Mr. Wai, Man Keung Alan is the founder of Chinawe.com and has been the Chairman, CEO and President of Chinawe.com since its incorporation. He is responsible for overall strategic planning and development. Mr. Wai has over 15 years of entrepreneur experience in business development and administration. Prior to founding Chinawe Info-Tech Ltd in 1997, Mr. Wai successfully built up one of the leading construction companies based in Hong Kong - Chinawe Construction Co. Ltd. with annual sales of US$ 200 million and more than 300 employees. Under his management, that enterprise has grown and expanded quickly in Hong Kong and China.

      Mr. Wai, Man Ying Ken is the co-founder and Vice President of Marketing of Chinawe.com since its incorporation. Prior to his current position, Mr. Wai was a board director and marketing of a Hong Kong-based building construction company since 1995. Under his directorship, the company has enjoyed consistent and rapid sales growth over the years. Mr. Wai is specialized in marketing and sales management. In 1997, he co-founded Chinawe Info-Tech Limited with his elder brother, Mr. Wai Man Keung Alan. He studied General Science at the University of Waterloo, Canada.

      Mr. Lee, Conway Kong Wai has been a Non-executive Director since 1999. Mr. Lee is a practicing accountant with one of the big five accounting firms. He has over 20 years experience in audit, accounting & financial management. He is a member of the Institute of Chartered Accountants in Australia, the Chartered Association of Certified Accountants, and the Hong Kong Society of Accountants. Mr. Lee obtained his Bachelor degree from the UK and his postgraduate diploma form Australia.

      Mr. Xu, Jie Bin has been Vice President of Technology and Executive Director of Chinawe.com since 1999. He is responsible for Chinawe's technological development. Mr. Xu was a research assistant at the Department of Electrical Engineering of the City University of Hong Kong from July 1996 to January 1998. Prior to January 1998, he was an assistant professor at Research Institute of Computer Application (RICA) and a deputy director of the Telecom & Network Department in RICA, South China University of Science & Technology. Mr. Xu obtained his Ph.D degree in Electronic & Communication Engineering, a Master degree in Radio Engineering & Automatic Control, and a B.S .degree in Radio Engineering from South China University of Science & Technology.

      Ms. Chu, Vivian Wai Wa has been Chinawe.com's Chief Secretary and Executive Director since 1997. She has accumulated her skills from managing diversified areas and is responsible for administrative affairs. She obtained a Bachelor of Economics and Bachelor of Arts in Asian Studies from The Australian National University in 1992.

      Mr. Ng, Yuet Tong Jeffrey, age 30, is Chinawe's Director of Technology, responsible for development of technology. He has 10-years experience in the IT industry. Prior to joining Chinawe.com in 1997, Mr. Ng was the system engineer with a Hong Kong local software company, directly responsible for development technology and project management. Before that, Mr. Ng was a Senior System Support with Bond Network Limited. He graduated from Chai Wan Technical Institute, Hong Kong, where he studied Computer Sciences.

      Ms. Zhang, Chao Yi, age 28, is the Assistant to Managing Director of Chinawe.com. Prior to joining Chinawe.com in 1999, Ms. Zhang was an assistant to General Manager of a company in New York, USA. Ms. Zhang has over 5 years experience in secretarial and administrative matters. She graduated from Guang Zhou University of China with her first degree in Chinese and English Secretary and then obtained her Masters degree in International Business Administration from the American Graduate School of Business, Switzerland.

      Ms Han, Bing, age 26, has been working as the Sales Manager since joining Chinawe.com in 1998. Prior to joining Chinawe.com, Miss Han was a project executive of Guangzhou Pearl River Centerline Property Consultants Ltd., responsible for development project engineering and promotion. She graduated from the Business Administration Department of Jin Nan University, Guangzhou and obtained a Bachelor in Economics in 1998.

      Ms. Feng, Ming Xian, age 27, is the Finance Manager of Chinawe.com. She is responsible for routine accounting matters. Prior to joining Chinawe.com in 1998, she was an accountant of a multinational company in Guangzhou for more than 3 years.

      Mr. Tony Liu, age 28, is the Sales Manager of Chinawe.com, responsible for exploring new business opportunities at corporate levels. He has 3 years of management experience and over 5 years experience in the sales of Internet. Mr. Liu graduated from Zhong Shan University in 1992. He joined Chinawe.com in April 1998.

Establish Strategic Partner Relationship

      We plan to continue to enter into alliances with business-related organizations, such as foreign trade organization, trade fairs and the trade promotion community to increase usage of our services, broaden the number of our members and gain additional marketing opportunities. Our current strategic partners include the Economic and Trade Community of Guangdong and the Economic Community of Guangxi. We plan to strengthen and broaden these relationships and enter into new strategic relationships.

Expand Nationwide

      To capture a larger market potential in China, we plan to expand our service nationally. Having signed agreements with the Economic and Trade Community of Guangdong and the Economic and Trade Community of Guangxi, management believes that it is much easier for us to gain members in our web site, Chinawe.com. As we mentioned above, our business schedule in 2001 is focused on developing free members. Although we do not charge our free members, we will provide basic services in high-quality level enabling them to catch more business opportunities.

      We plan to set up 3 branch offices in Beijing, Nanning and Kunming. Moreover, by mid-2001, we will have established the strategic partnership with CITIC Development Company, Ltd., the largest subsidiary of CITIC in terms of investment scale. CITIC Development Company, Ltd. has invested and established more than 150 wholly-owned, equity and cooperative joint venture enterprises both in and outside China, covering metallurgy, textile, mining, building materials, machinery and electronics, light industries, real estate, telecommunications, engineering and construction, services, and other fields. Its export products reach hundreds of categories. Taking advantage of this relationship, we believe that we will further promote the development of local economy and increase the export opportunities of our members. Furthermore, we are given to understand that many domestic Internet companies, such as Netinfo Information Service Co. Ltd. Guangzhou, Cyberway Compucomm Co., Ltd., Bigwinner Net, China Media Co., Ltd., etc., are facing the problem of insufficient funds to develop their businesses. Hence, we will consider purchasing or merging with some targeted companies with great potentials to enlarge our market share and develop the business jointly, once we obtain sufficient funding.

            Management's Discussion And Analysis or Plan of Operation

      The following discussion should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Information Statement. The following discussion contains forward looking statements. Our actual results may differ significantly from those projected in the forward statements. Factors that might cause future results to differ materially from those projected in the forward looking statements include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this document.

Overview

      We are a relatively new company, as we began operations in 1997. Although our revenue growth has been significant, we have incurred net losses since inception. Our prospects must be considered in light of the significant risks, costs and difficulties often encountered by enterprises in their early stages of development, in particular companies in the Internet sector and, more specifically, targeting and operating in the Greater China and Asian markets.

      Our capital and operating expenses will increase significantly in the near future as the result of commitments and hiring requirements to meet marketing objectives. With these requirements in mind, we will soon be seeking to raise capital through the sale of equity in order to fund our anticipated expenses. There is no guarantee that we will be able to raise the funds and there are no guarantees that we will not be required to raise further capital for operations and expansion in the near future.

      We expect to expand our employee base, from the existing 45 employees, by an additional 30 over the next 6 months, including sales, marketing, operational, technical and customer support resources. In particular, we intend to expand our sales force to market our services.

      We intend to further develop existing strategic partnerships and identify new opportunities to expand our distribution channels.

      Additionally, we are negotiating the terms of a letter of intent with China Great Wall Asset Management Corporation ("Great Wall") which, if implemented, would permit us to list for sale hundreds of millions of dollars worth of assets and joint venture opportunities which Great Wall offers in its portfolio, as well as create our own financial web site. Great Wall is an agency of the Agriculture Bank of China which is, in turn, controlled by the PRC. It is anticipated that foreigners would have an advantage in acquiring assets through our relationships with Great Wall since such assets will be pre-cleared to permit foreign ownership or participation prior to their being offered on our web site. There can be no assurance, however, that such final agreement will be implemented or, if implemented, will generate material revenues and/or profits for us.

Results of Operations

      During the year ended 1998, we collected only nominal membership fees from our first members, while incurring a loss from operations of approximately RMB 850,000 ($100,000). During the year ended December 31, 1999 ("Fiscal 1999"), our revenues which were entirely from membership fees were approximately RMB 500,000 ($60,000) and a loss from operations of approximately RMB 2,000,000 ($240,000). During the nine month period ending September 30,

2000, our membership fee income increased to approximately RMB 1,100,000 ($128,000) and our pre-tax loss narrowed somewhat to approximately $167,000. Throughout our existence, our administrative and general expenses have led to these losses and we have been developing an infrastructure for our business activities. This infrastructure consists of both our computer network and technical personnel. We also anticipate hiring sales and marketing personnel in the near future.

      Following the merger with Neo Modern, it is anticipated that the net operating loss of that entity will not be fully available for utilization by us because of limitations imposed by the U.S. Tax Reform Act of 1986.

Inflation, Regulation and Competition

      Our operations have not been, and in the near term are not expected to be, materially affected by inflation or changing prices. We will encounter competition from a variety of firms selling Internet services in our market area. Many of these firms have long customer relationships and are large and well financed. We believe that competition in the Internet industry is based on competitive pricing, although the ability, reputation and support of a marketing network is also significant. We do not believe that any recently enacted or presently pending proposed legislation will have a material adverse effect on our results of operations.

Factors That May Affect Future Results

      Management's Discussion and Analysis and other parts of this Information Statement contain information based on management's beliefs and forward statements that involve a number of risks, uncertainties, and assumptions. There can be no assurance that actual results will not differ materially from the forward statements as a result of various factors, including but not limited to the following:

      The markets for many of our product offerings are characterized by rapidly changing technology, evolving industry standards, and frequent new product introductions. Our operating results will depend to a significant extent on our ability to design, develop, or otherwise obtain and introduce new products, services, systems, and solutions and to reduce the costs of these offerings. The success of these and other new offerings is dependent on many factors, including proper identification of customer needs, cost, timely completion and introduction, differentiation from offerings of our competitors, and market acceptance. The ability to successfully introduce new products and services could have an impact on future results of operations. (See "Investment Considerations and Risks Factors" at page 9.)

Fluctuations in Quarterly Results

We have incurred operating losses since inception, and cannot be certain that we will achieve profitability on a quarterly or annual basis in the future. We believe that future operating results will be subject to quarterly fluctuations due to a variety of factors, including, but not limited to:

      Continued growth of the Internet in China;

      Our ability to attract and retain customers and maintain customer satisfaction;

      Technical difficulties or system outages;

      Government regulation surrounding the Internet;

      Fulfilling contractual obligations and the ability to enter into a binding agreement with Great Wall;

      Pricing policies of competitors;

      Ability to attract and retain qualified personnel with Chinese and English language ability and Internet industry expertise, in particular, technical, sales and marketing personnel;

      The amount and timing of operating costs and capital expenditures relating to expansion of our business and infrastructure;

      The ability to upgrade, develop and maintain our systems and infrastructure; and

      Failure to increase sales.

Liquidity and Capital Resources

      Since inception, we have funded our operations from advances from shareholders and other related parties, and to a lesser extent from the net proceeds from the sale of common stock.

      Our current cash balances will not be sufficient to meet our working capital and capital expenditure requirements for more than the next six months. It is anticipated that with the further expansion of our operations we will incur negative cash flows, therefore requiring us to seek additional financing to support the growth in operations, both on a short term and long term basis. We expect to acquire or invest in businesses, products, services and technologies that complement or augment our service offerings and customer base. We currently are engaged in discussions with a number of companies regarding strategic acquisitions or investments including Great Wall. Although these discussions are ongoing, no definitive agreements have been signed and there can be no assurance that any of these discussions will result in actual acquisitions. It is anticipated that some of the acquisitions will be paid for by issuing additional common stock and this could dilute our shareholders' equity. In addition, there may be the requirement to amortize significant amounts of goodwill and other intangible assets in connection with future acquisitions, which would materially increase our operating expenses. In addition, we may seek to raise funds by offering debt or equity to the public. There is no guarantee that we will be able to raise the needed funds.

Quantitative And Qualitative Disclosures About Market Risk

We are not exposed to a material level of market risks due to changes in interest rates. We do not have outstanding debt instruments and we do not maintain a portfolio of interest-sensitive debt instruments.

We expect to derive a significant portion of revenues in the form of Renminbi and, therefore, may be exposed to significant foreign currency risks in the future. During the fiscal year ended December 31, 1998 and 1999, respectively, and the nine month period ended September 30, 2000, we did not engage in hedging activities to mitigate the impact of changes in foreign exchange rates. We may in the future use foreign currency forward exchange contracts as a vehicle for hedging purposes.

                          OFFICEWAY TECHNOLOGY LIMITED

                              FINANCIAL STATEMENTS

          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

================================================================================

                          OFFICEWAY TECHNOLOGY LIMITED
================================================================================

                              FINANCIAL STATEMENTS

          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

Contents                                                                   Page

Independent auditors' report                                                1

Balance sheets                                                              2

Statements of operations                                                    3

Statements of shareholders' deficit
 and comprehensive income (loss)                                            4

Statements of cash flows                                                    5

Notes to the financial statements                                        6 to 11

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Officeway Technology Limited

We have audited the accompanying combined balance sheets of Officeway Technology Limited (the "Company') (Note 1), as of December 31, 1999 and 1998, and the related combined statements of operations, shareholders' deficit and comprehensive income, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Officeway Technology Limited, as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.


Horwath Hong Kong CPA Limited
Hong Kong
May 29, 2000


================================================================================

================================================================================

                          OFFICEWAY TECHNOLOGY LIMITED
================================================================================

                                 BALANCE SHEETS
       AS OF SEPTEMBER 30, 2000 (UNAUDITED) AND DECEMBER 31, 1999 AND 1998
                                    (NOTE 2)

                                                               2000                              1999                       1998
                                                    ---------------------------       ---------------------------       ----------
                                           Note        RMB               US$              RMB              US$              RMB
                                                    ----------       ----------       ----------       ----------       ----------

ASSETS
Current assets:
   Cash and cash equivalents                         3,156,422          381,302        1,054,236          127,016           37,836
   Accounts receivable                                  51,211            6,186           32,642            3,933            2,250
   Other accounts receivable,
    deposits and prepayments                           185,988           22,468           47,495            5,722           44,877
   Advances to related parties                              --               --               --               --           40,663
                                                    ----------       ----------       ----------       ----------       ----------
      Total current assets                           3,393,621          409,956        1,134,373          136,671          125,626

      Plant and equipment                    5          51,942            6,275          143,501           17,289          168,466
                                                    ----------       ----------       ----------       ----------       ----------

   TOTAL ASSETS                                      3,445,563          416,231        1,277,874          153,960          294,092
                                                    ==========       ==========       ==========       ==========       ==========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                    110,656           13,367           41,584            5,010               --
   Other accounts payable and
    accrued expenses                                   179,217           21,650          314,851           37,934          101,680
   Customer deposits                                   469,014           56,658          541,344           65,222          193,834
   Advances from related parties             4       4,385,470          529,774        2,220,998          267,590          756,429
                                                    ----------       ----------       ----------       ----------       ----------

      Total current liabilities                      5,144,357          621,449        3,118,777          375,756        1,051,943
                                                    ----------       ----------       ----------       ----------       ----------

Shareholders' deficit:
   Common stock, US$1.00 par value,
    authorized 50,000 shares; 100 shares
    issued and outstanding
   at September 30, 2000                                   802              100        1,000,908          120,590          100,107
   Accumulated deficit                              (1,685,052)        (203,561)      (2,844,041)        (342,656)        (857,958)
   Accumulated other comprehensive
    loss                                               (14,544)          (1,757)           2,230              270               --
                                                    ----------       ----------       ----------       ----------       ----------

      Total shareholders' deficit                   (1,698,794)        (205,218)      (1,840,903)        (221,796)        (757,851)
                                                    ----------       ----------       ----------       ----------       ----------

   TOTAL LIABILITIES AND
    SHAREHOLDERS' DEFICIT                            3,445,563          416,231        1,277,874           53,960          294,092
                                                    ==========       ==========       ==========       ==========       ==========


See notes to the financial statements.
================================================================================

================================================================================

                          OFFICEWAY TECHNOLOGY LIMITED
================================================================================

                            STATEMENTS OF OPERATIONS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
                                    (NOTE 2)

                                                 2000                              1999                      1998
                                      ---------------------------       ---------------------------       ----------
                                          RMB              US$              RMB              US$              RMB
                                      ----------       ----------       ----------       ----------       ----------
      Membership fee income            1,058,236          127,837          496,429           59,811           97,552

      Administrative and general
       expenses                       (2,512,608)        (303,528)      (2,485,819)        (299,496)      (1,071,999)
                                      ----------       ----------       ----------       ----------       ----------

      Loss from operations            (1,454,372)        (175,691)      (1,989,390)        (239,685)        (974,447)

      Other income                        74,592            9,011            3,307              399          124,003
                                      ----------       ----------       ----------       ----------       ----------

      Loss before income taxes        (1,379,780)        (166,680)      (1,986,083)        (239,286)        (850,444)

      Income taxes                            --               --               --               --               --
                                      ----------       ----------       ----------       ----------       ----------

      Net loss                        (1,379,780)        (166,680)      (1,986,083)        (239,286)        (850,444)
                                      ==========       ==========       ==========       ==========       ==========


See notes to the financial statements
================================================================================

================================================================================

                          OFFICEWAY TECHNOLOGY LIMITED
================================================================================

                     STATEMENTS OF SHAREHOLDERS' DEFICIT AND
                           COMPREHENSIVE INCOME (LOSS)
              NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
                                    (NOTE 2)

                                                                              Accumulated
                                                                                 other            Total
                                                              Accumulated    comprehensive     shareholders'
                                               Capital         (deficit)         (loss)          (deficit)
                                                 RMB             RMB               RMB              RMB
                                             ----------       ----------     -------------     -------------
Balances, January 1 ,1998                           107           (7,514)              --           (7,407)
Capital contributions                           100,000               --               --          100,000
Comprehensive loss:
    Net loss for the year ended
    December 31, 1998                                --         (850,444)              --         (850,444)
    Currency translation adjustments                 --               --               --               --
                                             ----------       ----------       ----------       ----------

      Total comprehensive loss                                                                    (850,444)
                                                                                                ----------

Balances, January 1, 1999                       100,107         (857,958)              --         (757,851)
Capital contributions                           900,802               --               --          900,802
Comprehensive loss:
   Net loss for the year ended
    December 31, 1999                                --       (1,986,083)              --       (1,986,083)
   Currency translation adjustments                  --               --            2,230            2,230
                                             ----------       ----------       ----------       ----------

      Total comprehensive loss                                                                  (1,983,853)
                                                                                                ----------

Balances, December 31, 1999                   1,000,909       (2,844,041)           2,230       (1,840,902)
Adjustments on consolidation                 (1,000,107)       2,538,769           (2,230)       1,536,432
Comprehensive loss:
   Net loss for the period ended
    September 30, 2000 (unaudited)                   --       (1,379,780)              --       (1,379,780)
   Currency translation adjustments
   (unaudited)                                       --               --          (14,544)         (14,544)
                                             ----------       ----------       ----------       ----------

      Total comprehensive loss                                                                  (1,394,324)
                                                                                                ----------

Balances, September 30, 2000 (unaudited)            802       (1,685,052)         (14,544)      (1,698,794)
                                             ==========       ==========       ==========       ==========


See notes to the financial statements.
================================================================================

================================================================================

                          OFFICEWAY TECHNOLOGY LIMITED
================================================================================

                            STATEMENTS OF CASH FLOWS
               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 1999 AND 1998
                                    (NOTE 2)

                                                                   2000                          1999                   1998
                                                         -------------------------     -------------------------     ----------
                                                            RMB             US$            RMB            US$            RMB
                                                         ----------     ----------     ----------     ----------     ----------
Cash flows from operating activities:
   Net loss                                              (1,379,780)      (166,680)    (1,986,083)      (239,286)      (850,444)

   Adjustments to reconcile net loss to net cash
   used in operating activities:
      Depreciation                                            9,168          1,107         95,997         11,564         74,455
      Non-current asset adjustment on consolidation              --         14,984          1,810             --             --

      Changes in operating assets and liabilities,
      net of effects of acquisition:
         (Increase) in accounts receivable                  (18,569)        (2,243)       (30,392)        (3,662)        (2,250)
         (Increase) in other accounts
          receivable, deposits and prepayments             (138,493)       (16,730)        (2,618)          (315)       (44,877)
         Increase in accounts payable                        69,072          8,344         41,584          5,010             --
         (Decrease) / Increase in other accounts
          payable and accrued expenses                     (135,634)       (16,385)       213,171         25,683         91,314
         (Decrease) / increase in customer deposits         (72,330)        (8,737)       347,510         41,869        193,834
                                                         ----------     ----------     ----------     ----------     ----------

Net cash used in operating activities                    (1,651,582)      (199,514)    (1,320,831)      (159,137)      (537,968)
                                                         ----------     ----------     ----------     ----------     ----------

Cash flows from investing activities:

Purchase of plant and equipment                             (61,110)        (7,382)       (71,032)        (8,558)      (213,088)
                                                         ----------     ----------     ----------     ----------     ----------

Net cash used in investing activities                       (61,110)        (7,382)       (71,032)        (8,558)      (213,088)
                                                         ----------     ----------     ----------     ----------     ----------

Cash flows from financing activities:

   Increase in advances from related parties (Note 4)     5,981,154        722,536      1,505,232        181,353        688,608
   Repayments to related parties (Note 4)                (3,816,682)      (461,063)            --             --             --
   Capital contributions                                         --             --        900,000        108,429        100,000
   Issuance of common stock                                      --             --            801            100             --
   Issuance of common stock by subsidiary                 2,220,998        268,301             --             --             --
   Cash paid to acquire subsidiaries                       (561,853)       (67,873)            --             --             --
                                                         ----------     ----------     ----------     ----------     ----------

Net cash provided by financing activities                 3,823,617        461,901      2,406,033        289,882        788,608
                                                         ----------     ----------     ----------     ----------     ----------

Net increase in cash and cash equivalents                 2,110,925        255,005      1,014,170        122,187         37,552

Cash and cash equivalents, beginning                      1,054,236        127,016         37,836          4,559            284

Effect of exchange rate on cash                              (8,739)          (719)         2,230            270             --
                                                         ----------     ----------     ----------     ----------     ----------

Cash and cash equivalents, ending                         3,156,422        381,302      1,054,236        127,016         37,836
                                                         ----------     ----------     ----------     ----------     ----------

Supplemental Schedule of Non-cash Investing and Financing Activities

In March 2000, the company purchased all the Capital Stock of WIT (HK) for US$67,873 (RMB561,853). In conjunction with the acquisition, liabilities were assumed as follows:

                                                      RMB                 US$
                                                      ---                 ---
Fair value of assets acquired                      1,775,515            214,486
Cash paid for capital stock                         (561,853)           (67,873)
                                                  ----------         ----------

Liabilities assumed                                1,213,662            146,613
                                                  ==========         ==========


See notes to the financial statements.
================================================================================

================================================================================

                          OFFICEWAY TECHNOLOGY LIMITED
================================================================================

                        NOTES TO THE FINANCIAL STATEMENTS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED) AND
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

1.    Background

      Officeway Technology Limited (the "Company") was incorporated in the British Virgin Islands on December 8, 1999 with an authorized share capital of 50,000 shares of common stock with a par value of US$1.00 each. In December 1999, 100 shares of common stock were issued at par resulting in net proceeds to the company of US$100 (RMB802).

      On March 15, 2000, Officeway acquired 100% of the issued share capital of Welcon Info-Tech Limited ("WIT(HK)") (Note 3) which was incorporated in Hong Kong on June 6, 1997 with an authorized and issued share capital of 100 shares of common stock with a par value of RMB1.06 each. WIT(HK) is engaged in the provision of services to subscribers for the production of website image and business to business e-marketplace for small to medium business.

      On March 20, 2000, WIT(HK) entered into an agreement with Guangzhou Welcon Info-Tech Limited (the "PRC party") to set up a Sino-foreign co-operative joint venture in Guangzhou of the People's Republic of China (the "PRC") under the name Welcon Info-Tech Limited ("WIT(GZ)") for a period of 10 years.

      The PRC party was registered in Guangzhou of the PRC on March 23, 1998 and is controlled by a shareholder of the Company. It is principally engaged in the provision of services to subscribers for the development of computer software and networking, website design, technical consulting and business to business e-marketplace for small to medium business.

      The total registered capital of WIT(GZ) is RMB1,056,412 and is to be contributed entirely by WIT(HK). As of September 30, 2000, the registered capital has been fully contributed by WIT (HK). The PRC party is to provide premises, facilities and licensing agreements for an annual service fee of RMB100,000. All profits or losses net of service fees from the co-operative joint venture are to be allocated to WIT(HK)

2.    Summary of significant accounting policies

      (a)   Basis of presentation

            The accompanying financial statements present the financial position of the Company, WIT (HK) and WIT (GZ) as of December 31, 1999 and 1998, and the results of their operations and cash flows for the years ended December 31, 1999 and 1998, and the period from January 1, 2000 through March 15, 2000 on a combined basis. Prior to March 15, 2000, the Company, WIT (HK), and WIT (GZ) combined, represented the predecessor operations of the Company. Subsequent to March 15, 2000, the accompanying financial statements present the financial position, results of operations and cash flows of the Company and its subsidiaries WIT (HK) and WIT (GZ) on a consolidated basis. All inter-company accounts and transactions have been eliminated in combination and consolidation.


================================================================================

================================================================================

                          OFFICEWAY TECHNOLOGY LIMITED
================================================================================

2.    Summary of significant accounting policies (continued)

      (b)   Unaudited financial statements

            The balance sheet as of September 30, 2000, the statements of operations and cash flows for the nine months ended September 30, 2000 and the statement of stockholders' deficit and comprehensive loss for the nine months ended September 30, 2000, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for this period have been made. The results of operations for the nine months ended September 30, 2000, are not necessarily indicative of the operating results for the full year.

      (c)   Cash and cash equivalents

            Cash and cash equivalents include cash on hand and deposits with banks with an original maturity of three months or less.

      (d)   Plant and equipment

            Plant and equipment which consist of computer equipment, are stated at cost less accumulated depreciation.

            Depreciation is calculated on a straight line basis to write off the cost of each asset over its estimated useful life. The principal annual rate used for this purpose is 30%

            Translation of foreign currencies

            Monetary items denominated in foreign currencies are translated into Renminbi at the rate of exchange in effect at the balance sheet date. Non-monetary items denominated in foreign currencies are translated into Renminbi at the approximate rate of exchange in effect at the translation date. Any revenue or expense resulting from a transaction made in a foreign currency is translated into Renminbi at the approximate rate of exchange in effect on the date of the transaction. Foreign exchange gains or losses resulting from the translation or settlement of a monetary item in a foreign currency are included in the determination of net earnings.

            Translation of amounts from RMB into US$ for the convenience of the reader has been made at the Exchange Rate on September 30, 2000 and December 31, 1999 of US$1.00 = RMB8.2780 and US$1.00 = RMB8.30
            respectively. No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at that rate on September 30, 2000 and December 31, 1999 or at any other date.

      (e)   Income taxes

            Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and


================================================================================

================================================================================

                          OFFICEWAY TECHNOLOGY LIMITED
================================================================================

            liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

2.    Summary of significant accounting policies (continued)

      (f)   Revenue recognition

            Subscription and service income receivable from members is recognized over the period of subscription and to the extent of services rendered in accordance with the terms of subscription and membership agreements.

      (g)   Use of estimates

            The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (h)   Comprehensive income

            The Company adopted SFAS No. 130, "Reporting Comprehensive Income", on January 1, 1998. SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statements that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income are foreign currency translation adjustments.

      (i)   Recently issued accounting pronouncements

            In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" This statement, as amended, is effective for fiscal years beginning after June 15, 2000. The Company currently does not have any derivative instruments nor is it engaged in hedging activities, thus the Company does not believe implementation of SFAS No. 133 will have a material impact on its financial statements presentation or disclosures.

            In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements. SAB No. 101, as amended by SAB No. 101A and SAB 101B, is effective no later than the fourth quarter of fiscal years beginning after December 15, 1999. SAB No. 101 provides the staff's views in applying general accepted accounting principles to selected revenue recognition issues. Currently, the Company believes that it complies with the accounting and disclosure


================================================================================

================================================================================

                          OFFICEWAY TECHNOLOGY LIMITED
================================================================================

            described in SAB No. 101; therefore, management believes that SAB No. 101 will not impact the Company's financial statements.

2.    Summary of significant accounting policies (continued)

      (j)   Risk considerations

            (i) As a majority of the Company's operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with investments in equity securities of North American and Western European companies. The Company's operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past several years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social life. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

            (ii) The Company expects that substantially all of its revenues will be denominated in RMB. A portion of such revenues will need to be converted into other currencies to meet foreign currency obligations such as payment of any dividends declared. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require PRC government approval. No assurance can be given that the operating subsidiaries within the Company will continue to be able to convert sufficient amounts of foreign currencies in the PRC's foreign exchange markets in the future for payment of dividends.

3.    Acquisition of WIT(HK) and WIT(GZ)

      Effective March 15, 2000, the Company acquired the business of WIT (HK) for US$67,873 (RMB561,853). On March 20, 2000, WIT(HK) acquired the business of the PRC party by forming the joint venture, WIT(GZ). The acquisitions were accounted for as purchases, and the results of WIT(HK)'s and WIT(GZ)'s operations are included in the Company's 2000 consolidated statement of operations from date of acquisition. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The purchase price equalled the carrying values of the net assets acquired.


================================================================================

================================================================================

                          OFFICEWAY TECHNOLOGY LIMITED
================================================================================

4.    Related party transactions

      The balances with related parties are as follows:

                                                 2000                      1999               1998
                                        ----------------------    ----------------------    ---------
                                           RMB          US$          RMB          US$          RMB
                                        ---------    ---------    ---------    ---------    ---------
      Advances from related parties:
        Shareholders                    3,927,992      474,510      787,989       94,938      308,954
        Related company                   428,793       51,799    1,433,009      172,652      447,475
        PRC party                          28,685        3,465           --           --           --
                                        ---------    ---------    ---------    ---------    ---------

                                        4,385,470      529,774    2,220,998      267,590      756,429
                                        =========    =========    =========    =========      =======

4.    Related party transactions (continued)

      All balances with related parties are unsecured, interest free and payable on demand. During the nine months ended September 30, 2000 and the year ended December 31, 1999, the Company received advances from related parties of RMB5,981,154 and RMB1,505,232, respectively. In addition, during the nine months ended September 30, 2000 and the year ended December 31, 1999, the Company repaid advances of RMB3,816,682 and RMB NIL, respectively.

      The Company occupied office space in a building leased by an affiliate of the Company. Rent expense for the nine months ended September 30, 2000 and for the year ended December 31, 1999 was approximately RMB96,300 and RMB128,400, respectively.

5.    Plant and equipment

                                                 2000                      1999               1998
                                        ----------------------    ----------------------    ---------
                                           RMB          US$          RMB          US$          RMB
                                        ---------    ---------    ---------    ---------    ---------
      Computer equipment,
       at cost                             61,110        7,383      318,598       38,385      248,186

      Accumulated depreciation              9,168        1,107      175,097       21,096       79,720
                                        ---------    ---------    ---------    ---------    ---------

                                           51,942        6,276      143,501       17,289      168,466
                                        =========    =========    =========    =========    =========

6.    Income taxes

      The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

      Under the current laws of the British Virgin Islands (the "BVI"), dividends and capital gains arising from the Company's investments in the BVI are not subject to income taxes and no withholding tax is imposed on payments of dividends to the Company.


================================================================================

================================================================================

                          OFFICEWAY TECHNOLOGY LIMITED
================================================================================

       Companies carry on business and derive income in Hong Kong are subject to Hong Kong profits tax at 16%. PRC newly-established joint ventures are exempt from income tax in the first two years starting from the first year of profitable operations, as well as being allowed a 50% reduction in tax in the third, fourth and fifth years of profitable operations.

       No income taxes have been provided for WIT(HK) as it incurred tax losses during 2000 and 1999. Losses of WIT(HK) can be carried forward to offset future taxable income for an indefinite period. No income taxes have been provided for WIT(GZ) as it began operating in March 2000.


================================================================================

================================================================================

                          OFFICEWAY TECHNOLOGY LIMITED
================================================================================

6.    Income taxes (continued)

      The reconciliation between the effective tax rate and the statutory U.S. federal income tax rate is as follows:

                                         2000           1999            1998
                                        ------         ------          ------
                                        % of Pre-tax   % of Pre-tax    % of
      Pre-tax
                                        income         income          income

      U.S. federal income tax rate             34           34             34
      Operating losses                        (34)         (34)           (34)
                                        ---------      -------         ------

                                               --           --             --
                                        =========      =======         ======

      At September 30, 2000, the Company's deferred tax assets are as follows:

                                                                   2000
                                                                 --------
                                                                    RMB

      Hong Kong operating loss carry forward                      281,999
      PRC operating loss carry forward                                 --
      Deferred tax assets valuation allowance                    (281,999)
                                                                 --------

      Net deferred tax assets                                          --
                                                                 ========

      Management has provided a full allowance for deferred tax assets as realization of the assets is not assured.

7.    Subsequent event:

      On October 21, 2000, all the shareholders of the Company contributed their shares of Company stock to Chinawe.com, Inc. ("Chinawe"), a newly formed holding company with no other assets or liabilities, thereby making the Company a wholly owned subsidiary of Chinawe. On October 18, 2000, the shareholders of the Company formed Gonet Associates Limited ("Gonet"), a British Virgin Islands Corporation. On October 29, 2000, Gonet issued all of its shares to the former shareholders of the Company in the same ownership percentage as they owned in Chinawe. The shareholders then contributed all of their shares in Chinawe to Gonet as a capital contribution, making Gonet the sole shareholder of Chinawe.

      Subsequent to these transactions, Chinawe entered into an Agreement and Plan of Merger dated October 24, 2000 to merge with Neo Modern Entertainment Corp. ("Neo Modern"), a publicly traded, development stage California corporation, which is to have no assets or liabilities at the date of merger. Upon completion of the merger, Gonet is expected to own an 84% interest in Neo Modern.


================================================================================

                       WHERE YOU CAN FIND MORE INFORMATION

      Neo Modern files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such information at the following public reference rooms of the SEC:

    450 Fifth Street, N.W.      7 World Trade Center     Citicorp Center
    Room 1024                   Suite 1300               500 West Madison St.
    Washington, D.C. 20549      New York, NY 10048       Suite 1400
                                                         Chicago, IL 60661-2511

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the World Wide Web site maintained by the SEC at "http://www.sec.gov." You may also obtain copies of such information by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

      Neo Modern supplied all information contained in this document relating to Neo Modern, and Chinawe supplied all such information relating to Chinawe.

      You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than the date of this document, and neither the mailing of this document to shareholders nor the issuance of Neo Modern common stock in the merger shall create any implication to the contrary.

                                                                   APPENDICE B-1

CA Codes (corp:1300-1312)CORPORATIONS CODE
SECTION 1300-1312

1300. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

      (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

      (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

      (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

      (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

      (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

      (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

1301. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

      (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

      (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

      (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

      (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

      (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share.

      Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

      (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

      (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

      (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

      (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

1306. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

      (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

      (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

      (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

      (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

1310. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

      (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

      (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                   Appendice D-1

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                   FORM 10-KSB

            |X| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     For the fiscal year ended June 30, 2000
                                               -------------

             |_| TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

              For the transition period from __________ to ________
                        Commission file number 000-26169
                                               -----------

                         Neo Modern Entertainment Corp.
                         ------------------------------
                 (Name of small business issuer in its charter)

          California                                      95-4627285
          ----------                                      ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

442 N. La Cienega Blvd., Suite 206, West Hollywood, CA                  90048
------------------------------------------------------                ----------
(Address of principal executive offices)                              (Zip Code)

Issuer's telephone number (310) 652-7556
                          --------------

Securities to be registered pursuant to Section 12(b) of the Exchange Act: None
                                                                           ----

Securities to be registered pursuant to Section 12(g) of the Act.

Common Stock, par value $.001 per share
--------------------------------------------------------------------------------
                                (Title of class)


                            [Cover page 1 of 2 pages]

      Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X|
No |_|

      Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. |X|

      The issuer's revenues for the fiscal year ended June 30, 2000 were $15,000.

      The aggregate market value of the voting common equity held by non-affiliates (computed by the average bid and asked price of such common equity) on September 27, 2000 was $330,631.

      The number of shares of common stock, par value $.001 per share, outstanding as of September 27, 2000 was 11,235,435 shares.

DOCUMENTS INCORPORATED BY REFERENCE

      None.

Transitional Small Business Disclosure Format

      Yes |_|    No |X|

Forward Looking Statements: This Form 10-KSB contains, or incorporates by reference, certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements, other than statements of historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based on certain assumptions and assessments made by management of the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. The forward-looking statements included in this Form 10-KSB are also subject to a number of material risks and uncertainties, including but not limited to public acceptance of film projects, ability to meet cost and time estimates in budgets, availability of distribution agreements, and general economic factors affecting the Company's operations and markets. Stockholders and prospective investors are cautioned that such forward- looking statements are not guarantees of future performance and that actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.


                            [Cover page 2 of 2 pages]

                                     Part I

Item 1. Description of Business.

      Principal Products and Associated Markets:

      Neo Modern Entertainment Corp. (the "Company" or "we") was formed pursuant to the corporation laws of the State of California on March 19, 1997, and we have our principal office in West Hollywood, California. We were created to develop, produce and arrange distribution of feature-length motion pictures. However, lack of funds now makes it unlikely for us to undertake high-budget productions. Our new strategy is to attempt to produce extremely low budget film projects in order to develop a base of active operations. Our management believes that we will be able to produce between one to three films at an out-of-pocket cost of $50,000 to $125,000 each. This can be accomplished through the expertise developed by our Chief Executive, Rafal Zielinski, who has extensive experience in directing and producing films. In addition, our use of modern technology, such as the use of digital filming methods, will be expected to greatly reduce this aspect of a film's production cost. However, our new strategy will require us to find a film distribution firm which is willing to distribute our new films and to obligate itself to spend upwards of $50,000 to create duplicate 35mm film prints for theatrical exhibition.

      Our management consists of our President and Director, Rafal Zielinski, and our two other directors, Mike Gabrawy and Regina A. Musolino. Mr. Gabrawy and Ms. Musolino were elected to our board in 1999. Mr. Zielinski and Mr. Gabrawy have an established track record in the business of non-studio financed films and have each produced three independent films. Through such productions, they have established business contacts and associations with distributors and foreign sales agents ("Contacts"). We may use such Contacts in connection with our proposed slate of films to better control distribution, keep distribution fees low and maximize revenues. Exploiting such Contacts may enhance the possibilities of having our films distributed on a national level through a major distributor, should we wish to exploit that distribution option. Alternatively, we should ultimately become capable of self-distribution in both the domestic and foreign markets, if needed. By controlling the distribution process and keeping distribution fees and expenses to a minimum, we intend to ultimately maximize revenues and profits.

      Our long term strategy is to vertically integrate our involvement in the film production and exploitation process so as to own, or create and maintain lasting relationships with distributors in all primary and ancillary markets. We would also seek to eventually acquire our own studio facilities and equipment. When appropriate, we would also provide prints and advertising funding to create a larger net income per film by decreasing the distribution fees and distributor overhead. However, this long term strategy must await substantial financing and a successful track record with the films we are now seeking to produce.

      We believe that the screenplays underlying our initial slate of films require minimal refinement prior to the commencement of principal photography. Mr. Zielinski intends to direct each such film. We hope to produce at least one to two films of increasing budget-size per year. We intend to manage and accumulate an ever-increasing revolving production, distribution and development fund and to prudently manage the use and occasional rental of our digital post-production facilities. We also intend to build a stable asset base consisting of film libraries and related going concerns through an acquisition strategy, utilizing our stock as consideration whenever possible. Our library currently consists of partial rights to three films previously produced by Mr.
Zielinski: Hey Babe (1987); Ginger Ale Afternoon (1990); and Fun (1993) (collectively, the "Film Library").

      Our artistic vision is to produce independent, alternative, "art-house" films that are character-driven and non-formulaic. We intend to produce films targeted at both the youth and the more specialized markets. Our management believes that quality, commercially viable films can be produced on a limited-budget basis through proper planning, execution and intelligent management. Such films require less capital to produce, and consequently need to generate less revenue to recoup costs and derive profits. If successful, the return per dollar invested has the potential of being a significant multiple of total costs. Our long-term agenda is to produce as many commercially successful films as possible, thus creating a viable production vehicle through which we would control our creative destiny and continue making films on a going forward basis.

Distribution:

      With respect to the theatrical distribution of motion pictures in the United States, arrangements for the distribution and exhibition of a film vary greatly. However, certain fundamental economic relationships remain constant. The distributor of a film licenses the exhibition of the said film typically for a period of between five and twenty-five years. The distributor normally has the responsibility for advertising and supplying exhibitors with film prints and other promotional materials. The exhibitor presents the film to a paying audience at which time its collects the admission fees paid at the box office (the "Gross Box Office Receipts"). In accordance with a license agreement with the distributor, the exhibitor retains a percentage (somewhere between 10-90%, although a 50/50 split is typical) of the Gross Box Office Receipts. The exhibitor may also recover its actual operating costs incurred in presenting the film and its expenses incurred in the advertising and promotion thereof. After the exhibitor has deducted the funds due it, the remaining balance (the "Gross Film Rentals") is then remitted to the distributor. The distributor initially deducts 15-35% for the distribution of the film in the United States (the "Distribution Fee"). The distributor also reimburses itself for its actual expenses incurred in connection with the distribution, advertisement and promotion of the film. After all Distribution Fees have been paid, the remaining balance (the "Negative Cost") is furnished to the company producing the film (the "Production Company"). The Negative Cost is the cost incurred by the Production Company in creating the negative of the film. Generally, a film financed and distributed by a major film studio will include a substantial "overhead" charge of 20% of the film's budget or a set fee, to cover the cost of that studio's production facilities, investments in the development of motion picture properties which ultimately are not produced, and additional staff assigned to production. After the Negative Cost, plus interest, if any, is recouped by the Production Company, any remaining amounts constitute the film's net profits (the "Net Profits"). Net Profits are usually first distributed to parties who have deferred their compensation for work done on the film and are then distributed to the film's other participants pursuant to their negotiated agreements. Foreign distribution and television exhibition vary somewhat from this general description.

      Since we ultimately plan to control all rights to our films, and since the films may be fully financed, we may obtain favorable distribution terms in all primary and ancillary markets. If we ultimately self-distribute, there will be no separate Distribution Fee. However, it is likely that we will have to use the services of independent distribution companies, sales agencies, or consultants which will charge Distribution Fees, for some or all markets. Domestic and foreign theatrical exhibition rights, including non-English language rights, will be licensed by us to recognized distributors and exhibitors. Alternatively, we may self-distribute in association with our Contacts domestically and utilize a sales agent for each territory in the foreign market. The private use of video cassettes, both domestic and foreign, will be licensed by us to established home video distributors, or possibly joint-ventured with an independent video distributor to maximize our revenues.

      As modern technology provides the entertainment industry with DVD, cable, t.v. satellite and internet distribution, the latter through increased broadband technology, we will continue to explore the use of such media for distribution and exploitation of our product.

Competition:

      We compete in business with an almost infinite number of large and small entities producing motion pictures in this country and abroad. Success in our business is determined by a number of factors, including the skill of our personnel, the ability to secure attractive scripts and name talent, the quality of our products and our ability to obtain suitable distribution agreements and outlets.

      The rising costs associated with the operation of major film studios and the increased demand for film product has opened the door for independent film production. In 1960, independent film producers worldwide only accounted for approximately 30 out of a total of 277 films made, or about 11% of the market. In 1987, independent producers were responsible for the production of 423 out of a total of 578 films made, or about 73% of the market. Although the number of films made by independent producers decreased in 1992 to 352 out of a total of 575 films made, or about 64% of the market, a number of newly-created independent production and distribution companies have developed into highly successful companies within a few short years. Overall, total revenue for sales of independent films for theatrical exhibition, home video and television surpassed $1.8 billion in fiscal 1997, up 11% from 1996. While weakening foreign pre-sales are a result of an abundance of product from the major studios, Europe and Eastern Europe in particular remain developing markets. The theatrical and home video markets--softer in years past--show stronger percentage growth, thus reflecting the boom in theater construction and VCR penetration in international markets. In the last three years the public's appetite for independent film has increased, the number of independent films produced skyrocketed, and with the launch of several specialty cable channels (i.e., Sundance Channel, Independent Film Channel, Bravo) focusing on independent and art house films, the boom in construction of multiplexes, the prospect of distribution on the internet as the availability of broadband increases and the successful track record of many independent distribution companies, such as Miramax, Fox Searchlight, Fine Line, Paramount Classics, Artisan Entertainment, Sony Pictures Classics, Trimark, Lion's Gate Films, USA Films (the amalgam of October Films and Gramercy Pictures), Stratosphere, Strand Releasing and the newly formed Screen Gems, the demand for product has increased substantially.

      The 1999's produced big success stories in the film industry ranging from "Shakespeare in Love" which grossed about $100 million for Miramax to the micro-budget "The Blair Witch Project" which was produced for $40,000.00 and sold by its producers to Artisan Entertainment for $1.1 million and a percentage of the profits. Blair Witch went on to gross $142 million domestically alone.

      A current market trend has been the purchase of independent film companies by major film studios. In recent years, once-independent film companies such as Miramax Films, Fine Line Features and Gramercy Pictures have been acquired by entities such as The Walt Disney Company and Time-Warner, Inc. A specialized film company can experience competitive advantages by being part of a major studio. Such advantages include piggybacking onto an international distribution system to tap into the growing foreign appetite for American independent fare; utilizing a studio's music division for soundtrack recording and mastering; and having film trailers appear on such studio's releases, including on occasion, the studio's home video releases.

      Our artistic vision is to produce independent, alternative, "art-house" films that are character-driven and non-formulaic. We intend to produce films targeted at both the youth and the more specialized markets. Our management believes that quality, commercially viable films can be produced on a limited-budget through proper planning, execution and intelligent management. We intend to compete by offering better and more distinctive entertainment value through superior production, directing and acting.

Intellectual Property:

      We expect that our scripts and film productions will have copyright and similar protection. Apart from this, we do not expect to have any formal legal protection for our trade secrets or other intellectual property and know-how and do not have confidentiality agreements or non-competition agreements in place. In addition, modern technology fosters illegal copying and the use of protected material and we will be hard pressed, as is the film and music industry in general, to stop this piracy.

      We also seek to retain merchandising and other rights to the characters in our films so that, if a trend is launched by our films by way of its music, decor, lifestyle or characters, we have additional ways in which to financially capitalize on it.

      We also hold the right to produce several screen plays and literary properties, subject to the payments to the authors and the reimbursement of development costs with interest to Filmart Inc. with interest for each respective property.

Government Approvals:

      We are aware of three governmental agencies which could exert influence on us: The Los Angeles Film Commission ("LAFC"), the Occupational Safety Hazard Administration ("OSHA") and the Los Angeles Fire Department ("LAFD"). When we are on location outside of Los Angeles County there may be other similar governmental agencies which could affect our operations. The LAFC controls the issuance of permits for filming in the Los Angeles City and County areas, collecting a fee for its services. OSHA governs occupational health and safety conditions in the workplace and ensures the adherence to safety guidelines so as to minimize risk to employees and visitors. We intend to conspicuously post and actively promote strict adherence to all applicable OSHA rules, so as to negate any possible ramifications for noncompliance by us. The LAFD monitors film production companies to ensure their compliance with applicable safety guidelines and to reduce unacceptable fire and other hazardous risks to employees or visitors. Our management will accommodate the LAFD in conducting "spot-checks" of our stages and production facilities to ensure a safe working condition. Our cooperation in the operation of these "spot-checks" will ensure a safe workplace environment.

Employees:

      Our Company presently has no employees or representatives, other than our three directors who also serve in executive and administrative capacities. We may hire two part-time employees within the next 12 months, consisting of a clerical secretary and a Production Assistant to facilitate operations.

Investment Considerations and Risk Factors:

      An investment in our Common Stock is highly speculative, and brings with it a number of investment considerations and risk factors which an existing stockholder or prospective purchaser of our Common Stock should take into account. Among these are the following:

We Have Experienced Operational Losses Throughout the Life of Our Company.

      We have a history of losses and a cumulative deficit in our earnings. Accordingly, it may be expected that it would be more difficult for us to achieve profitable operations.

We Have a Need to Raise Capital in Order to Continue Our Operation.

      At the current juncture, we do not have sufficient cash to pursue our goal of producing motion pictures, even those of the low budget variety. To do so, we will have to raise additional capital, and the only viable way in which to do so is to issue additional shares of our Common Stock. This will have the effect of diluting the interest of existing stockholders. Further, if such financing is not available, it is unlikely that we will be able to continue our business operations.

Our New Strategy of Producing Low Budget Films May Not Prove Viable.

      Because of our lack of capital and non-existent liquidity, we have undertaken a new corporate strategy which entails the production of low cost -- low budget films. However, we have no experience with this type of filmaking and it will depend, in part, upon newly developed digital filming and production methods. Accordingly, there is a risk that we will not be able to implement our new strategy or, if we produce one or more films using this method, these films may not be commercially successful. In addition, our new strategy does not provide for such customary items that we have used in the past as completion bonds and various types of insurance coverage, which would provide a reserve to ensure the completion of production and post-production work on a film. We will not have these coverages with our contemplated low budget products because of the cost of putting these in place.

Competition in Our Industry is Intense and Our Projects are Subject to Fashion and Other Vagaries Which Makes Their Acceptance Uncertain.

      We have a vast array of competitors in the production of films, many of whom have much greater resources than we do. In addition, public acceptance of our product is subject to elements of fashion, style and the like which places additional uncertainties upon acceptance of our future products and its potential for commercial success.

We Are Dependent Upon a Few Individuals for Management and Conduct of Our Business.

      As noted throughout this Report, we are highly dependant upon Rafal Zielinski, our Chief Executive Officer and sole full-time employee, and his ability to evaluate, produce, raise capital and generally conduct our business. Although he will be assisted, on a part-time basis, by our two directors, and may resort to a variety of outside consultants, our present and future reliance upon Mr. Zielinski places an additional risk upon our business, particularly should we lose the service of Mr. Zielinski for any reason.

Item 2. Description of Property.

      Our principal offices are located at 442 N. La Cienega Blvd., Suite 206, West Hollywood, California. Presently, our offices are rented on a month-to-month basis at a cost of $180 per month, due on the 1st day of each month. These facilities are suitable for our current operations.

Item 3. Legal Proceedings.

      We are not engaged in any litigation or governmental proceedings.

Item 4. Submission of Matters to a Vote of Security Holders.

      No matters were submitted to a vote of security holders during the quarter ended June 30, 2000.

                                     Part II

Item 5. Market for Common Equity and Related Stockholder Matters.

      Market Information:

(a) Trading in our shares of Common Stock presently takes place on the OTC Bulletin Board under the symbol NEOE.

      The following table sets forth the range of high and low bids for our Common Stock for our two most recent fiscal years:

Fiscal 1999:                                  High             Low
-----------                                   ----             ---
July 1, 1998 -- September 30, 1998            $0.1875          $0.0625
October 1, 1998 -- December 1998               0.10             0.006
January 1, 1999 -- March 31, 1999              0.125            0.05
April 1, 1999 -- June 30, 1999                 0.55             0.05
                                             -------          -------

Fiscal 2000:                                  High             Low
-----------                                   ----             ---
July 1, 1999 -- September 30, 1999            $0.125           $0.04
October 1, 1999 -- December 31, 1999           0.045            0.02
January 1, 2000 -- March 21, 2000              0.56             0.05
April 1, 2000 -- June 30, 2000                 0.25             0.125
                                             ------           ------

      The foregoing quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

      On September 27, 2000, our shares of common stock was quoted at between $0.125 and $0.156 per share.

(b) The number of holders of our Common Stock was approximately 141 on September 27, 2000, computed by the number of record holders, inclusive of holders for whom shares are being held in the name of brokerage houses and clearing agencies.

(c) We have not paid any cash dividends with respect to our Common Stock, nor does our Board of Directors intend to declare cash dividends on our Common Stock in the foreseeable future, in order to conserve cash for working capital purposes.

Item 6. Management's Discussion and Analysis or Plan of Operation.

      Plan of Operation:

      We have had a limited operational history over our last three-and-a-half years with no appreciable revenues and may be regarded as a developments stage company. Our plan of operation is to raise capital sufficient to fund the production of several extremely low-budget films, and thereby supplement our film library and generate revenue for the subsequent production of films. We have completed partial principal photography on our first low-budget feature film tentatively entitled "Bohemia", and our plan calls for finishing the film if and when we have raised sufficient capital for "Bohemia" as well as one or more of the micro-budget films. The modest revenues received by us so far have been from the exploitation of our film library and are utilized towards operating costs and to pay down a portion of the debt against the film library.

      We are continuing to seek sources of financing. We will also consider possible business combinations as well as examine the possible application and the benefits of the digital transformation of data and digital production methods to our business.

      Liquidity & Capital Resources:

      We have historically raised capital to fund our operations by the sale of our common stock. For the immediately foreseeable future, we will be required to sell common stock or other equity securities to raise capital to fund our operations. There can be no assurance that such capital investment will be available on terms that will be acceptable to us. Furthermore, the sale of such capital will further dilute the interest of current stockholders. Other capital may also be raised through loans, deferments of goods and services, pre-sales of rights and/or co-financing with other entities.

      Year 2000 Issues:

      We have reviewed and tested our internal software programs and computer systems. We have determined that there are no significant Year 2000 issues within our programs and systems. We are not aware of any material problems with our vendors or suppliers. We do not anticipate incurring material expenses or experiencing any material operational disruptions as a consequence of Year 2000 issues.

Item 7. Financial Statements.

      The financial statements require by this Item are set forth at pages indicated in Item 13 following page 17 of this Report.

Item 8. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

      None.

                                    Part III

Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act.

      We have three directors, each of whose term will expire at next year's Annual Meeting of Stockholders. The following table contains information regarding all directors and executive officers:

     Name               Age        Position / Offices Held        Director Since

Rafal Zielinski         46       President / CEO and Director          1997

Mike Gabrawy            31       Director                              1999

Regina A. Musolino      33       Director                              1999

      The following is a brief account of the business experience for the last five years for the above mentioned individuals:

      Rafal Zielinski:

      Mr. Zielinski has feature credits as a producer, director or writer on seventeen feature films of diverse genres and budgets ranging from $250,000 to $5,000,000. He has an established track record in the business of independent, non-studio financed films. His films have been shown all over the world, including American theatres, cable, TV and video cassettes.

      As a teenager, Mr. Zielinski attended Stowe School in England, where he received a grant to make his first 16mm film in India. He studied cinema verite filmaking with veteran Richard Leacock at MIT, receiving a Bachelor of Science Degree in Art and Design from that institution. Graduate film studies were continued at Concordia University in Montreal, Canada.

      Mr. Zielinski's first feature, "Hey Babe" (1987), opened the Taormina Film Festival, and also showed at the Toronto, Montreal and Filmex Film Festivals.

      His independent feature "Ginger Ale Afternoon" (1990) showed in competition at the Sundance Film Festival and was picked up by Skouras Pictures for domestic theatrical release in the United States.

      Mr. Zielinski's film "Fun" (1993), also premiered at the Sundance Film Festival, where it received two Special Jury Awards for Acting Achievement and went on to show at the Toronto, Vancouver and Montreal Film Festivals, as well as many international film festivals including Sydney, Edinburgh, Munich, Vienna, London, Stockholm, Sao Paulo, Rimini and Mill Valley.

      Mike Gabrawy:

      Mr. Gabrawy's wealth of technical knowledge and story sense come from years of exposure to the medium in all facets of development and production. Mr. Gabrawy holds a Bachelor's degree in Film Studies from the University of Kansas, where he made several films for various academic departments on subjects as diverse as Religion and Psychology. After graduation in 1992, Mr. Gabrawy immediately began working in Los Angeles where he started out as a production assistant on over twenty commercials and eventually served as location manager on several independent features.

      Soon after Mr. Gabrawy segued into larger feature films holding various posts in the production departments on such major film releases as "Naked Gun 33 1/3", "Little Princess," "Stargate", "Waterworld" and "Independence Day". Late in 1995, Mr. Gabrawy was hired at Constantin Film, an international production and distribution company, where he served as a production- development executive for nearly three years. Mr. Gabrawy was actively involved if not integral in the production and/or development of such projects as "Prince Valiant" (co-produced with Lakeshore Entertainment), "Wrongfully Accused" (co-produced with Morgan Creek), "Silver Surfer" and the film adaptation of the blockbuster Sony Playstation game "Resident Evil" (for which he is currently an Associate Producer).

      In July 1998, Mr. Gabrawy left Constantin Film to pursue independent producing full time. Most recently, Mr. Gabrawy co-produced the Venice cult favorite "And Other Urban Myths" with Aaron Skalka, co-produced the highly experimental feature "Green and Dimming", which was directed by Sundance award-winner Britta Sjogren and finally line produced the quirky dramedy "East of A".

      Additionally, Mr. Gabrawy serves as a consultant to the Independent Feature Project West, the organization responsible for the Independent Spirit Awards, the indie alternative to the Academy Awards, under its Resident Line Producer program.

      Regina A. Musolino:

      Ms. Musolino has had a diversity of experiences in her career. She was born in Ohio and spent a number of years there studying such varied disciplines as biology, fashion design and accounting. After working for a Big Six accounting firm as a tax consultant for four years, she entered law school and received her J.D. from the University of Southern California in 1998.

      Ms. Musolino has worked as an entertainment tax attorney where she consulted with studios and production companies on tax related implications of such matters as motion picture financing, intellectual property and corporate structuring.

      Currently, Ms. Musolino is working as an independent film producer on two future films: a romantic comedy and an all female hip hop action film.

Item 10. Executive Compensation.

      The following table sets forth for the fiscal years indicated the compensation paid by our Company to our Chief Executive Officer. No executive officer has received a total annual salary and bonus exceeding $100,000.

                           Summary Compensation Table

      Name and                                                  Other Annual
 Principal Position       Year      Salary ($)    Bonus ($)    Compensation($)
 ------------------       ----      ------        -----        ------------

Rafal Zielinski/CEO       2000        -0-          -0-            (1)(2)

                          1999        -0-          -0-             (1)

                          1998        -0-          -0-             (1)

----------
(1) Rafal Zielinski is compensated for his executive services pursuant to the President/CEO's Memorandum Agreement, dated as of March 21, 1997 (the "Services Agreement").
(2) Mr. Zielinski was issued 956,980 shares of Common Stock on August 10, 1999 for additional services rendered to our Company.

      Rafal Zielinski, as our President / CEO, is compensated for his executive services pursuant to the President / CEO's Memorandum Agreement, dated as of March 21, 1997, by and between Filmart Corp., an entity controlled by Mr. Zielinski ("Filmart") and us (the "Services Agreement"). Pursuant to the Services Agreement, Mr. Zielinski's non-exclusive services are to be furnished to us at a rate of $2,000 per month for the first year followed by an increase of 25% in successive years over the next seven years, as indicated in the following table:

            CASH COMPENSATION PAYABLE TO FILMART INC. BY THE COMPANY

                          Year              Payment Per Month
                          ----              -----------------

                           1                   $2,000.00

                           2                   $2,500.00

                           3                   $3,125.00

                           4                   $3,906.25

                           5                   $4,882.81

                           6                   $6,103.52

                           7                   $7,629.39

      If we do not have sufficient funding to pay the above sums, such compensation shall be deferred and paid in full or in installments at future date(s) to be determined in good faith by us, with ten percent (10%) annual simple interest. To date, we have not furnished Filmart with cash compensation for Mr. Zielinski's executive services. Mr. Zielinski receives no additional compensation for being a board member.

      Additionally, pursuant to the Services Agreement, Filmart will have the option to purchase our Common Stock, at a price of its par value per share, $.001 per share, in accordance with the following table:

                OUR COMMON SHARES THAT MAY BE ACQUIRED BY FILMART

Number of Shares per Month            Year          Total Number Per Year
----------------------------          ----          ---------------------

          100,000                       1                  1,200,000

          125,000                       2                  1,500,000

          156,250                       3                  1,875,000

          195,312                       4                  2,343,750

          244,140                       5                  2,929,687

          305,175                       6                  3,662,109

          381,469                       7                  4,577,636

      Pursuant to the Services Agreement, on October 21, 1999, Rafal Zielinski, as President of Filmart, exercised his option to acquire 3,637,500 shares of Common Stock for the period of March 21, 1997 - September 20, 1999 in exchange for $3,637.50; on December 20, 1999, 468,750 shares for the period of September 21 to December 20, 1999 in exchange for $468.75; on March 20, 2000, 468,750 shares for the period of December 21, 1999 to March 20, 2000 in exchange for $468.75; on June 20, 2000, 585,936 shares for the period of March 21, 2000 to June 20, 2000 in exchange for $585.94; and on June 20, 2000, 585,936 shares for the period of June 21, 2000 to September 20, 2000 in exchange for $585.94.

      In addition to compensation as President/CEO, Rafal Zielinski originally received 1,000,000 shares of Common Stock as a founder on March 21, 1997, as well as 1,000,000 Series A Convertible Preferred Shares on May 1, 1997 (converted to shares of Common Stock on April 9,1999) in consideration for the exchange of property outlined in the Acquisition Agreement of May 1, 1997, between Rafal Zielinski and affiliated corporations, as well as Mr. Zielinski taking reduced fees (below Director's Guild of America minimums) for directing the initial slate of up to three films for the Company. Pursuant to the Acquisition Agreement, there are sums owing, with interest, to Filmart for "Ginger Ale Afternoon" and "Fun", to be recouped from the respective revenues of the two films, as well as development costs for "Bohemia" and other scripts/literary properties, payable with interest upon production of each respective film. Resulting from the resignation of Phil Kueber as a director and officer and the consequent cancellation of his founder's shares, Rafal Zielinski was issued 956,980 shares of Common Stock on August 10, 1999, per "non-dilution" policy adapted by the board on February 23, 1998, for additional services to the Company, in areas such as the raising of financing and management, resulting from Mr. Kueber's absence. This compensation is in addition to the stock options granted to Filmart pursuant to the Services Agreement.

      Two of our directors, Mr. Gabrawy and Ms. Musolino, are compensated solely through the issuance of Common Stock as follows: (i) 1,000 shares on the date of such member's appointment to the Board; and (ii) 4,000 shares per month for a term of one year starting from December 1, 1999, in addition to 22,967 shares issued to Mr. Gabrawy for services up to November 30, 1999 and 8,267 shares issued to Ms. Musolino for services up to November 30, 1999. Such compensation payable to Mike Gabrawy and Regina

A. Musolino shall be inclusive of any compensation payable to them in their contemplated capacities of Vice President of Production and Vice President of Business Affairs, respectively, until such time as they may hold part-time or non-exclusive full-time employment with us. We expect that they will be a Producer and an Executive Producer on our future films.

Producer, Director, Writer Fees

      In addition to managing our Company, Rafal Zielinski shall perform producing, directing and writing services for our films. As is customary in the industry, these services shall be subject to his availability and non-exclusive, thus allowing him to loan out his services for films produced by other companies or entities simultaneously with his services as our President.

      Rafal Zielinski will be a Producer of each film we produce and his producer fee shall be 2.5% of each film budget and 2.5% of our net profit from each film.

      Rafal Zielinski Director's fee will be 2.5% of the budget on each film as well as 2.5% on our net profit from each film for the first three films he directs for us. The Director's fee for films after the initial three films shall be the Director's Guild minimum, or 5% of the film budget, whichever is greater, and 2.5% of our net profit for each film.

      Mr. Zielinski's writer fees will be negotiated, subject to the proportion of his writing services contributed to each story and screenplay, if any. Total story and screenplay costs customarily are 5-15% of the budget of a film and 2.5-5% of the net profit participation.

      Mike Gabrawy will be a Producer and Regina Musolino an Executive Producer on each of our films. These services will be subject to his and/or her availability on a non-exclusive basis, as is customary in the industry, to allow them to simultaneously lend out their services to other non-Company projects. Mr. Gabrawy's and Ms. Musolino's Producer and Executive Producer fees for each film will be negotiated and may include cash, stock, and net profit participation. As is customary in the film industry the total aggregate producer fees (inclusive of all producers, executive producers, co-producers, and third party producers, if any) and net profit participation should be in the 10-15% range.

Item 11. Security Ownership of Certain Beneficial Owners and Management.

      The following table of stock ownership and notes thereto relate as of September 27, 2000 to the ownership of Common Stock, par value $.001 per share (the "Common Stock") of the Company by (i) each person known to be the beneficial owner of more than 5% of such voting security, (ii) each director,
(iii) each named executive officer and (iv) all executive officers and directors as a group. The percentages have been calculated by taking into account all shares of Common Stock owned on such date as well as all such shares with respect to which such person has the right to acquire beneficial ownership at such date or within 60 days thereafter. Unless otherwise indicated, all persons listed below have sole voting and sole investment power over the shares owned.

                                           Amount and
                                           Nature of
Name and Address                           Beneficial                  Percent
of Beneficial Owner                        Ownership(1)(2)             of Class
-------------------                        ---------------             --------
Rafal Zielinski                            8,768,956(3)                  78%

James R. Zatolokin                         1,000,000(4)                  8.9%
29259 Heathcliff Street
Los Angeles, CA

Filmart, Inc.                              5,811,976(5)                  52%

Mike Gabrawy                                  63,967                      *

Regina A. Musolino                            49,267                      *

All directors and executive officers
  as a group (3 Persons)(4)                8,882,190                     79%

----------

(1) Based on a total of 11,235,435 shares of Common Stock issued and outstanding. Unless otherwise stated, all address are c/o the Company, 442
      N. La Cienega Blvd., Suite 206, West Hollywood, CA 90048.
(2)   All such ownership is direct unless otherwise stated.
(3) Reflects conversion of 1,000,000 shares of Class A Preferred Stock on April 9, 1999; Also includes 5,811,976 shares held by Filmart, Inc. a corporation whose shares are owned by Mr. Zielinski.
(4) Company stop transfer order was issued against these shares on July 17, 1999. We intend to negotiate a settlement with Jim Zatolokin as a result of his resignation as director, officer and general counsel on October 3, 1997 to disgorge a portion of these founder's shares. The disgorged shares will be reissued to Rafal Zielinski for additional services in areas such as business affairs and management of our company resulting from Jim Zatolokin's absence. Mr. Zatolokin assigned his voting rights to Mr. Zielinski by contingent proxy per agreement of April 23, 1997 as well as granting Mr. Zielinski a right of first negotiation to purchase Mr. Zatolokin's shares, if he elects to sell any of them.
(5) Rafal Zielinski is President of Filmart, Inc. Shares issued hereunder are pursuant to President/CEO Agreement by and between the Company and Filmart Inc. dated as of March 21, 1997, pursuant to which Filmart loans out the services of Zielinski to the Company, to act as and perform all duties of President of the Company.
*     Less than 1%

Item 12. Certain Relationships and Related Transactions.

      Transactions with Promoters:

      Philip T. Kueber received 1,000,000 shares of our Common Stock (the "Kueber Shares") in exchange for services rendered and $1,000; this was for activities from and after our formation on March 19, 1997. Mr. Kueber was subsequently named to our Board of Directors and held executive positions as Treasurer and Vice President of Business Development. On May 26, 1998, Mr. Kueber resigned from all executive positions and from his board membership. Pursuant to a Settlement Agreement and Release, dated as of September 10, 1998, by and with Mr. Kueber, he relinquished all right, title and interest in and to the Kueber Shares in exchange for 200,000 shares of our Common Stock.

      We have the Service Agreement, as previously described in this Report, pursuant to which Filmart makes available the services of Mr. Zielinski.

Item 13. Exhibit and Reports on Form 8K.

(a)   Documents filed as part of this Report:

      1.    Financial Statements of Neo Modern Entertainment Corp.:

            Report of Independent Auditors

            Balance Sheet - Years Ended June 30, 2000 and 1999

            Statement of Operations - Years Ended June 30, 2000, 1999 and 1998

            Statement of Shareholder's Equity - Years Ended June 30, 2000, 1999 and 1998

            Statement of Cash Flow - Years Ended June 30, 2000, 1999 and 1998

            Notes to Financial Statements

      2.       Exhibits and Index:

               Exhibit
                 No.            Description
               -------          -----------

                3.(i)           Articles of Incorporation.*
                3.(ii)          By-Laws.*
                6.(i)           President/CEO's Memorandum Agreement dated as of
                                March 21 ,1997 with Filmart Inc.*
                11.             Statement Re: Computation of Per Share Earnings.
                27.             Financial Data Schedule.

      ----------

      * Filed as an exhibit to our Company's Form 10-SB, as filed with the Securities and Exchange Commission on May 19, 2000 and are hereby incorporated by reference herein.

(b)   Reports on Form 8-K.

            No reports on Form 8-K were filed during the quarter ended June 30, 2000.

                         NEO MODERN ENTERTAINMENT, CORP.

                              FINANCIAL STATEMENTS
                            FOR THE THREE YEARS ENDED
                          JUNE 30, 2000, 1999 AND 1998

                           H. M. RICHARD & ASSOCIATES
             Accountancy Corporation o Certified Public Accountants
                        Member of AICPA o Member of CSCPA
                   5857 Uplander Way o Culver City, CA 90230
                      Phone 310-348-4188 o Fax 310-348-4189
--------------------------------------------------------------------------------

September 14, 2000

Neo Modern Entertainment, Corp.
Los Angeles, CA 90048

To the Shareholders and the Board of Directors of Neo Modern Entertainment,
Corp.:

We have audited the accompanying balance sheets of Neo Modern Entertainment, Corp. as of June 30, 2000 and 1999 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating an overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neo Modern Entertainment, Corp. as of June 30, 2000 and 1999 and the results of their operations and their cash flows for the years ended June 30, 2000, 1999 and 1998 in accordance with generally accepted accounting principles.


Richard & Associates
An Accountancy Corporation

                         NEO MODERN ENTERTAINMENT CORP.
                                  BALANCE SHEET
                             June 30, 2000 and 1999

                                                            2000        1999
                                                          ---------   ---------
                           ASSETS

Current assets:
  Cash                                                    $     294   $     168
  Subscription Recievable                                     7,000      22,500
                                                          ---------   ---------

       Total Current Assets                               $   7,294   $  22,668
                                                          ---------   ---------

Other assets:
  Completed film less accumulated amortization of
    $355,248 in 2000 and $340,248 in 1999, less
    $90,000 Note to Deluxe (Note 7)                          20,000      35,000
  Organization costs less accumulated amortization of
    $2,700 and $1,900                                         1,300       2,100
  Projects in process (Note 7)                              342,046     339,938
                                                          ---------   ---------

       Total assets                                       $ 370,640   $ 399,706
                                                          =========   =========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Trade payables                                          $  73,951   $ 139,066

Long term liabilities (Note 10)                             220,720     198,535
                                                          ---------   ---------

       Total Liabilities                                    294,671     337,601
                                                          ---------   ---------

Stockholders' equity:
  Common stock $.001 par value; shares authorized
    100,000,000 reserved for stock options
    12,927,246, issued and outstanding 10,560,395 for
    2000 and 5,172,225 for 1999                              10,560       5,172
  Preferred stock $.50 par value; authorized 20,000,000
    shares; none issued and outstanding,
  Paid-in capital                                           214,579     261,603
  Retained earnings (deficit)                              (149,170)   (204,670)
                                                          ---------   ---------

       Total stockholders' equity                            75,969      62,105
                                                          ---------   ---------

       Total liabilities and stockholders' equity         $ 370,640   $ 399,706
                                                          =========   =========

              See accompanying notes to the financial statements.

                         NEO MODERN ENTERTAINMENT CORP.
                             STATEMENT OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 2000, 1999, AND 1998

                                                         2000           1999           1998
                                                      -----------    -----------    -----------
Net sales (Notes 4 and 10)                            $    15,000    $     6,726    $    25,474
                                                      -----------    -----------    -----------

Costs and expenses:
  Amortization of film costs                               15,000          6,726         25,474
  Selling and shipping                                      1,548          2,000          8,000
  Administrative and general                               25,445         42,584         49,154
  Interest expense                                         18,000         12,704          6,368
  Applied to film project                                      --        (11,056)       (11,104)
                                                      -----------    -----------    -----------

    Total costs and expenses                               59,993         52,958         77,892
                                                      -----------    -----------    -----------

Loss before income taxes and adjustment
  to accounts payable                                     (44,993)       (46,232)       (52,418)

Reduction to accounts payable                             100,493

Income tax (benefit) (Note 10)                                 --             --             --
                                                      -----------    -----------    -----------
     Net income (loss)                                $    55,500    $   (46,232)   $   (52,418)
                                                      ===========    ===========    ===========

Income (Loss) per share:
  Basic and diluted                                          0.01          (0.01)         (0.02)

Number of shares used in the per share calculation:
  Basic and diluted                                     8,082,255      4,517,735      3,481,622

              See accompanying notes to the financial statements.

                         NEO MODERN ENTERTAINMENT CORP.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 2000, 1999, AND 1998

                                             Restricted Common Stock            Common Stock          Convertible Preferred
                                             ------------------------    ------------------------   ------------------------
                                               Number                     Number                     Number
                                              of Shares      Amount      of Shares       Amount     of Shares       Amount
                                             ----------    ----------    ----------    ----------   ----------    ----------
Balance, June 30, 1997                        3,100,000    $    3,100            --    $       --    1,000,000    $    1,000

Issuance of common stock for cash                    --            --       296,000           296           --            --

Issuance of restricted shares for cash            9,800            10            --            --           --            --

Issuance of common stock for services                --            --       457,445           457           --            --

Stock issuance cost                                  --            --            --            --           --            --

Net loss for the year ended
  June 30, 1998                                      --            --            --            --           --            --
                                             ----------    ----------    ----------    ----------   ----------    ----------

  Balance, June 30, 1998                      3,109,800         3,110       753,445           753    1,000,000         1,000

Conversion of preferred stock                 1,000,000         1,000            --            --   (1,000,000)       (1,000)

Net issuance of restriced
 common stock for cash                           50,000            50

Net issuance of common shares for services           --            --       200,000           200           --            --

Net issuance of restricted common shares
    for services                                 58,980            59            --            --           --            --

Stock issuance cost                                  --            --            --            --           --            --

Net loss for the year ended
  June 30, 1999                                      --            --            --            --           --            --
                                             ----------    ----------    ----------    ----------   ----------    ----------

  Balance, June 30, 1999                      4,218,780    $    4,219       953,445    $      953           --    $       --

Issuance of restricted shares for cash           20,000            20

Issuance of restriced shares for services       207,234           207

Filmart Stock options excercised              5,160,936         5,161

Stock issuance cost

Net loss for the year ended
  June 30, 2000
                                             ----------    ----------    ----------    ----------   ----------    ----------

                                              9,606,950         9,607       953,445           953           --            --
                                             ==========    ==========    ==========    ==========   ==========    ==========

                                              Paid-In       Retained    Stockholders'
                                              Capital       Earnings       Equity
                                             ----------    ----------    ----------
Balance, June 30, 1997                       $       --    $ (106,020)   $ (101,920)

Issuance of common stock for cash               147,704            --       148,000

Issuance of restricted shares for cash            4,890            --         4,900

Issuance of common stock for services           228,266            --       228,723

Stock issuance cost                            (164,065)           --      (164,065)

Net loss for the year ended
  June 30, 1998                                      --       (52,418)      (52,418)
                                             ----------    ----------    ----------

  Balance, June 30, 1998                        216,795      (158,438)       63,220

Conversion of preferred stock                        --            --            --

Net issuance of restriced
 common stock for cash                           24,950                      25,000

Net issuance of common shares for services                         --           200

Net issuance of restricted common shares
    for services                                 29,431            --        29,490

Stock issuance cost                              (9,573)           --        (9,573)

Net loss for the year ended
  June 30, 1999                                      --       (46,232)      (46,232)
                                             ----------    ----------    ----------

  Balance, June 30, 1999                     $  261,603    $ (204,670)   $   62,105

Issuance of restricted shares for cash            9,980                      10,000

Issuance of restriced shares for services          (207)                         --

Filmart Stock options excercised                 (5,161)                         --

Stock issuance cost                             (51,636)                    (51,636)

Net loss for the year ended
  June 30, 2000                                                55,500        55,500
                                             ----------    ----------    ----------

                                                214,579      (149,170)       75,969
                                             ==========    ==========    ==========

               See accompanying notes to the financial statements.

                         NEO MODERN ENTERTAINMENT CORP.
                             STATEMENT OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 2000, 1999, AND 1998

                                                                  2000         1999         1998
                                                                ---------    ---------    ---------
Cash flows from operating activities:
  Net income (loss)                                             $  55,500    $ (46,232)   $ (52,418)
  Ammortization of Flm Cost & Organization Expense                 15,800        7,526       26,274
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Changes in assets and liabilities:
        (Increase) Decrease in subscription recievables            15,500      (22,500)
        Trade payables                                            (65,115)      27,500       30,000
                                                                ---------    ---------    ---------

          Net cash (used in) operating activities                  21,685      (33,706)       3,856
                                                                ---------    ---------    ---------

Cash flows from investing activities:
  Film costs                                                       (2,108)     (27,500)     (96,230)
  Stock Issuance Cost                                             (51,636)
  Proceeds from issuance of stock                                  10,000       25,000      121,599
                                                                ---------    ---------    ---------

          Net cash provided by (used in) investing activities     (43,744)      (2,500)      25,369
                                                                ---------    ---------    ---------

Cash flows from financing activities:
  Borrowing (repayment) of long-term debt                          22,185       36,355      (29,206)
                                                                ---------    ---------    ---------

          Net cash provided by (used in) financing activities      22,185       36,355      (29,206)
                                                                ---------    ---------    ---------

Net increase (decrease) in cash and cash equivalents                  126          149           19

Cash and cash equivalents at beginning of year                        168           19           --
                                                                ---------    ---------    ---------

Cash and cash equivalents at end of year                        $     294    $     168    $      19
                                                                =========    =========    =========

Supplemental disclosure of cash flow information:

  Interest paid                                                 $  18,000    $  12,704    $   6,368
                                                                =========    =========    =========

  Income taxes paid                                             $      --    $      --    $      --
                                                                =========    =========    =========

               See accompanying notes to the financial statements.

                         NEO MODERN ENTERTAINMENT, CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements

Note 1 Organization

The company was incorporated on March 19, 1997, under laws of the state of California. The Company is engaged in the development, production and distribution of motion pictures.

Note 2 Method of Accounting

Assets, liabilities, revenues and expenses are recorded under the accrual method of accounting for both financial statements and income tax purposes.

Note 3 Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Note 4 Film Library and Projects under Development

Film Library and projects in progress are stated at the lower of amortized cost or market. Upon completion, cost are amortized on an individual production basis in the proportion of current gross revenues divided by the Management's estimate of total gross revenues with such estimates being reviewed at least quarterly pursuant to FASB 53.

Note 5 Income Taxes

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards SFAS) No. 109 "Accounting for Income Taxes". The Statement employs an asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under SFAS No. 109, the effect on deferred income taxes of a change in tax rates is recognized income in the period that includes the enactment date.

Note 6 Development Stage Company

Since the inception, the Company has been primarily involved in raising capital, commencing production schedules for various projects under progress, and acquiring services in the field of legal, financial, and entertainment to promote the company and develop it's future infrastructure.

The Company has devoted substantially all of its efforts toward establishing the entity, by developing various projects and operating the day to day activities. The Company has not generated any significant revenues since its inception. Upon development, release and distribution of motion pictures, more steady revenue can be expected. Theses financial statements comply with the reporting requirements under SFAS No. 7 for Development Stage Companies

                         NEO MODERN ENTERTAINMENT, CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements

Note 7 Film Library and Projects in Progress

On May 1, 1997 the Company acquired the rights, interests, and titles to certain feature motion pictures and projects in progress from Filmart, Inc., Rafael Zelinsky and related companies subject to the related liabilities. The Company incurred additional costs for Projects in Progress, which were capitalized pursuant to FASB 53. As of June 30, 2000 the cost for the completed film "Fun" amounted to $465,248, accumulated amortization was $365,248 for 2000 and $340,248 for 1999, less amounts payable from proceeds to Deluxe of $90,000 for 2000 and $90,000 for 1999, leaving a net balance of $20,000 for 2000 and $35,000 balance for 1999.

The cost of the film in progress "Bohemia" is $342,046 with an estimated cost to complete of $200,000 ($100,000 for the completion of principal photography and $100,000 for post production).

Note 8 Organization Cost

Organization cost is amortized ratably over a 60 months period.

Note 9 Accounts Payable

Account payable includes project development costs, which consists of expenses incurred but not paid. The accounts payable includes liabilities and obligation acquired as part of the agreement with Filmart, Inc., as explained in Note 7, in addition to the Company's current payable.

Note 10 Long Term Payable

Long term debt consist of the following as of June 30, 2000 and 1999:

                                         2000      1999
                                         ----      ----
Rafael Zelinsky & Filmart Inc.
  including interest @ prime plus one   173,122   163,872
Other plus interest @
  prime plus one                         37,663    34,663
                                        -----------------

Total Long Term Liabilities             210,785   198,535

Note 11 Capital Stock

Due to limited cash resources, the Company engaged various individuals or entities to provide legal, financial, creative, script writing and administrative services by issuing common stock.

Note 12 Compensation

On October 31, 1999 the Board of Directors ratified an employment contract to the President/CEO for a term of seven years starting from March 21, 1997 calling for the issuance of 18,088,182 in stock options at par value exercisable 5,160,936 shares by June 21, (which were exercised), the balance exercisable every 90 days incrementally through March 21, 2004. The contract also calls for compensation starting March 21, 1997, of $2,000 per month increasing by 25% each year for seven years to be paid plus 10% simple interest when funds are available in excess of operating needs as approved by the Board of Directors. No salary has been paid to date. In addition the other 2 members of Board of Directors will receive 8000 shares per month until November 2000.

                         NEO MODERN ENTERTAINMENT, CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements

Note 13 Commitment & Contingencies

Compensation owed to the President/CEO due to date is $103,219 plus interest. This will be paid by Board approval (see Note 12).

                                   SIGNATURES

      In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       NEO MODERN ENTERTAINMENT CORP.


                                       By: /s/ Rafal Zielinski
                                           -------------------------------------
                                           Name:  Rafal Zielinski
                                           Title: President
Date: September 29, 2000

      In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated:

Signature                                  Title                    Date
---------                                  -----                    ----


/s/ Rafal Zielinski             President, Chief Executive    September 29, 2000
------------------------        Officer and Director
Rafal Zielinski


/s/ Regina A. Musolino          Director                      September 29, 2000
------------------------
Regina A. Musolino

                                                                   Appendice E-1

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB

(Mark One)

|X| QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                For the quarterly period ended September 30, 2000
                                               ------------------

|_| TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT
             For the transition period from __________ to __________

                        Commission file number 000-26169
                                               ----------

                         Neo Modern Entertainment Corp.
--------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

                California                               95-4627285
---------------------------------------------  ---------------------------------
(State or other jurisdiction of incorporation (IRS Employer Identification No.) or organization)

          442 N. La Cienega Blvd., Suite 206, West Hollywood, CA, 90048
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                  310-652-7556
--------------------------------------------------------------------------------
                           (Issuer's telephone number)


--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

The number of shares outstanding of the issuer's common stock, par value $.001 per share, as of November 8, 2000 was 11,235,435.

Transitional Small Business Disclosure Format (Check one): Yes |_| No |X|

                         NEO MODERN ENTERTAINMENT CORP.

PART I.   FINANCIAL INFORMATION                                         Page No.

Item 1.   Financial Statement:                                          3

          Balance Sheet as of September 30, 2000 (Unaudited)            F-1

          Statement of Operations for the Three Months Ended            F-2
          September 30, 2000 and September 30, 1999 (Unaudited)

          Statement of Stockholder's Equity (Unaudited)                 F-3

          Statement of Cash Flows for the Three Months Ended            F-4
          September 30, 2000 (Unaudited)

          Notes to Financial Statements                                 F-5-7

Item 2.   Management's Discussion and Analysis Financial                4
            Condition and Results of Operations

PART II.  OTHER INFORMATION

Item 6.   Exhibits and Reports on Form 8-K                              5

SIGNATURES                                                              6

                   NOTE CONCERNING FORWARD-LOOKING STATEMENTS

      Certain statements contained in this Quarterly Report on Form 10-QSB that are not statements of historical fact constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.

                         PART 1 - FINANCIAL INFORMATION

Item 1. Financial Statements.

      The accompanying interim unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included, and the disclosures are adequate to make the information presented not misleading. Operating results for the three months ended September 30, 2000, are not necessarily indicative of the results that may be expected for the year ended June 30, 2001. These statements should be read in conjunction with the financial statements and notes thereto included in the Annual Report on Form 10-KSB (filed with the Securities and Exchange Commission) for the year ended June 30, 2000.

                         NEO MODERN ENTERTAINMENT CORP.
                                  BALANCE SHEET
                                  SEPTEMBER 30,

                                                                                     2000
                                                                                   ---------
                                         ASSETS

Current assets:
     Cash                                                                          $      --
     Subscription Recievable
                                                                                   ---------

         Total Current Assets                                                             --
                                                                                   ---------

Other assets:
     Completed film less accumulated amortization of $365,622
     less $90,000 Note to Deluxe (Note 7)                                             19,626
     Organization costs less accumulated amortization of $2,900                        1,100
     Projects in process (Note 7)                                                    342,046
                                                                                   ---------

         Total assets                                                              $ 362,772
                                                                                   =========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

     Trade payables                                                                $  75,147

Long term liabilities (Note 10)                                                      215,785
                                                                                   ---------

         Total Liabilities                                                           290,932
                                                                                   ---------

Stockholders' equity:
     Common stock $.001 par value; shares authorized 100,000,000 reserved for
       stock options 12,276,206, issued and outstanding 11,235,435                    11,235
     Preferred stock $.001 par value; authorized 20,000,000
       shares; none issued and outstanding,
     Paid-in capital                                                                 220,422
     Retained earnings (deficit)                                                    (159,817)
                                                                                   ---------

         Total stockholders' equity                                                   71,840
                                                                                   ---------

         Total liabilities and stockholders' equity                                $ 362,772
                                                                                   =========

              See accompanying notes to the financial statements.

                         NEO MODERN ENTERTAINMENT CORP.
                             STATEMENT OF OPERATIONS
                       FOR THE PERIOD ENDED SEPTEMBER 30,

                                                            2000              1999
                                                         -----------       -----------
Net sales (Notes 4 and 10)                               $       374
                                                         -----------       -----------

Costs and expenses:
     Amortization                                                574               200
     Administrative and general                                5,447             8,260
     Interest expense                                          5,000             4,500
                                                         -----------       -----------

         Total costs and expenses                             11,021            12,960
                                                         -----------       -----------

Loss before income taxes                                     (10,647)          (12,960)

Income tax (benefit) (Note 10)                                    --                --
                                                         -----------       -----------

         Net income (loss)                               $   (10,647)      $   (12,960)
                                                         ===========       ===========

Income (Loss) per share:
     Basic                                                    (0.001)           (0.002)

Number of shares used in the per share calculation:
     Basic and diluted                                     9,658,845         8,082,255
                                                                  --                --

              See accompanying notes to the financial statements.

                         NEO MODERN ENTERTAINMENT CORP.
                        STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE YEAR ENDED JUNE 30 AND THE PERIOD ENDED SEPTEMBER 30,

                                                   Restricted Common Stock                 Common Stock
                                                ----------------------------       -----------------------------
                                                  Number                             Number
                                                of Shares          Amount           of Shares           Amount
                                                ----------       -----------       -----------       -----------
Balance, June 30, 1999                           4,218,780       $     4,219           953,445       $       953

Issuance of restricted shares for cash              20,000                20

Issuance of restriced shares for services          207,234               207

Filmart Stock options excercised                 5,160,936             5,161

Stock issuance cost

Net loss for the year ended
  June 30, 2000
                                                ----------       -----------       -----------       -----------

Balance June 30, 2000                            9,606,950             9,607           953,445               953
                                                ----------       -----------       -----------       -----------

Issuance of restriced shares for services           24,000                24

Filmart Stock options excercised                   651,040               651

Stock issuance cost

Net loss for the period ended
  June 30, 2000
                                                ----------       -----------       -----------       -----------

Balance September 30, 2000                      10,281,990       $    10,282           953,445       $       953
                                                ==========       ===========       ===========       ===========

                                               Convertible Preferred
                                            -----------------------------
                                              Number                              Paid-In          Retained        Stockholders'
                                             of Shares          Amount            Capital          Earnings           Equity
                                            -----------       -----------       -----------       -----------      -------------
Balance, June 30, 1999                               --       $        --       $   261,603       $  (204,670)      $    62,105

Issuance of restricted shares for cash                                                9,980                              10,000

Issuance of restriced shares for services                                              (207)                                 --

Filmart Stock options excercised                                                     (5,161)                                 --

Stock issuance cost                                                                 (51,636)                            (51,636)

Net loss for the year ended
  June 30, 2000                                                                                        55,500            55,500
                                            -----------       -----------       -----------       -----------       -----------

Balance June 30, 2000                                --                --           214,579          (149,170)           75,969
                                            -----------       -----------       -----------       -----------       -----------

Issuance of restriced shares for services                                               (24)                                 --

Filmart Stock options excercised                                                      5,967                               6,618

Stock issuance cost                                                                    (100)                               (100)

Net loss for the period ended
  June 30, 2000                                                                                       (10,647)          (10,647)
                                            -----------       -----------       -----------       -----------       -----------

Balance September 30, 2000                           --       $        --       $   220,422       $  (159,817)      $    71,840
                                            ===========       ===========       ===========       ===========       ===========

              See accompanying notes to the financial statements.

                         NEO MODERN ENTERTAINMENT CORP.
                             STATEMENT OF CASH FLOWS
                       FOR THE PERIOD ENDED SEPTEMBER 30,

                                                                     2000
                                                                   --------

Cash flows from operating activities:
  Net income (loss)                                                $(10,647)
  Ammortization of Film Cost & Organization Expense                     574
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Changes in assets and liabilities:
        (Increase) Decrease in subscription recievables               7,000
        Trade payables                                                1,196
                                                                   --------

          Net cash (used in) operating activities                    (1,877)
                                                                   --------

Cash flows from investing activities:
  Film costs
  Stock Issuance Cost                                                (4,068)
  Proceeds from issuance of stock                                       651
                                                                   --------

          Net cash provided by (used in) investing activities        (3,417)
                                                                   --------

Cash flows from financing activities:
  Borrowing (repayment) of long-term debt                              5000
                                                                   --------

          Net cash provided by (used in) financing activities          5000

Net increase (decrease) in cash and cash equivalents                   (294)

Cash and cash equivalents at beginning of year                          294
                                                                   --------

Cash and cash equivalents at end of year                           $     --
                                                                   ========

Supplemental disclosure of cash flow information:

  Interest paid                                                    $     --
                                                                   ========

  Income taxes paid                                                $     --
                                                                   ========

              See accompanying notes to the financial statements.

                         NEO MODERN ENTERTAINMENT CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements

Note 1 Organization

The company was incorporated on March 19, 1997, under laws of the state of California. The Company is engaged in the development, production and distribution of motion pictures.

Note 2 Method of Accounting

Assets, liabilities, revenues and expenses are recorded under the accrual method of accounting for both financial statements and income tax purposes.

Note 3 Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Note 4 Film Library and Projects under Development

Film Library and projects in progress are stated at the lower of amortized cost or market. Upon completion, cost are amortized on an individual production basis in the proportion of current gross revenues divided by the Management's estimate of total gross revenues with such estimates being reviewed at least quarterly pursuant to FASB 53.

Note 5 Income Taxes

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards SFAS) No. 109 "Accounting for Income Taxes". The Statement employs an asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under SFAS No. 109, the effect on deferred income taxes of a change in tax rates is recognized income in the period that includes the enactment date.

Note 6 Development Stage Company

Since the inception, the Company has been primarily involved in raising capital, commencing production schedules for various projects under progress, and acquiring services in the field of legal, financial, and entertainment to promote the company and develop it's future infrastructure.

The Company has devoted substantially all of its efforts toward establishing the entity, by developing various projects and operating the day to day activities. The Company has not generated any significant revenues since its inception. Upon development, release and distribution of motion pictures, more steady revenue can be expected. Theses financial statements comply with the reporting requirements under SFAS No. 7 for Development Stage Companies

                         NEO MODERN ENTERTAINMENT CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements

Note 7 Film Library and Projects in Progress

On May 1, 1997 the Company acquired the rights, interests, and titles to certain feature motion pictures and projects in progress from Filmart, Inc., Rafael Zelinsky and related companies subject to the related liabilities. The Company incurred additional costs for Projects in Progress, which were capitalized pursuant to FASB 53. As of September 30, 2000 the cost for the completed film "Fun" amounted to $465,248, accumulated amortization was $365,622 for 2000 less amounts payable from proceeds to Deluxe of $90,000 for 2000, leaving a net balance of $19,626.

The cost of the film in progress "Bohemia" is $342,046 with an estimated cost to complete of $200,000 ($100,000 for the completion of principal photography and $100,000 for post production).

Note 8 Organization Cost

Organization cost is amortized ratably over a 60 months period.

Note 9 Accounts Payable

Account payable includes project development costs, which consists of expenses incurred but not paid. The accounts payable includes liabilities and obligation acquired as part of the agreement with Filmart, Inc., as explained in Note 7, in addition to the Company's current payable.

Note 10 Long Term Payable

Long term debt consist of the following as of September 30, 2000:

                                            2000
                                           -------
Rafael Zelinsky & Filmart Inc.
  including interest @ prime plus one      176,585
Other plus interest @
  prime plus one                            39,200
                                           -------

Total Long Term Liabilities                215,785

Note 11 Capital Stock

Due to limited cash resources, the Company engaged various individuals or entities to provide legal, financial, creative, script writing and administrative services by issuing common stock.

Note 12 Compensation

On October 31, 1999 the Board of Directors ratified an employment contract to the President/CEO for a term of seven years starting from March 21, 1997 calling for the issuance of 18,088,182 in stock options at par value exercisable 5,811,976 shares by September 30, (which were exercised), the balance exercisable every 90 days incrementally through March 21, 2004. The contract also calls for compensation starting March 21, 1997, of $2,000 per month increasing by 25% each year for seven years to be paid plus 10% simple interest when funds are available in excess of operating needs as approved by the Board of Directors. No salary has been paid to date. In addition the other 2 members of Board of Directors will receive 8000 shares per month until November 2000.

                         NEO MODERN ENTERTAINMENT CORP.
                          (A Development Stage Company)
                          Notes to Financial Statements

Note 13 Commitment & Contingencies

Compensation owed to the President/CEO due to date is $116,240 plus interest. This will be paid by Board approval (see Note 12).

Note 14 Subsequent Events

Subsequent to the end of the fiscal quarter, Neo Modern Entertainment Corp. and a privately-held entity in the early stages of e-commerce on the internet entered into a memorandum of understanding whereby the later would merge into Neo Modern Entertainment Corp. Although Neo Modern Entertainment Corp. would be the surviving corporation, the number of shares to be issued to the shareholders of the other company would result in control passing and accordingly, this would be regarded as a "reverse acquisition" of Neo Modern by the other entity. The acquiring entity shall pay to Neo Modern sums necessary to satisfy amounts due to outside creditors. The transaction is subject to the execution and implementation of legally binding formal agreements.

Item 2. Management's Discussion and Analysis or Plan of Operation.

      Plan of Operation:

      We have had a limited operational history over our last three-and-a-half years with no appreciable revenues and may be regarded as a development stage company. We have completed partial principal photography on our first low-budget feature film tentatively entitled "Bohemia", and our plan calls for finishing the film if and when we have raised sufficient capital for "Bohemia" as well as one or more of the micro-budget films. The modest revenues received by us so far have been from the exploitation of our film library and are utilized towards operating costs and to pay down a portion of the debt against the film library.

      We are continuing to seek sources of financing and will also consider possible business combinations. See Note 14 to our Financial Statements.

      Liquidity & Capital Resources:

      We have historically raised capital to fund our operations by the sale of our common stock. For the immediately foreseeable future, we will be required to sell common stock or other equity securities to raise capital to fund our operations. There can be no assurance that such capital investment will be available on terms that will be acceptable to us. Furthermore, the sale of such capital will further dilute the interest of current stockholders. Other capital may also be raised through loans, deferments of goods and services, pre-sales of rights and/or co-financing with other entities.

      Year 2000 Issues:

      We have reviewed and tested our internal software programs and computer systems. We have determined that there are no significant Year 2000 issues within our programs and systems. We are not aware of any material problems with our vendors or suppliers. We do not anticipate incurring material expenses or experiencing any material operational disruptions as a consequence of Year 2000 issues.

                           PART II - OTHER INFORMATION

Item 6. Exhibits and Reports on Form 8-K.

      (a)   Exhibits.

            (1)   Calculation of Earnings Per Share - Exhibit 11

            (2)   EDGAR Financial Data Schedule - Exhibit 27

      (b)   Reports on Form 8-K.

            No reports on Form 8-K were filed during the quarter ended September 30, 2000.

                                   SIGNATURES

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 9, 2000                  Neo Modern Entertainment Corp.
                                        ------------------------------
                                        (Registrant)


                                        By: /s/ Rafal Zielinski
                                            -------------------------------
                                            Rafal Zielinski, President
                                            (principal executive officer and
                                            financial and accounting officer)

                                                                    Appendix A-1

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

      This MERGER AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of October 17, 2000, by and among Chinawe.com Inc., a Delaware corporation (the "Company") Gonet Associates Limited, a British Virgin Island corporation, Vivian Wai Wa Chu, Man Ying Ken Wai, Man Keung Wai and Cheung Man Ki (Gonet and its stockholders being sometimes called the "Sellers"), Neo Modern Entertainment Corp., a California corporation ("Buyer"), Rafael Zielinski and Filmart Inc., a California corporation (who are hereinafter collectively referred to as "Buyer's Principals").

                                    RECITALS

      A. WHEREAS, the Company is exploiting e-commerce business activities in China; and

      B. WHEREAS, the Company and Officeway are desirous to merge the Company (the "Merger") with and into a public company by exchanging the shares of the Company for shares of an existing publicly traded entity in a transaction intended to qualify as a tax-free reorganization pursuant to section 368(a)(1)(A) of the Internal Revenue Code of 1996, as amended; and

      C. WHEREAS, Buyer is a publicly traded company listed on the NASDAQ OTC Bulletin Board that will have 11,235,435 shares of common stock issued and outstanding immediately prior to the Effective Time and Buyer desires to acquire the shares of the Company for an aggregate of 28,764,565 shares of Buyer's common stock.

      D. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribed various conditions to the Merger.

      Accordingly, and in consideration of the representations, warranties, agreements and conditions herein contained, the parties hereto hereby agree as follows:

                                    AGREEMENT

      The parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

      "Affiliate"--any Person that controls, is controlled by or is under common control with another Person. For purposes of the foregoing, the term "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through voting securities, contract or otherwise.

      "Agreement"--shall have the meaning set forth in the first paragraph hereof.

      "Asset Agreement"--as defined in Section 7.2(b).

      "Balance Sheet"--as defined in Section 4.4.

      "Balance Sheet Date"--the date of the Balance Sheet.

      "Buyer"--as defined in the first paragraph of this Agreement.

      "Buyer's Advisors"--as defined in Section 6.1

      "Buyer Balance Sheet"--as defined in Section 5.4.

      "Buyer Indemnitee"--as defined in Section 11.2(b).

      "Buyer Common Stock"--as defined in Section 2.3(a).

      "Buyer's Common Shares"--as defined in Section 2.3(a).

      "California Law"--as defined in Section 2.1.

      "Closing"--as defined in Section 2.7.

      "Closing Date"--as defined in Section 2.7.

      "Company"--as defined in the first paragraph of this Agreement.

      "Company Common Shares"--as defined in Section 2.3(a).

      "Company Disclosure Letter"--the disclosure letter delivered by the Company concurrently with the execution and delivery of this Agreement.

      "Company's Advisors"--as defined in Section 7.1.

      "Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

      "Contract"--any written agreement, contract, lease, license, obligation, promise, or undertaking that is legally binding.

      "Damages"--as defined in Section 11.2(d).

      "Dissenting Shares"--as defined in Section 2.5.

      "Effective Time"--as defined in Section 2.2.

      "Encumbrance"--any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or first offer, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

      "End Date"--as defined in Section 11.4(a).

      "Escrow Agent"--as defined in Section 11.7.

      "Escrow Agreement"--as defined in Section 10.3(g).

      "Escrow Amount"--as defined in Section 10.3(g).

      "Exchange Act"--shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant thereto or any successor law.

      "Exchange Agent"--as defined in Section 2.6(a).

      "GAAP"--generally accepted United States accounting principles.

      "Governmental Authorization"--any approval, consent, license, registration, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body"--any court, tribunal or federal, state or local (domestic or foreign) government, governmental or quasi governmental agency, authority or instrumentality.

      "Indemnification"--as defined in Section 11.3(a).

      "Indemnification Obligations"--as defined in Section 11.2(c).

      "Indemnified Party"--as defined in Section 11.2(c).

      "Indemnifying Party"--as defined in Section 11.2(c).

      "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

      "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

      "Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, code, ordinance, principle of common law, regulation, statute or treaty existing and in effect as of the date of this Agreement.

      "Maximum Indemnity Liability"--as defined in Section 11.5.

      "Merger"--as defined in the recitals hereof.

      "Merger Subsidiary's Advisors"--as defined in Section 6.1.

      "Minimum Loss"--as defined in Section 11.4(b).

      "Order"--any award, decision, decree, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

      "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

      "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

      "Permitted Encumbrances"--shall mean Encumbrances (a) for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (b) with respect to real property, easements, covenants, conditions and restrictions of record which in the aggregate do not interfere or detract, in any material respect, from the use or value of such real property; (c) mechanics, materialmans', suppliers' or vendors' liens or similar Encumbrances arising by operation of law and in the Ordinary Course of Business securing amounts which are not delinquent; (d) arising in connection with sales of foreign receivables;
(e) on goods in transit incurred pursuant to documentary letters of credit; (f) purchase money liens and encumbrances securing rental payments under capital lease arrangements; and (g) arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation.

      "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

      "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

      "Registration Statement"--as defined in Section 8.5.

      "Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

      "SEC"--the United States Securities and Exchange Commission.

      "Securities Act"--the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant thereto or any successor law.

      "Seller Indemnities"--as defined in Section 11.2(a).

      "Settlement Cost"--as defined in Section 11.3(c).

      "Shareholders Agreement"--as defined in Section 10.3(c).

      "Surviving Corporation"--as defined in Section 2.1.

      "Tax"--any income, capital gains, federal, state, local, foreign, other net income, gross income, ad valorem, lease, service, service use, payroll, severance, premium, windfall profits, customs, duties or other taxes, fees, charges, interest, additions to tax, license, gross receipts, net worth, capital stock, profits, stamp, occupation, transfer, value added, excise, franchise, sales, use, property, employment, unemployment, disability, withholding, social security and workers' compensation taxes and estimated income and franchise tax payments, and interest, penalties, fines, costs and assessments.

      "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or require to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

      "Transfer Agreement"-the agreement between Buyer, on the one hand, and Buyer's Principals, on the other, as set forth in Schedule A, providing for the transfer by Buyer on or after the Effective Time, of Buyer's film production business.

                                    ARTICLE 2

                         THE MERGER AND RELATED MATTERS

      2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time the Company shall be merged with and into the Buyer in accordance with the General Corporation Law of the State of California (the "California Law"), whereupon the separate existence of the Company shall cease and the Buyer shall continue as the surviving corporation (the "Surviving Corporation").

      2.2 Effective Time of the Merger. Concurrent with the satisfaction or waiver of all of the conditions set forth in Article 10, the Company and Buyer will file, or cause to be filed, articles of merger and make or cause to be made all other filings or recordings required by the California Law in connection with the Merger with the Secretary of State of the State of California which articles of merger and other filings and recordings shall be in the form required by and executed in accordance with the applicable provisions of the California Law. The Merger shall become effective at the time the articles of merger for such Merger is duly filed with the Secretary of State of California or at such later time as is specified in the articles of merger (the "Effective Time").

      2.3 Conversion of Company Common Shares. At the Effective Time:

            (a) Each share of common stock of the Company (the "Company Common Shares"), issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 2,876.4565 shares (the "Buyer's Common Shares") of common stock of Buyer, $0.001 par value per share ("Buyer Common Stock"), constituting an aggregate of 28,764,565 shares of Buyer Common Stock. Fractional Common Shares of Buyer shall be issued.

            (b) The holders of certificates representing Company Common Shares shall cease to have any rights as stockholders of the Company, except such rights, if any, as they may have pursuant to Delaware law. Except as provided above, until certificates representing Company Common Shares are surrendered for exchange, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive the number of Buyer's Common Shares into which their Company Common Shares shall have been converted by the Merger as provided above.

      2.4 Reservation of Shares. Prior to the Effective Time, the Board of Directors of Buyer shall reserve for issuance a sufficient number of shares of Buyer Common Stock for the purpose of issuing the Buyer's Common Shares to the Company's stockholders in accordance herewith.

      2.5 Dissenting Shares. Any Company Common Shares or holder of Buyer's Common Stock held by a holder who dissents from the Merger and becomes entitled to obtain payment for the value of such Company Common Shares or Buyer's Common Stock, as the case may be, pursuant to the applicable provisions of Delaware or California law, respectively, shall be herein called "Dissenting Shares". Except as provided under Delaware or California law, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be converted into Buyer's Common Shares; provided, however, that holders of Company Common Shares or Buyer's Common Stock held by a dissenting stockholder who subsequently withdraws a demand for payment, fails to comply with the requirements of Delaware or California law, applicable thereto, to the extent that such stockholder fails to establish the rights of a dissenting stockholder, or otherwise fails to establish the right of such stockholder to be treated as a dissenting stockholder under Delaware or California law shall be deemed to be converted into Buyer's Common Shares or consented to retain Buyer's Common Shares held by him on the Effective Time, as the case may be, pursuant to the terms and conditions referred to above.

      2.6 Exchange of Company Common Shares.

            (a) At or prior to the Effective Time, Buyer shall make available for exchange or conversion, by transferring to Hartman & Craven LLP, Attn:
Edward I. Tishelman, Esq., or such other person as Buyer may appoint to act as exchange agent (the "Exchange Agent"), for the benefit of the holders of Company Common Shares, such number of Buyer's Common Shares as shall be issuable in connection with the Merger. At the Effective Time each Company Common Share shall be exchanged for such number of Buyer's Common Shares as shall be issuable in connection with the Merge pursuant to Section 2.3(a).

            (b) In the event any certificates evidencing Company Common Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such Buyer's Common Shares as may be required pursuant hereto; provided, however, that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to agree to indemnify (without posting any bond therefor) Buyer, the Company, the Exchange Agent or any other party against any claim that may be made against Buyer, the Company, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

      2.7 Closing. Subject to the provisions of Article 10 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable (but in no event later than three (3) business days) after satisfaction of all of the conditions to Closing at the offices of Hartman & Craven LLP, 460 Park Avenue, New York, New York 10022, or such other place and time as the parties may mutually agree. The parties shall endeavor to effectuate the Closing on or before November 17, 2000. The date on which the Closing actually occurs is herein referred to as the "Closing Date".

                                    ARTICLE 3

                            THE SURVIVING CORPORATION

      3.1 Articles of Incorporation. The articles of incorporation of Buyer in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be 'CHINAWE.COM INC."

      3.2 Bylaws. The bylaws of Buyer in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

      3.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law: (i) Vivian Wai Wa Chu, Man Ying Ken Wai, Man Keung Wai and Man Cheung Ki shall be the directors of the Company as the Surviving Corporation; and (ii) Man Keung Wai shall be the Chairman of the Board, President and Chief Executive Officer of the Surviving Corporation.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Each of the Company and the Officeway represents and warrants to Buyer as of the date hereof that, except as set forth in the Company Disclosure Letter:

      4.1 Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with corporate power and corporate authority to conduct its business as it is now being conducted and to own or use the properties and assets that it owns or uses. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

      4.2 Authority; No Conflict.

            (a) This Agreement constitutes the legal, valid, and binding obligation of the Company and Officeway enforceable against the Company and Officeway in accordance with its terms. Each of the Company and Officeway has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement.

            (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company;

                  (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of the assets owned or used by the Company or its subsidiaries, may be subject;

                  (iii) contravene, conflict with, or result in a violation or breach of any provision of, or given any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company; or

                  (iv) to the Seller's knowledge, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract to which the Company or its subsidiaries are a party.

            (c) To the Seller's knowledge, except for compliance with any applicable requirements of the Securities Act, the Exchange Act and state securities or "blue sky" laws, neither the Company nor Seller are or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby.

      4.3 Capitalization and Ownership of the Shares.

            (a) The authorized equity securities of the Company consist of 75,000 shares of common stock, par value $.001 per share, of which 10,000 shares are issued and outstanding and constitute the Company Common Shares. There are no other shares of capital stock of the Company or any other class or series authorized, issued or outstanding. There are no outstanding subscriptions, options, warrants, rights (including, without limitation, preemptive rights, stock appreciation rights or other awards), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company except for an incentive stock option plan which will become effective on the Effective Time and thereafter cover an aggregate of up to 800,000 shares of common stock of the surviving corporation. There are no agreements or other obligations (contingent or otherwise) which require the Company to repurchase or otherwise acquire any shares of its capital stock or other securities. The Company Common Shares have been duly authorized and validly issued and are fully paid and nonassessable. Other than this Agreement, the Company is not a party to any Contract relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. The Company does not own, and has no Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

      4.4 Financial Statements. The Company has delivered to Buyer: (a) a balance sheet of the Company as at September 30, 2000, and the related statements of income for the period then ended, which have been internally prepared by the Company. The September 30, 2000 balance sheet is defined in this Agreement as the "Balance Sheet." Such financial statements and notes fairly present the financial condition and the results of operations as at the respective dates of and for the periods referred to in such financial statements. The financial statements referred to in this Section 4.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

      4.5 Books and Records. The books of account, minute books, stock record books, and other record of the Company and each subsidiary of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices.

      4.6 Title to Properties; Encumbrances. The Company has good and marketable title to all the properties and assets (whether real, personal, or mixed and whether tangible or intangible), reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet (except for assets and personal property sold since the date of the Balance Sheet, as the case may be, in the Ordinary Course of Business).

      4.7 Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet or in the accounting records of the Company as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.

      4.8 No Undisclosed Liabilities.

            (a) The Company has no obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise), whether or not required by GAAP to be provided or reserved against on a balance sheet except for:

                  (i) Liabilities provided for or reserved against in the Balance Sheet;

                  (ii) Liabilities which have been incurred by the Company subsequent to September 1, 2000, in the Ordinary Course of Business;

                  (iii) Liabilities under the executory portion of any written purchase order, sales order, lease, agreement or commitment of any kind by which the Company is bound and which was entered into in the Ordinary Course of Business;

                  (iv) Liabilities under the executory portion of permits, environmental permits, licenses and governmental directives and agreements issued to, or entered into by, the Company in the Ordinary Course of Business; and

                  (v) Liabilities disclosed in this Agreement, the Exhibits attached hereto, and in the Disclosure Letter.

      4.9 Taxes.

            (a) The Company has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company.

            (b) Al Tax Returns filed by the Company and its subsidiaries are correct and complete in all material respects. There is no tax sharing agreement that will require any payment by the Company or its subsidiaries after the date of this Agreement.

            (c) Neither the Company nor its subsidiaries have agreed to make nor are they required to make any adjustment under Section 481(a) of the IRC by reason of a change in accounting method or otherwise.

            (d) Neither the Company nor its subsidiaries are parties to or bound by (nor, between the date hereof and the Closing Date, will the Company or its subsidiaries become parties to or bound by) any tax-indemnity, tax-sharing, or tax-allocation agreement.

            (e) To the knowledge of the Company, no issues have been raised (and are currently pending) by any taxing authority in connection with any Tax Return. No waivers of statutes of limitation with respect to any Tax Return have been given by or requested from the Company or its subsidiaries. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of the Company and its subsidiaries, or are being contested and an adequate reserve therefor has been established and is fully reflected as a liability in the financial statements of the Company and its subsidiaries.

            (f) There are no liens (other than Permitted Encumbrances) for Tax on the assets of the Company or its subsidiaries.

      4.10 Compliance with Legal Requirements; Governmental Authorizations.

            (a) The Company is, and at all times since the Balance Sheet Date, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of the business operations currently conducted by the Company and its subsidiaries or the ownership or use of any of their respective assets.

            (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirements, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

            (c) The Company has not received, at any time since the Balance Sheet Date, any written notice from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      4.11 Legal Proceedings; Orders. There is no litigation or Proceeding pending or, to the Company's knowledge, threatened, in law or in equity, against the Company. Officeway or the Company's directors, with respect to or affecting the Company's business operations, products, sales practices or financial condition, or related to the consummation of the transactions contemplated hereby.

      4.12 Absence of Certain Changes and Events. Since the Balance Sheet Date, the Company has conducted its business operations only in the Ordinary Course of Business and there has not, except in the Ordinary Course of Business, been any:

            (a) change in the authorized or issued capital stock of the Company; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; issuance or sale of any securities of any class; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            (b) amendments to the Organizational Documents of the Company;

            (c) payment or increase not in the Ordinary Course of Business by the Company or its subsidiaries of any bonuses, salaries, or other compensation to any director, officer, or employee;

            (d) entry into any employment, severance, or similar material Contract with any director, officer, or employee, or the adoption of, or increase in the payment to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, requirement, or other employee benefit plan for or with any employees of the Company;

            (e) material changes in the accounting methods or principles used by the Company;

            (f) money borrowed or bonds, debentures, notes or other corporate securities of any class issued or sold, including without limitation, those evidencing borrowed money, or payments prepaid or accelerated under any of the foregoing, or payments made in respect thereof other than in accordance with regularly scheduled payments; or

            (g) agreement, whether oral or written, by the Company to do any of the foregoing.

      4.13 Disclosure. This Agreement, the Exhibits and Schedules hereto, the Disclosure Letter, and the certificates, schedules, and statements attached thereto or updates thereto when read together as a single disclosure, do not contain and will not contain any untrue statement of a material fact and they do not omit and will not at Closing omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

      4.14 Representations Regarding the Acquisition of the Shares.

            (a) Officeway understands that the shares to be received from Buyer have not been approved or disapproved by the SEC or any state securities agencies;

            (b) Seller is acquiring the Buyer's Common Shares solely for investment for his own account and not with a view to, or for, resale in connection with any distribution within the meaning of the Securities Act, the Exchange Act or any other applicable state securities acts; and

            (c) Seller understands the speculative nature and risks of investments associated with the Buyer and confirm that the Buyer's Common Shares are suitable and consistent with his investment program and that his financial position enables him or her to bear the risks of this investment and that there may not be any public market for the Buyer's Common Shares.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      Each of the Buyer and the Buyer's Principals represents and warrants to the Company and Seller as of the date hereof that, except as set forth in the Buyer Disclosure Letter:

      5.1 Organization and Good Standing of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with corporate power and corporate authority to conduct its business as it is now being conducted and to own or use the properties and assets that it owns or uses. The Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

      5.2 Authority; No Conflict.

            (a) This Agreement constitutes the legal, valid, and binding obligation of the Buyer and Buyer's Principals enforceable against the Buyer and Buyer's Principals in accordance with its terms. Each of the Buyer and Buyer's Principals has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement.

            (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Buyer;

                  (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Buyer or any of the assets owned or used by the Buyer or its subsidiaries, may be subject;

                  (iii) contravene, conflict with, or result in a violation or breach of any provision of, or given any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Buyer or that otherwise relates to the business of, or any of the assets owned or used by, the Buyer; or

                  (iv) to the Buyer's Principals's knowledge, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract to which the Buyer or its subsidiaries are a party.

            (c) To the Buyer's Principals's knowledge, except for compliance with any applicable requirements of the Securities Act, the Exchange Act and state securities or "blue sky" laws, neither the Buyer nor Buyer's Principals are or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby.

      5.3 Capitalization and Ownership of the Shares.

            (a) The authorized equity securities of the Buyer consist of 100,000,000 shares of common stock, par value $.001 per share, of which 11,235,435 shares are issued and outstanding as of the date hereof and 20,000,000 shares of Preferred Stock, par value $.50 per share of which zero (0) shares are issued and outstanding. There are no other shares of capital stock of the Buyer or any other class or series authorized, issued or outstanding. There are no outstanding subscriptions, options, warrants, rights (including, without limitation, preemptive rights, stock appreciation rights or other awards), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Buyer, all stock options of Buyer having been cancelled. There are no agreements or other obligations (contingent or otherwise) which require the Buyer to repurchase or otherwise acquire any shares of its capital stock or other securities. The Buyer Common Shares have been duly authorized and validly issued and are fully paid and nonassessable. Other than this Agreement, the Buyer is not a party to any Contract relating to the issuance, sale, or transfer of any equity securities or other securities of the Buyer. The Buyer does not own, and has no Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

            (b) There are no subsidiaries of the Buyer.

      5.4 Financial Statements. The Buyer has delivered to Buyer: (a) balance sheets of the Buyer as at June 30, 2000, in each of the years 2000, 1999, and 1998 and the period ended September 30, 2000, and the related statements of income for the period then ended and for the three months ended September 30, 2000, which annual statements have been audited by H.M. Richard & Associates, the Buyer's independent accountants, and (b) an unaudited, unreviewed balance sheet of the Buyer as at September 30, 2000 and the related unaudited statements of income for such period. The September 30, 2000 balance sheet is defined in this Agreement as the "Balance Sheet." Such financial statements and notes fairly present the financial condition and the results of operations as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 5.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

      5.5 Books and Records. The books of account, minute books, stock record books, and other record of the Buyer, all of which have been made available or delivered to the Company, are complete and correct and have been maintained in accordance with sound business practices.

      5.6 No Assets; No Liabilities. Immediately prior to the Effective Time, Buyer will neither own nor lease any assets of any kind or nature nor will Buyer have any obligations or liabilities of any kind or nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due and whether or not asserted, and whether or not known or unknown, and however arising) (collectively, "Buyer Liabilities"), except pursuant to the Exchange Agreement whereby Buyer's Principals are purchasing substantially all of the assets, subject to certain liabilities of Buyer's pre-merger film production business.

      5.7 No Undisclosed Liabilities. Immediately prior to the Effective Time and giving effect to required payments of liabilities of the Effective Time, there will be no Buyer Liabilities except those liabilities of the Buyer to Buyer's Principals which are being discharged under the Exchange Agreement.

      5.8 Taxes.

            (a) The Buyer has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Buyer has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Buyer.

            (b) All Tax Returns filed by the Buyer and its subsidiaries are correct and complete in all material respects. There is no tax sharing agreement that will require any payment by the Buyer or its subsidiaries after the date of this Agreement.

            (c) The Buyer has not agreed to make nor is it required to make, any adjustment under Section 481(a) of the IRC by reason of a change in accounting method or otherwise.

            (d) The Buyer is not a party to or bound by (nor, between the date hereof and the Closing Date, will the Buyer become a party to or bound by) any tax-indemnity, tax-sharing, or tax- allocation agreement.

            (e) To the knowledge of the Buyer, no issues have been raised (and are currently pending) by any taxing authority in connection with any Tax Return. No waivers of statutes of limitation with respect to any Tax Return have been given by or requested from the Buyer or its subsidiaries. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of the Buyer and its subsidiaries, or are being contested and an adequate reserve therefor has been established and is fully reflected as a liability in the financial statements of the Buyer and its subsidiaries.

            (f) There are no liens (other than Permitted Encumbrances) for Tax on the assets of the Buyer,

      5.9 Compliance with Legal Requirements; Governmental Authorizations.

            (a) The Buyer is, and at all times since the Balance Sheet Date, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of the business operations currently conducted by the Buyer or the ownership or use of any of their respective assets.

            (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Buyer of, or a failure on the part of the Buyer to comply with, any Legal Requirements, or (B) may give rise to any obligation on the part of the Buyer to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

            (c) The Buyer has not received, at any time since the Balance Sheet Date, any written notice from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Buyer to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      5.10 Legal Proceedings; Orders. There is no litigation or Proceeding pending or, to the Buyer's knowledge, threatened, in law or in equity, against the Buyer. Buyer's Principals or the Buyer's directors, with respect to or affecting the Buyer's business operations, products, sales practices or financial condition, or related to the consummation of the transactions contemplated hereby.

      5.11 Absence of Certain Changes and Events. Since the date of the Buyer Balance Sheet, the Buyer has conducted its business operations only in the Ordinary Course of Business and there has not, except in the Ordinary Course of Business, been any:

            (a) change in the authorized or issued capital stock of the Buyer; grant of any stock option or right to purchase shares of capital stock of the Buyer; issuance of any security convertible into such capital stock; grant of any registration rights; issuance or sale of any securities of any class; purchase, redemption, retirement, or other acquisition by the Buyer of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

            (b) amendments to the Organizational Documents of the Buyer;

            (c) payment or increase not in the Ordinary Course of Business by the Buyer of any bonuses, salaries, or other compensation to any director, officer, or employee;

            (d) entry into any employment, severance, or similar material Contract with any director, officer, or employee, or the adoption of, or increase in the payment to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, requirement, or other employee benefit plan for or with any employees of the Buyer;

            (e) material changes in the accounting methods or principles used by the Buyer;

            (f) money borrowed or bonds, debentures, notes or other corporate securities of any class issued or sold, including without limitation, those evidencing borrowed money, or payments prepaid or accelerated under any of the foregoing, or payments made in respect thereof other than in accordance with regularly scheduled payments; or

            (g) agreement, whether oral or written, by the Buyer to do any of the foregoing.

      5.12 Employees, etc. Immediately prior to the Effective Time, Buyer will not have any employees, consultants, independent contractors or creditors.

      5.13 Disclosure. This Agreement, the Exhibits and Schedules hereto, the Disclosure Letter, and the certificates, schedules, and statements attached thereto or updates thereto when read together as a single disclosure, do not contain and will not contain any untrue statement of a material fact and they do not omit and will not at Closing omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

      5.14 Investment Intent. Buyer is acquiring the Company Common Shares under this Agreement for investment and not with a view to the sale or distribution thereof.

      5.15 Unregistered Shares and Access to Information. Buyer understands the offer and sale of the Company Common Shares have not been registered with or reviewed by the SEC under the Securities Act, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure o other material concerning the Company or the Company Common Shares. Buyer has been provided with and reviewed all information concerning the Company and the Company Shares as it has deemed necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the Company Common Shares.

      5.16 SEC and Other Filings. Buyer has filed on a timely basis all reports required to be filed by Buyer with the SEC, NASDAQ and any other Governmental Bodies (the "Filings"), and none of such Filings contain any untrue statement of a material fact nor do any of such Filings omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                    ARTICLE 6

                   COVENANTS OF COMPANY PRIOR TO CLOSING DATE

      6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company shall: (a) upon reasonable prior notice, during normal business hours and at the sole cost and expense of Buyer, afford Buyer and its Representatives (collectively, "Buyer's Advisors") reasonable access to the personnel, properties, contracts, books and records, and other documents and data of the Company, (b) use its best efforts to facilitate access to the Company's suppliers and customers, (c) furnish Buyer with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request at Buyer's sole cost and expense, and (d) furnish Buyer's Advisors with such additional financial, operating, and other data and information as buyer may reasonably request at Buyer's sole cost and expense.

      6.2 Operation of the Company. Between the date of this Agreement and the Closing Date, the Company will:

            (a) conduct the business operations of the Company only in the Ordinary Course of Business;

            (b) use its commercially reasonable efforts to preserve intact the current business organization of the Company (including maintaining all of its properties in good operating condition and repair), keep available the services of the current officers, employees, representatives and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company; and

            (c) confer with Buyer concerning operational matters of a material nature.

      6.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company will not, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within its or their control, as a result of which any of the changes or events listed in Section 4.12 is likely to occur.

      6.4 Required Approvals. As promptly as practicable after the date of this Agreement, the Company will make all filings required by Legal Requirements to be made in order to consummate the transactions contemplated hereby (including, if applicable, all filings under the Securities Act, the Exchange Act and applicable state securities and "blue sky" laws). Between the date of this Agreement and the Closing Date, the Company will (a) cooperate with Buyer with respect to all filings that buyer elects to make or is required by Legal Requirements to make in connection with the transactions contemplated thereby, (including all filings under the Securities Act, the Exchange Act and state securities or blue sky laws) and (b) cooperate with Buyer (at no expense to the Company) in obtaining all consents required pursuant to Section 5.2(c).

      6.5 Commercially Reasonable Efforts. Between the date of this Agreement and the Closing Date, the Company shall use its commercially reasonable efforts to cause the conditions in Article 10 to be satisfied. The Company shall not intentionally perform any act which, if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto.

      6.6 The Company Disclosure Letter. Concurrently with the execution of this Agreement, the Company shall deliver to Buyer the Company Disclosure Letter and all schedules and exhibits to be attached thereto. The Company Disclosure Letter shall: (a) contain accurate, true, correct and complete information and data;
(b) be executed by the Company and dated the date of this Agreement; (c) be deemed to modify the representations, warranties and obligations of the Company made pursuant to Article 4 of this Agreement, or qualifications or exceptions thereto, as appropriate, and as expressly contemplated herein and therein; and
(d) be updated, amended, and supplemented, as appropriate through the Supplemental Company Disclosure Letter through the Closing, so that the Company Disclosure Letter shall, as of the Closing, contain accurate, true and correct information and data, and shall be re-executed by the Company and dated the date of the Closing. The terms used and defined in this Agreement shall have the same definition when used in the Company Disclosure Letter and the schedules and exhibits attached thereto.

      6.7 The Supplemental Company Disclosure Letter. The Company shall update the Company Disclosure Letter and all schedules and exhibits thereto to include all information relevant to the disclosures therein which relates to events which have occurred between the date hereof and the date five (5) business days prior to the Closing Date. The Company shall deliver such updated information to Buyer and shall deliver the final updated information (the "Supplemental Company Disclosure Letter") to Buyer on the date four (4) business days prior to the Closing Date. The Supplemental Disclosure Letter shall contain accurate, true, correct and complete information and data.

      6.8 Corporate Approvals by the Company. The Company shall take any and all actions necessary to approve the Merger, this Agreement and the transactions contemplated hereby and thereby in accordance with Delaware law and to convene a meeting (or obtain the unanimous written consent) of the shareholders of the Company to consider and vote upon the Merger, this Agreement and the transactions contemplated hereby and thereby.

                                    ARTICLE 7

                    COVENANTS OF BUYER PRIOR TO CLOSING DATE

      7.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Buyer shall: (a) upon reasonable prior notice, during normal business hours and at the sole cost and expense of Buyer, afford the Company and Seller and their Representatives (collectively, "Company's Advisors") reasonable access to the personnel, properties, contracts, books and records, and other documents and data of the Buyer, (b) furnish Company's Advisors with copies of all such contracts, books and records, and other existing documents and data as the Company may reasonably request at Buyer's sole cost and expense, and (c) furnish the Company and the Company's Advisors with such additional financial, operating, and other data and information as the Company may reasonably request at Buyer's sole cost and expense.

      7.2 Operation of the Company. Between the date of this Agreement and the Closing

Date, the Buyer will:

            (a) except as set forth in Section 7.2(b) below, conduct the business operations of Buyer only in the Ordinary Course of Business;

            (b) use its best efforts to consummate on or before ten (10) days following Closing the transactions contemplated by that certain Transfer Agreement between Buyer and the Company in the form of Schedule A, whereupon Buyer will dispose of all of its assets and liabilities (the "Transfer Agreement"); and

            (c) confer with the Company and Seller concerning operational matters of a material nature.

      7.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Buyer will not, without the prior consent of the Company, take any affirmative action, or fail to take any reasonable action within its or their control, as a result of which any of the changes or events listed in Section 5.11 is likely to occur.

      7.4 Required Approvals. As promptly as practicable after the date of this Agreement, the Buyer will make all filings required by Legal Requirements to be made in order to consummate the transactions contemplated hereby and by the Transfer Agreement (including, if applicable, all filings under the Securities Act, the Exchange Act and applicable state securities and "blue sky" laws). Between the date of this Agreement and the Closing Date, the Buyer will (a) cooperate with the Company with respect to all filings that the Buyer elects to make or is required by Legal Requirements to make in connection with the transactions contemplated thereby, (including all filings under the Securities Act, the Exchange Act and state securities or blue sky laws) and (b) cooperate with the Company in obtaining all consents required pursuant to Section 4.2(c).

      7.5 Commercially Reasonable Efforts. Between the date of this Agreement and the Closing Date, Buyer shall use its commercially reasonable efforts to cause the conditions in Article 10 to be satisfied. Buyer shall not intentionally perform any act which, if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto.

      7.6 The Buyer Disclosure Letter. Concurrently with the execution of this Agreement, the Buyer and Buyer's Principals shall deliver to the Company and Seller the Buyer Disclosure Letter and all schedules and exhibits to be attached thereto. The Buyer Disclosure Letter shall: (a) contain accurate, true, correct and complete information and data; (b) be executed by Buyer and Buyer's Principals and dated the date of this Agreement; (c) be deemed to modify the representations, warranties and obligations of Buyer and Buyer's Principals made pursuant to Article 5 of this Agreement, or qualifications or exceptions thereto, as appropriate, and as expressly contemplated herein and therein; and
(d) be updated, amended, and supplemented, as appropriate through the Buyer Supplemental Company Disclosure Letter through the Closing, so that the Buyer

Disclosure Letter shall, as of the Closing, contain accurate, true and correct information and data, and shall be re-executed by the Buyer and Buyer's Principals and dated the date of the Closing. The terms used and defined in this Agreement shall have the same definition when used in the Buyer Disclosure Letter and the schedules and exhibits attached thereto.

      7.7 The Supplemental Company Disclosure Letter. Buyer and Buyer's Principals shall update the Buyer Disclosure Letter and all schedules and exhibits thereto to include all information relevant to the disclosures therein which relates to events which have occurred between the date hereof and the date five (5) business days prior to the Closing Date. Buyer and Buyer's Principals shall deliver such updated information to the Company and shall deliver the final updated information (the "Supplemental Company Disclosure Letter") to the Company and Seller on the date four (4) business days prior to the Closing Date. The Supplemental Buyer Disclosure Letter shall contain accurate, true, correct and complete information and data.

      7.8 Corporate Approvals by Buyer. Buyer shall take any and all actions necessary to approve the Merger, this Agreement and the transactions contemplated hereby and thereby in accordance with California law and to properly effectuate action by the stockholders of the Buyer to consider and vote upon the Merger, this Agreement and the transactions contemplated hereby and thereby. Communications with stockholders of the Buyer shall not contain any untrue statement of a material fact nor shall such proxy statement omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE 8

                       COVENANTS OF BUYER AND THE COMPANY

      8.1 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement including, without limitation, obtaining all material consents, waivers and approvals required in connection with the authorization, execution and delivery of this Agreement by the parties and the consummation by the parties of the Merger and the other transactions contemplated by this Agreement.

      8.2 Public Announcements. Buyer and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or interdealer quotation system upon the advice of counsel (in which case reasonable efforts to consult with the other party and its counsel are still required), will not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

      8.3 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and deliver, in the name and on behalf of the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                    ARTICLE 9

                                   TERMINATION

      9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

            (a) by either the Company or Buyer if the terminating party is not then in material breach of any provision of this Agreement and the nonterminating party shall have committed a material breach of any provision of this Agreement and such breach has not been (i) cured by the earlier of (A) five
(5) days after the nonterminating party receives notice of such material breach or (B) the Closing Date or (ii) waived by the terminating party.

            (b) (i) by Buyer if any of the conditions in Section 10.1 or Section
10.2 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer or Buyer's Principals to comply with their obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by the Company, if any of the conditions in Section 10.1 and Section 10.3 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or Seller to comply with their obligations under this Agreement) and the Company has not waived such condition on or before the Closing Date:

            (c) by mutual consent of Buyer and the Company; or

            (d) by either Buyer or the Company if (i) either Buyer or the Company is not reasonably satisfied with the results of its legal, business and accounting due diligence or (ii) the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 2000 or such later date as the parties may agree upon in writing.

      9.2 Effect of Termination. Each party's right of termination under Section
9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. The $30,000 down payment made by the Company to Buyer is not refundable if the Company terminates without cause or if Buyer terminates with cause.

                                   ARTICLE 10

                            CONDITIONS TO THE MERGER

      10.1 Conditions to the Obligations of Each Party. The obligations of the Company, Officeway, Buyer and Buyer's Principals to consummate the Merger are subject to the satisfaction of the following conditions:

            (a) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Body or any third party necessary for the consummation of the transactions contemplated hereby or required as a result of the transactions contemplated hereby and any documentation pertaining thereto or required in connection therewith shall have been filed, occurred or been obtained.

            (b) No provision of any applicable Legal Requirements and no Order shall prohibit the consummation of the Merger.

            (c) This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Shares entitled to vote thereon and a majority of the outstanding shares of Buyer's capital stock entitled to vote thereon and the Boards of Directors of Buyer and the Company.

            (d) No arbitrator or Governmental Body or official shall have issued any Order, and, there shall not be any Legal Requirement, restraining or prohibiting the consummation of the Merger or the effective operation of the business of the Company or the Buyer after the Effective Time, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted by any Person before any arbitrator, Governmental Body or official and be pending.

            (e) The officers and directors of Buyer shall have resigned any and all of their positions as officers, directors and employees of Buyer.

      10.2 Conditions to the Obligations of Buyer and Buyer's Principals. The obligations of Buyer and Buyer's Principals to consummate the Merger are subject to the satisfaction of the following further conditions:

            (a) The Company and Officeway shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of the Company and Officeway contained in this Agreement and in any certificate delivered by the Company and Officeway pursuant hereto to be true in all material respects at and as of the Effective Time as if made at and as of such time and Buyer shall have received a certificate signed by an authorized of officer of the Company and Officeway to the foregoing effect

            (b) The Company shall have executed and/or delivered to the Buyer all certificates and instruments reasonably requested by Buyer relating to the existence of the Company, the good standing of the Company and the authority of the Company and Officeway for this Agreement, all in form and substance satisfactory to Buyer.

      10.3 Conditions to Obligations of the Company and Officeway. The obligations of the Company and Officeway to consummate the Merger are subject to the satisfaction of the following further conditions:

            (a) Buyer and Buyer's Principals shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of Buyer and Buyer's Principals contained in this Agreement and in any certificate delivered by Buyer and Buyer's Principals pursuant hereto shall be true in all materials respects at and of the Effective Time as if made at and as of such time and the Company shall have received a certificated signed by an authorized officer of Buyer and the Buyer's Principals to the foregoing effect.

            (b) Buyer shall have executed and delivered to the Company all certificates and instruments reasonably requested by the Company relating to the existence of Buyer, the good standing of Buyer and the authority of Buyer and Buyer's Principals for this Agreement, all in form and substance satisfactory to the Company.

            (c) The Company and Seller shall have completed their due diligence renew of Buyer and Buyer's Principals to their satisfaction in their sole and absolute discretion

            (d) Buyer and Buyer's Principals shall have provided evidence satisfactory to the Company and its counsel that no Buyer Liabilities exist.

            (e) Buyer and Buyer's Principals shall be in compliance with all Legal Requirements of the States of Delaware and California and shall have delivered to the Company and Officeway a certificate of the President of Buyer to such effect.

            (g) Buyer and Buyer's Principals shall have executed and delivered an Escrow Agreement on terms and conditions mutually satisfactory to the parties hereto (the "Escrow Agreement").

                                   ARTICLE 11

                            INDEMNIFICATION; REMEDIES

      11.1 Survival of Representations and Warranties and Indemnities. All covenants, agreements, representations and warranties of the parties under this Agreement, including the supplemental disclosure letters and in any schedule or certificate delivered pursuant hereto shall survive the Closing; provided, however, that no clam for indemnity under this Agreement with respect to any breach of any of the representations, warranties and covenants of the Company and Seller shall be made after the End Date.

      11.2 Indemnity.

            Buyer and Buyer's Principals shall defend and hold Seller and the Company, the Company's officers, directors, employees and stockholders and their respective officers, directors, employees, partners and stockholders and their respective heirs, successors and permitted assigns (each a "Seller Indemnitee" and collectively the "Seller Indemnitees") harmless from, against and in respect of the full amount of any Damages (hereinafter defined) which may accrue to or be sustained by a Seller Indemnitee, arising out of, as a result of or in respect of:

                  (i) Any error, misstatement, or omission or inaccuracy in any representation or warranty of Buyer or Buyer's Principals or the breach of any warranty of Buyer or Buyer's Principals or any omission to state or failure by Buyer or Buyer's Principals to disclose any fact or facts known to it which are necessary in order to make any such representation or warranty not misleading, under this Agreement, or under any schedule, exhibit, certificate, agreement or other document delivered pursuant thereto (even if the Company or Seller knew or had reason to know of any error misstatement, omission or inaccuracy at the time of Closing).

                  (ii) Any failure of Buyer or Buyer's Principals duly to
            perform or observe any term, provisions instrument, covenant or agreement to be performed or observed by Buyer or Buyer's Principals pursuant to this Agreement, or any schedule, certificate, agreement or other document entered or delivered pursuant hereto.

                  (iii) Any and all Buyer Inabilities, including, without
            limitation, any and all liabilities or obligations for Taxes.

                  (iv) Any breach or violation by Buyer or Buyer's Principals of any Legal Requirement or Order arising prior to the Effective Time, including, without limitation Legal Requirements and Orders related to the regulation of the issuance and trading of Buyer's capital securities.

      11 3. Procedures.

            (a) Promptly after receipt of notice of the commencement of any action against any Person in respect of which indemnification ("Indemnification") may be sought hereunder, the Person receiving such shall notify the Indemnifying Party in writing of the commencement thereof and the basis hereunder upon which a claim for Indemnification is asserted. In the event of the commencement of any such action as to which the Indemnified Party notifies the Indemnifying Party as aforesaid, the Indemnifying Party will be entitled to participate therein and to assume the defense thereof at the Indemnifying Party's expense, provided that the Indemnifying Party promptly notifies the Indemnified Party of such election to assume the defense thereof and acknowledges the Indemnifying Party's Indemnification Obligations pursuant to this Agreement in writing to the Indemnified Party, and provided further that the Indemnified Party's interest in such action does not conflict with the interests of the Indemnified Party, the relief sought does not exceed the Indemnifying Party's maximum Indemnification Obligations under Section 11.5, and that equitable relief is not being sought. Except as provided us Section 13.6, nothing herein shall be construed to create any rights enforceable by any Person not a party to this Agreement.

      11.4 Defense.

            (a) The Indemnified Party shall be entitled to participate in the defense of any action and to be represented at its expense by counsel of its own selection. If, however, the Indemnifying Party's interest us such action conflicts with the interests of the Indemnified Party, or the relief sought exceeds the Indemnifying Party's maximum Indemnification Obligation under
Section 11.5, or if equitable relief is being sought against Merger Subsidiary or the Stockholders, then the Indemnified Party shall assume such defense at the Indemnifying party's expense. If the attorneys provided for the defense of the Indemnified Party by the Indemnifying Party withdraw from or are removed by court order from the Indemnified Party's representation, then the cost of counsel selected by the Indemnified Party shall be part of thee Indemnified Party's Damages, and the Indemnified Party shall have the right in all respects to conduct its own defense. If the Indemnified Party otherwise retains its own counsel, the cost thereof shall be for the account of the Indemnified Party.

            (b) As to cases in which the Indemnifying Party has assumed and is providing the defense for the Indemnified Party under Section 11.3(a), the control of such defense and the right to reach settlement in such action shall be vested in the Indemnifying Party; provided, that if the Indemnified Party objects to a settlement which has other otherwise been fully agreed to by the Indemnified Party, the Indemnified Party may nevertheless prohibit the Indemnifying Party from making such settlement, in which case the Indemnifying Party shall pay to the Indemnified Party the proposed cost to the Indemnified Party of such settlement (plus any other sum to satisfy the Indemnified Party's Indemnification Obligations to the Indemnified Party as provided by and contemplated in this Article 11 (together, the "Settlement Cost"), in cash and the Indemnified Party shall thereafter be responsible for such matter and the Indemnifying Party shall have no further Indemnification Obligations with respect to such matter and shall be indemnified by the Indemnified Party for any loss or liability in excess of the Settlement Cost imposed on the Indemnifying Party by any later settlement or adjudication; provided further, that if the Indemnified Party objects to the continuation of any such action by the Indemnifying Party, the Indemnified Party may direct the Indemnifying Party to settle such case, the cost of which shall be paid by the Indemnified Party, and the Indemnifying Party shall have no further Indemnification Obligations for such settled matter other than litigation costs and professional fees incurred by the Indemnifying Party therein. As to any action, the party which is controlling such action shall provide to the other party reasonable information (including reasonable advance notice of all proceedings in respect thereto) regarding the conduct of the action and the right to attend all proceedings and depositions in respect thereto through its agents and attorneys, and the right to discuss the action with counsel for the party controlling such action.

      11.5 Notice. If within twenty (20) days after receipt by the Indemnifying Party of notice from the Indemnified Party to the Indemnifying Party as to the commencement of any action in respect of which Indemnification is sought hereunder, the Indemnifying Party has not notified the Indemnified Party that the Indemnifying Party assumes the defense of such action and has actually assumed such defense, then the Indemnified Party shall have the right to defend such action and to proceed immediately against the Indemnifying Party to enforce all Indemnification Obligations of the Indemnifying Party hereunder (including but not limited to the costs of defense, as the same may be incurred). The Indemnification Obligations of the Indemnifying Party with respect to such action shall, however, in no way be diminished by virtue of the foregoing, and the fact that the Indemnified Party shall have defend, settled, compromised or otherwise dealt with such action shall not, in any circumstances, be deemed to constitute any waiver, release or exoneration of the Indemnifying Party from their Indemnification Obligations, regardless of the outcome of such action.

      11.6 Notice of Indemnification; Legal Representation.

            (a) Notice. In the event that an Indemnified Party believes that it is entitled to indemnification by the Indemnifying Party against or in respect of a loss under
Section 11.2, notice of the claim shall be given by the Indemnified Party as follows:

                  (i) the Seller Indemnitees shall assert such claim within the applicable period of limitations, and

                  (ii) any such claims shall be in writing, shall set forth the amount or estimated amount of Damages and the basis for such claim set forth in reasonable detail.

            (b) Legal Representation. Counsel to the parties hereto in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party (or the Seller in the case of counsel to the Company) in any and all Proceedings arising out of any dispute relating to this Agreement. Buyer, Buyer's Principals and Seller, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

      11.7 Indemnification Procedures Regarding Escrow Amount. The Escrow Amount shall be held by the Surviving Corporation (the "Escrow Agent") as set forth in the Escrow Agreement as security for the performance of Buyer and Buyer's Principals of their obligations pursuant to this Agreement and shall be subject to claims for indemnification pursuant to Section 11.2(a) hereof in accordance with the terms of this Agreement and the Escrow Agreement. Notwithstanding anything to the contrary contained herein, the Seller Indemnitees shall have the right (but not the obligation, and such right shall not limit or affect any other right or remedy which they might have hereunder or otherwise), to satisfy claims for Damages under this Article 11 or otherwise by instructing the Escrow Agent, subject to the terms and conditions of the Escrow Agreement, to promptly remit to the Seller Indemnitees by wire transfer of funds or distribution of shares out of the Escrow Amount in an amount equal to such Damages; provided that if the amount of such Damages exceeds the Escrow Amount, the Escrow Agent shall promptly remit the entire Escrow Amount to the Seller Indemnitees in accordance with the foregoing. The Escrow Agent shall remit to Buyer's Principals and/or their respective affiliates, as the case may be, the remaining balance of the Escrow Amount, if any, less amounts in respect of which the Seller Indemnitees have delivered notice as contemplated in this Article 11, on the date that is six (6) months after the Closing Date.

      11.8 Subrogation. The Indemnifying Party shall not be entitled to require that any action be brought against any other person before action is brought against it hereunder by the Indemnified Party and shall not be subrogated to any right of action until it has paid in full or successfully settled or defended against the third party claim for which indemnification is sought; provided, however, the Indemnifying Party shall have the right to enjoin in any action any other party from which it has a right of subrogation. After the resolution of the matter for which indemnification was sought, the Indemnified Party shall cooperate with and provide reasonable assistance to the Indemnifying Party in connection with actions brought against persons who have obligations in connection with the indemnified matter.

                                   ARTICLE 12

                                OTHER AGREEMENTS

      12.1 Transfer Agreement. The provisions of the Transfer Agreement, providing for the transfer of the film production assets and other items and actions described therein, shall be implemented and consummated as soon as practicable following the Effective Time.

                                   ARTICLE 13

                               GENERAL PROVISIONS

      13.1 Expenses. Except as otherwise expressly provided in this Agreement, each party shall pay all of its expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of its respective agents, representatives, counsels, and accountants.

      13.2 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

            The Company or Officeway:

                        Chinawe.com Inc.
                        c/o Hartman & Craven LLP
                        460 Park Avenue, Suite 1100
                        New York, NY 10022
                        Phone No.: (212) 753-7500
                        Facsimile No.: (212) 223-9911

            With a copy to:

                        Edward I. Tishelman, Esq.
                        Hartman & Craven LLP
                        460 Park Avenue, Suite 1100
                        New York, NY 10022
                        Phone No.: (212) 753-7500
                        Facsimile No.: (212) 223-9911

                  Buyer and Buyer's Principals:

                        Neo Modern Entertainment Corp.
                        c/o Rafael Zielinski
                        442 N. La Cienega Blvd., Suite 206
                        West Hollywood, CA  90048
                        Phone No. (310) 652-7556

                  with a copy to:

                        Donald S. Burris, Esq.
                        Burris & Hairrell, LLP
                        12121 Wilshire Blvd., Suite 800
                        Los Angeles, CA 90025
                        Phone No.: (310) 442-5559
                        Facsimile No.: (310) 442-0353

      13.3 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      13.4 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      13.5 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      13.6 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      13.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      13.8 Section Headings, Construction. The headings of Sections and Articles in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section", "Sections", "Article" or "Articles" refer to the corresponding Section, Sections, Article or Articles of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      13.9 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      13.10 Governing Law. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

      13.11 Neutral Interpretation, Independent Counsel. This Agreement shall be construed and enforced according to its fair meaning as if prepared by all of the parties hereto, after extensive negotiation, and no part of this Agreement shall be construed against any party on the ground that such party, or the attorney for that party, drafted it. Each party acknowledges that it has represented by, or has been given the opportunity to be represented by, independent counsel of its choosing.

      13.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile signatures are acceptable provided the executing party thereof undertakes to promptly transmit the manually signed original to the other parties.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                    COMPANY:


                                    CHINAWE.COM INC.

                                    By:_________________________________________

                                    SELLER:


                                    GONET ASSOCIATES LIMITED

                                    By:_________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________

                                    ____________________________________________
                                    Vivian Wai Wa Chu

                                    ____________________________________________
                                    Man Ying Ken Wai

                                    ____________________________________________
                                    Man Keung Wai

                                    ____________________________________________
                                    Cheung Man Ki

                                    BUYER:


                                    NEO MODERN ENTERTAINMENT CORP.


                                    By:_________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________

                                    BUYER'S PRINCIPALS:

                                    ____________________________________________
                                    Rafael Zielinski


                                    Filmart Inc.

                                    By:_________________________________________

                                                                    Appendix C-1

                               TRANSFER AGREEMENT

      THIS TRANSFER AGREEMENT (the "Agreement") is made and entered into and shall be effective as of October 17, 2000 by and between Neo Modern Entertainment Corporation, a California corporation ("Neo Modern"), Rafal Zielinski ("Zielinski"), Filmart, Inc., a California corporation ("Filmart"), a corporation owned and controlled by Zielinski, and ChinaWe.Com, Inc., a Delaware corporation ("CWC").

      This Agreement is entered into on the basis of the following facts:

      WHEREAS, Zielinski and/or Filmart (collectively referred to as "Zielinski/Filmart") take the position that that they currently are entitled to an aggregate of Three Hundred Twenty-Five Thousand Dollars ($325,000.00) pursuant to certain contractual rights and to additional monies as reimbursement of expenditures pursuant to five (5) promissory notes executed as of July 1997 (one note), February 1998 (two notes), April 1998 (one note), April 1999 (one note) and various loans;

      WHEREAS, Neo Modern is not in a position to repay, and disputes at least some of, the above-referenced claims.

      WHEREAS, Zielinski/Filmart have agreed for good consideration, including the repayment of the principal due on the above-referenced notes and as consideration for the transfer of assets hereunder to release Neo Modern from any other obligations under the above-referenced contractual rights and promissory notes;

      WHEREAS, in conjunction with the Closing of the transaction by which CWC is combining with Neo Modern, or thereafter at such reasonably practical time in light of any necessary regulatory or stockholder approval, the entertainment-related assets of Neo Modern, consisting of the assets listed below, shall be transferred to Filmart or a newly-formed entertainment entity to be owned and managed by Zielinski, in return for the cancellation of the above-referenced promissory notes and release of the above-referenced contractual rights held by Zielinski/Filmart;

      WHEREAS, the assets to be transferred to the new entity by Neo Modern as part of the above-referenced transfer (hereinafter referred to as the "Assets") shall consist of the following:

      (a) The assets and related contracts listed in the Acquisition Agreement, dated May 1,1997, as they currently exist.

      (b) All proprietary rights to entertainment-related vehicles, including the copyright to a motion picture in progress tentatively entitled "Bohemia" and the rights to the motion pictures entitled "Hey Babe", "Ginger Ale Afternoon" and "Fun" and the literary properties entitled "The Bohemians", "The Last Verse" "Girl Five", "Modern Primitive", "The Beat", "The Three Graces" and "Trio in Love".

      (c) Miscellaneous office equipment (fax, copier, printer, furniture, software) relating to the film business.

      (d) All rights relating to any of the existing film properties.

      WHEREAS, Zielinski/Filmart hereby agrees as part of the transactions described herein to indemnify and hold harmless Neo Modern and/or CWC against any further liabilities pursuant to the cancelled notes and/or released contractual rights.

      1. In exchange for the cancellation of the above-referenced promissory notes and release and waiver of any and all contractual claims against Neo Modern, Neo Modern hereby transfers all of its right, title and interest in the above-referenced assets to Zielinski/Filmart. It is understood and agreed that Zielinski/Filmart may, in their discretion, either designate a third party or parties as the transferee of the assets or re-transfer all such right, title and interest, or any portion thereof, to a third party.

      2. All parties to this Agreement shall bear their own attorneys' fees and costs of suit in connection with the negotiation and drafting of this Agreement.

      3. It is understood by all parties to this Agreement that it is being entered into in order to resolve all outstanding disputes between them and in consideration for the promises and other valuable consideration set forth in this Agreement. All parties acknowledge that this Agreement affects the settlement of claims between and among the parties.

      4. Except to enforce any claims allowed for in this Agreement, none of the parties to this Agreement will bring any litigation, lawsuits, demand for arbitration, or any other claim of any type whatsoever against any of the other parties to this Agreement for any disputes between them, present or past. Each party agrees and represents that each such party has not filed any claim, cause of action or litigation prior to the date of this Agreement with regard to the subject matter underlying this Agreement.

      5. In consideration of the promises given in this Agreement, Neo Modern, Zielinski, Filmart and CWC hereby release, acquit and discharge each other and their respective agents, employees, predecessors, successors, contractors and attorneys from any and all claims, including, but not limited to, demands, debts, damages, liabilities, actions, causes of action, suits, claims for arbitration, arbitration demands, grievances, sums of money, accounts, covenants, agreements, contracts, benefits and promises in law and equity which said parties now have, or have ever had, or may have or obtain against the other(s), whether subject to dispute and whether known or unknown, suspected or unsuspected, of every character whatsoever, without limitation. It is understood that each party makes, and is authorized to make, such release and discharge of the other(s) on behalf of and for the benefit of any and all persons, entities, associations, agents, employees, servants, officers, directors, shareholders, corporations, parents, subsidiaries, affiliates, successors and assigns, attorneys, representatives, and partnerships connected with said party.

      6. The parties to this Agreement fully understand that if any fact regarding the subject matter underlying this Agreement is subsequently found to be other than, or different from, any fact now believed to be true, said parties expressly accept and assume the risk of such possible difference(s) in fact and agree that this Agreement shall be, and remain, effective, notwithstanding such difference(s) in facts. All of the parties to this Agreement expressly waive any right or benefit available under the provisions of Section 1542 of the Civil Code of the State of California, which provides that:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      7. The parties to this Agreement warrant and represent as follows: The individuals signing this Agreement are duly authorized to execute and deliver this Agreement; they have the sole right to execute this Agreement and sole right to receive the consideration mentioned in this Agreement; they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, right, interest or demand described in this Agreement; and, they know of no other person or entity with any claim, right, interest or demand whatsoever as to any cause of action, claim, liability, damage or loss of any nature except as set forth in this Agreement.

      8. The parties to this Agreement, and their attorneys of record, acknowledge that they have relied upon no warranties, representations or promises made by the other party, or such party's attorney, except as expressly set forth in this Agreement, in agreeing to execute this Agreement.

      9. The parties represent that they have been fully advised by their legal counsel regarding their rights and obligations under this Agreement. Each such party has read this Agreement and had it fully explained to them by their respective attorneys. Each party fully understands all the terms and language used in this Agreement and enters into it knowingly and voluntarily in consideration for the promises, obligations and other rights set forth in this Agreement. The parties further agree that any statute or rule of construction that ambiguities are to be construed against the drafting party shall not be employed in the interpretation of this Agreement.

      10. All notices or correspondence pertaining to this Agreement shall be sent by fax, certified mail, return receipt requested or personally delivered as follows:

                           To: Neo Modern, Zielinski and/or Filmart c/o Donald S. Burris, Esq.
                                    Burris & Hairrell, LLP
                                    12121 Wilshire Boulevard
                                    Suite 800
                                    Los Angeles, California 90025

                           To:      ChinaWe.Com, Inc
                                    c/o Edward I. Tishelman, Esq.
                                    Hartman & Craven, LLP
                                    460 Park Avenue
                                    New York, New York 10022-1987

      11. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision or condition of this Agreement. No such waiver by any party shall in any manner whatsoever constitute a waiver or termination of this Agreement or any other of its terms.

      12. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective heirs, successors, representatives and assigns. Therefore, all covenants, releases and agreements in favor of the parties to this Agreement are made for the express benefit of each such person or entity, all of whom shall have the right to enforce such provisions when otherwise enforceable by law.

      13. This Agreement constitutes the entire agreement and understanding between the parties to this Agreement concerning the subject matter of this Agreement, and supercedes and replaces all prior negotiations, proposed agreements and agreements, written or oral, relating to such subject matter, or otherwise. No modification, amendment, waiver, termination or discharge of this Agreement or any of the terms or provisions of this Agreement shall be binding upon either party to this Agreement unless confirmed by a written instrument signed by both parties.

      14. This Agreement was drafted, executed and delivered within the State of California and the rights and liabilities of the parties to this Agreement shall in all respects be interpreted, enforced and governed by and under the laws of the State of California.

      15. This Agreement may be executed in counterparts and each party's signature on at least one such counterpart shall make this Agreement effective for the signing party.

      16. The terms and conditions of this Agreement shall remain confidential and no party shall reveal any such term or condition to any person or entity, except as may be required by law or legal process in the form of a subpoena.

      17. If any portion of this Agreement shall be held contrary to public policy or unenforceable, such findings shall not invalidate any other part of this Agreement.

      18. If any party to this Agreement institutes any action, suit, counterclaims, appeal, arbitration or mediation for any relief against another party, declaratory or otherwise (collectively, an "Action"), to enforce the terms hereof or to declare rights hereunder or with respect to any inaccuracies or material omissions in connection with any of the covenants, representations or warranties on the part of the other party to this Agreement, then the prevailing party in such Action shall be entitled to have and recover of and from the other party all costs and expenses of the Action, including reasonable attorneys' fees and costs incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling or award (collectively, "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. A court shall fix the amount of reasonable attorneys' fees and costs upon the request of either party. The parties hereto specifically agree that the determination of any attorneys' fee, cost or expense award permitted hereunder shall not be limited by any attorneys' fee schedule or method of computation of fees or definition of recoverable costs adopted by any court, court rule, or statute. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including reasonable attorneys' fees and expert fees and costs (collectively, "Costs") incurred in enforcing, perfecting and executing such judgment. For purposes of this paragraph, Costs shall include, without limitation, in addition to costs incurred in possession or defense of the underlying action, reasonable attorneys' fees, costs, and expenses and expert fees and costs incurred in the following: (a) post-judgment motions and collection actions; (b) contempt proceedings; (c) garnishment, levy, debtor and third party examinations; (d) discovery; (e) bankruptcy litigation; and (f) appeals of any order or judgment.

      19. This document contains the full agreement between the parties and can be modified or altered only by the written agreement of all the parties.

      20. All elements of the transactions described herein will remain confidential and none of the parties shall reveal any such element until a suitable public announcement is made in conjunction with the Closing, except as might be required for any discussions with any potential acquisition targets or necessary vendors and clients, or under applicable federal or state securities laws.

      THIS TRANSFER AGREEMENT was executed by the parties hereto as of the date and year first above written

Dated: October 17, 2000    NEO MODERN ENTERTAINMENT CORPORATION,
                           a California corporation

                           By: /s/ Regina A. Musolino  /s/ Mike Gabrawy
                               -------------------------------------------------
                                   Director            Director     "Neo Modern"


Dated: October 17, 2000    FILMART, INC.,
                           A California corporation

                           By: /s/ Rafal Zielenski
                               -------------------------------------------------
                                   Rafal Zielinski, President and
                                   Sole Shareholder                 "Filmart"

Dated: October 17, 2000        /s/ Rafal Zielinski
                               -------------------------------------------------
                                   RAFAL ZIELINSKI, Individually


Dated: October 21, 2000    CHINAWE.COM. INC.,
                           a Delaware corporation

                           By: /s/ Ken Wai, Vice President
                               -------------------------------------------------